As filed with the Securities and Exchange Commission on January 25, 2002
                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                              ABN AMRO HOLDING N.V.
             (Exact name of registrant as specified in its charter)

                                 THE NETHERLANDS
                 (Jurisdiction of incorporation or organization)

                                      NONE
                      (I.R.S. Employer Identification No.)

            GUSTAV MAHLERLAAN 10, 1082 PP AMSTERDAM, THE NETHERLANDS
                    (Address of principal executive offices)

                ABN AMRO WCS HOLDING COMPANY 401(K) SAVINGS PLAN
                              (Full title of Plan)

           M.W.H. COLLOT D'ESCURY, ESQ.               MARK A. EGERT, ESQ.
                ABN AMRO Bank N.V.                       ABN AMRO Inc.
  Senior Vice President and Senior Legal Advisor      Chief Legal Officer
               Gustav Mahlerlaan 10                   55 East 52nd Street
                 1082 PP Amsterdam                     New York, NY 10055
                  The Netherlands                        (212) 409-1000
                 (31-20) 629-2307

(Name, address and telephone number, including area code, of agents for service)
                             ---------------------
                     COPIES TO: MICHAEL R. LITTENBERG, ESQ.
                            SCHULTE ROTH & ZABEL LLP
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 756-2000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                        Amount to be   Proposed maximum    Proposed maximum         Amount of
Title of securities to be registered     registered     offering price        aggregate         registration fee
                                                           per share        offering price
------------------------------------    ------------   ----------------    ----------------     ----------------
Ordinary Shares, par value EUR 0.56
each, of ABN AMRO Holding N.V.          5,000,000 (1)  $  17.54 (2)        $ 87,700,000 (2)     $ 8,068.40 (2)
====================================    ============   ================    ================     ================

     (1) This Registration Statement covers 5,000,000 Ordinary Shares authorized to be sold under the ABN AMRO WCS Holding Company 401(k) Savings Plan (the "Plan"). The Ordinary Shares covered by this Registration Statement will be evidenced by American Depository Shares of ABN AMRO Holding N.V. ("Holding"), which will be evidenced by American Depository Receipts of Holding. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

     (2) Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the American Depository Shares of Holding on the New York Stock Exchange on January 22, 2002. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by ABN AMRO Holding N.V. ("Holding") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

              (a) The Annual Report on Form 20-F of Holding and ABN AMRO Bank N.V. (File No. 1-14624 and File No. 333-49198, respectively) for the fiscal year ended December 31, 2000, filed with the Commission on May 9, 2001.

              (b) The Form 6-K of Holding, filed with the Commission on February 16, 2001.

              (c) The Form 6-K of Holding, filed with the Commission on February 23, 2001.

              (d) The Form 6-K of Holding, filed with the Commission on May 16, 2001.

              (e) The Form 11-K of Holding, filed with the Commission on June 29, 2001.

              (f) The Form 11-K of Holding, filed with the Commission on June 29, 2001.

              (g) The Form 6-K of Holding, filed with the Commission on August 17, 2001.

              (h) The Form 6-K of Holding, filed with the Commission on September 28, 2001.

              (i) The Form 6-K of Holding, filed with the Commission on December 5, 2001.

              (j) The description of Holding's Ordinary Shares contained in its Registration Statement on Form 8-A, Registration No. 1-14624, filed with the Commission on May 7, 1997.

         In addition, all documents and other reports filed by Holding or the ABN AMRO WCS Holding Company 401(k) Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Articles of Association of Holding contain no provisions under which any member of the Supervisory Board or the Managing Board or any officer of Holding is indemnified in any manner against any liability which he or she may incur in the capacity as such. However, Article 37 of the Articles of Association of Holding provides that the annual accounts shall be approved by the shareholders meeting. The unconditional approval of the annual accounts shall discharge the Managing Board from any liability to Holding and its shareholders with respect to the conduct of its management activities during the financial year concerned, and the Supervisory Board for its supervision thereof, insofar as such management and supervising is reflected in the annual accounts. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to Holding's shareholders.

         Certain officers and members of the Supervisory Board and the Managing Board of Holding are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

ITEM 8.  EXHIBITS

         4.1    Articles of Association of Holding, as amended.

         4.2 ABN AMRO WCS Holding Company 401(k) Savings Plan, effective January 1, 2002, and the First Amendment to the ABN AMRO WCS Holding Company 401(k) Savings Plan.

         5.1 An undertaking that the Registrant will submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner for qualification under Section 401 of the Internal Revenue Code, and will make all changes required by the Internal Revenue Service in order to so qualify the Plan.

         23.1   Accountants' Consent.

ITEM 9.  UNDERTAKINGS

                The undersigned registrant hereby undertakes:

                (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on this 25th day of January, 2002.

                                       ABN AMRO HOLDING N.V.


                                       By:   /s/  W.G. Jiskoot
                                          -------------------------------------
                                       Name: W.G. Jiskoot
                                       Title: Member of the Managing Board


                                       By:   /s/  S.A. Lires Rial
                                          -------------------------------------
                                       Name: S.A. Lires Rial
                                       Title: Member of the Managing Board




           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                   Title                                 Date
                  ---------                                   -----                                 ----



          /s/  R.W. J. Groenink                      Chairman of the Managing Board                01/25/02
         ----------------------------------------
         R. W. J. Groenink                           (Principal Executive Officer)


          /s/  T. de Swaan                           Member of the Managing Board                  01/25/02
         ----------------------------------------
         T. de Swaan                                 (Principal Financial Officer)


          /s/  G.L. Zeilmaker                        (Principal Accounting Officer)                01/25/02
         ----------------------------------------
         G.L. Zeilmaker


          /s/  A. A. Loudon                          Chairman of the Supervisory Board             01/25/02
         ----------------------------------------
         A. A. Loudon


          /s/  H.B. van Liemt                        Vice Chairman of the Supervisory Board        01/25/02
         ----------------------------------------
         H. B. van Liemt





          /s/  W. Overmars                           Member of the Supervisory Board               01/25/02
         ----------------------------------------
         W. Overmars


          /s/  W. Dik                                Member of the Supervisory Board               01/25/02
         ----------------------------------------
         W. Dik


          /s/  S. Keehn                              Member of the Supervisory Board               01/25/02
         ----------------------------------------
         S. Keehn


          /s/  C. H. van der Hoeven                  Member of the Supervisory Board               01/25/02
         ----------------------------------------
         C. H. van der Hoeven


          /s/  M. C. van Veen                        Member of the Supervisory Board               01/25/02
         ----------------------------------------
         M. C. van Veen


          /s/  A. Burgmans                           Member of the Supervisory Board               01/25/02
         ----------------------------------------
         A. Burgmans


          /s/  D. R. J. de Rothschild                Member of the Supervisory Board               01/25/02
         ----------------------------------------
         D. R. J. de Rothschild


          /s/  Mrs. L. S. Groenman                   Member of the Supervisory Board               01/25/02
         ----------------------------------------
         Mrs. L. S. Groenman


          /s/  Mrs. T. A. Maas-de Brouwer            Member of the Supervisory Board               01/25/02
         ----------------------------------------
         Mrs. T. A. Maas-de Brouwer


          /s/  P. J. Kalff                           Member of the Supervisory Board               01/25/02
         ----------------------------------------
         P. J. Kalff


          /s/  R. W. J. Groenink                     Chairman of the Managing Board                01/25/02
         ----------------------------------------
         R. W. J. Groenink


          /s/  W. G. Jiskoot                         Member of the Managing Board                  01/25/02
         ----------------------------------------
         W. G. Jiskoot


          /s/  T. de Swaan                           Member of the Managing Board                  01/25/02
         ----------------------------------------
         T. de Swaan




          /s/  J. Ch. L. Kuiper                      Member of the Managing Board                  01/25/02
         ----------------------------------------
         J. Ch. L. Kuiper


          /s/  C. H. A. Collee                       Member of the Managing Board                  01/25/02
         ----------------------------------------
         C. H. A. Collee


          /s/  S. A. Lires Rial                      Member of the Managing Board                  01/25/02
         ----------------------------------------
         S. A. Lires Rial


          /s/  H. Y. Scott-Barrett                   Member of the Managing Board                  01/25/02
         ----------------------------------------
         H. Y. Scott-Barrett



           Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ABN AMRO Holding N.V., has signed this Form S-8 in New York, New York on January 25, 2002.


                                      By:  /s/  Mark Egert
                                           ------------------------------------
                                      Name:    Mark Egert
                                      Title:   Authorized Representative



         Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the ABN AMRO WCS Holding Company 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 25th day of January, 2002.


                                      ABN AMRO WCS HOLDING COMPANY
                                      401(k) SAVINGS PLAN


                                      By:  /s/  Richard Mancinelli
                                            -----------------------------------
                                      Name:    Richard Mancinelli
                                      Title:   Director, Human Resources

                                                                     Exhibit 4.1

NAME, REGISTERED OFFICES AND STRUCTURAL REGIME
ARTICLE 1

1.   The Company bears the name:
     ABN AMRO HOLDING N.V.
     It has its registered offices in Amsterdam.
2. The Company shall be subject to Sections 158 to 164 inclusive of Book 2 of the Netherlands Civil Code.

OBJECT
ARTICLE 2

The object of the Company is:
1. The participation in, collaboration with and financing, administration and management of other enterprises and companies and the performance of all acts, activities and services which are related or may be conducive thereto:
2. The engagement in banking and stockbroking activities, the management of third-party assets, acting as trustee, administrator, executor of wills and executive director, non-executive director or liquidator of companies or other organisations, the provision of insurances and the performance of all other acts and activities which are related or may be conducive thereto, all in the broadest possible sense;
3. The fostering of the direct and indirect interests of all those who are involved in any way in the Company and the safeguarding of the continuity of the Company and its affiliated enterprise(s).

CAPITAL AND SHARES
ARTICLE 3

1. The Company's authorised share capital amounts to four billion, seven hundred and four million, two hundred and twenty-four euros (EUR 4,704,000,224). It is divided into:
     a. one hundred (100) priority shares with a face value of two euros and twenty-four cents (EUR 2.24);
     b. four billion (4,000,000,000) ordinary shares, each with a face value of fifty-six euro cents (EUR 0.56);
     c.   one billion (1,000,000,000) preference shares to be divided into one
          (1) series of four hundred million (400,000,000) and six (6) series of one hundred million (100,000,000) preference shares, each with a face value of two euros and twenty-four cents (EUR 2.24);
     d. one hundred million (100,000,000) preference shares convertible into ordinary shares to be divided into one (1) series of twenty million (20,000,000) shares and eight (8) series of ten million (10,000,000) shares, each with a face value of two euros and twenty-four cents (EUR 2.24).
     The preference shares convertible into ordinary shares are also referred to hereinafter as "convertible shares".
     The priority shares are also referred to hereinafter as "the priority".
2. Where reference is made in these Articles of Association to "shares" or "shareholders", this shall be taken to refer to all classes of shares or their holders, unless it is expressly stipulated, or is evident from the context, that such is not the case.
     The following stipulations with respect to preference shares shall also apply to the convertible shares, unless it is expressly stipulated, or is evident from the context, that such is not the case.

SHARES
ARTICLE 4

1. The ordinary shares and the convertible shares shall be registered shares or bearer shares. The priority shares and the preference shares shall be registered shares.
2.   The shares shall be separately numbered per class and per series.
3. Where more than one party is entitled to a share or the said share forms part of jointly owned property, other than a collective securities deposit or a dematerialised securities deposit within the meaning of the Securities Giro Act (Wet giraal effectenverkeer), the persons entitled may only be represented in relation to the Company by one person, appointed by them in writing for that purpose.
4. Each time convertible shares are issued, the body authorised to issue the shares shall indicate the conditions on which and the term within which the shares in question can be converted into ordinary shares.

REGISTERS
ARTICLE 5

1. The Managing Board shall maintain a separate register of the holders of each class of registered share, in which such entries and annotations shall be made, from which such extracts shall be issued and which shall be available for inspection in such a manner and by such parties as prescribed by law.
2. Each holder of registered shares, or usufructuary or lienholder in relation to such shares shall be obliged to notify the Managing Board in writing of his address and any change of address. Where registered shares belong to a collective securities deposit or a dematerialised securities deposit within the meaning of the Securities Giro Act, the provisions of the preceding sentence shall apply to the relevant affiliated institution or the central securities depository respectively.
3. All entries and annotations made in the registers shall be signed by two members of the Managing Board or by one member of the Managing Board and one officer expressly authorised thereto by the said Board, or by two officers authorised thereto.
4. The registers referred to in this Article may consist of more than one part; they may be maintained, either in whole or in part, in more than one copy and in more than one place.
     At least one copy of the said registers shall at all times be kept at the offices of the Company in the place where it has its registered offices, and shall be available for inspection as required by law.

SHARE CERTIFICATES
ARTICLE 6

1. All ordinary bearer shares shall be evidenced by one share certificate and all convertible bearer shares shall be evidenced by one share certificate.
2. No share certificates shall be issued for ordinary shares or convertible registered shares. Where registered shares belong to a collective securities deposit or a dematerialised securities deposit within the meaning of the Securities Giro Act, these may be put in the name of an affiliated institution or the central securities depository, with a note to the effect that the shares belong to the collective securities deposit of the relevant class held by the affiliated institution, or to the dematerialised securities deposit of that class.
3. Ordinary shares may be delivered unless the Managing Board has stipulated otherwise in accordance with Section 26 of the Securities Giro Act.

TRANSFER OF REGISTERED SHARES
ARTICLE 7

1. The transfer of registered shares shall require a deed of transfer and serving of this deed on the Company or acknowledgement in writing by the Company of the transfer based on the submission of the said deed to the Company. This acknowledgement shall take the form of a written statement by the Company.
2. The provisions of the preceding paragraph shall apply MUTATIS MUTANDIS to the establishment and transfer of the right of usufruct or lien and to the allotment of registered shares in case of a division of any community.
3. The transfer and creation of a right of usufruct or lien in respect of a share in a collective securities deposit or in the dematerialised securities deposit within the meaning of the Securities Giro Act in relation to shares in the Company shall take place in the manner provided in the Act.

ISSUE OF SHARES
ARTICLE 8

1. The issue of shares shall be effected by a resolution to that effect passed by the General Meeting of Shareholders following a proposal submitted by the Managing Board and approved by the Supervisory Board. With due observance of the relevant statutory provisions, the General Meeting of Shareholders shall be authorised to appoint the Managing Board as the body which is authorised, subject to the approval of the Supervisory Board, to issue shares, in this case, the Managing Board shall also be authorised to determine the share price and further terms of issue.
2. The above provisions with respect to the issue of shares shall also apply to the granting of rights to acquire shares; they shall not, however, apply to the issue of shares to a party exercising a previously obtained right to acquire shares.

PRE-EMPTIVE RIGHT
ARTICLE 9

1. When ordinary shares or convertible shares are issued, each holder of ordinary shares shall have a pre-emptive right, in proportion to the aggregate amount of his ordinary shares, except in the case of an issue of shares for a consideration other than in cash or an issue of shares to employees of the Company or of a group company.
2. The body authorised to issue shares may, with due observance of the statutory provisions, restrict or exclude the pre-emptive right for any issue. If the Managing Board has been appointed as the body authorised to issue shares, the prior approval of the Supervisory Board shall be required for a decision to that effect.
3. Shareholders shall have no pre-emptive rights with respect to shares issued to a party exercising a previously obtained right to acquire shares.

PAYMENT ON SHARES
ARTICLE 10

1.   Shares shall only be issued against payment in full.
2. Payment shall be made in cash unless a non-cash contribution has been agreed. Payment may only be made other than in a euro-based currency with the Company's consent.

ACTS IN LAW RESULTING IN A COMMITMENT FOR THE COMPANY
ARTICLE 11

The Managing Board shall be authorised, without the prior approval of the General Meeting of Shareholders but subject to the approval of the Supervisory Board, to perform acts in law:
     a. in relation to the acquisition of shares whereby special commitments are imposed upon the Company;
     b. in connection with the acquisition of shares on conditions other than those on which participation in the Company is made available to the public;
     c.   concerning payment for shares other than in cash.

ACQUISITION BY THE COMPANY OF SHARES IN ITS OWN CAPITAL
ARTICLE 12

1. The Company may acquire fully paid-up shares or depositary receipts for shares in its own capital for a consideration if and in so far as the General Meeting of Shareholders has authorised the Managing Board thereto, with due observance of the provisions of Section 98 of Book 2 of the Netherlands Civil Code.
2. The said authorisation shall not be required for the acquisition by the Company of shares in its own capital for the purpose of transferring the said shares to employees in the service of the Company or of a group company under a scheme which applies to the said employees.

CAPITAL REDUCTION
ARTICLE 13

1. The General Meeting of Shareholders may decide, following a proposal thereto by the Managing Board and approved by the Supervisory Board and with due observance of the provisions of Section 99 of Book 2 of the Netherlands Civil Code, to reduce the issued capital by cancellation of shares or by reduction of the amount of the shares by amendment of the Articles of Association.
2. A decision to cancel may also relate either to the preference shares only or to the preference shares belonging to one specific series, or to preference shares which have been drawn belonging to one specific series, or to the convertible shares only or to the convertible shares belonging to one specific series, or to convertible shares which have been drawn belonging to one specific series, in all cases on repayment of the nominal amount of the preference shares or the amount paid in on the convertible shares, respectively.

3. Partial repayment on shares shall take place with respect to all shares or with respect to either the ordinary shares or the preference shares only, or with respect to the preference shares belonging to one specific series, or with respect to either the convertible shares only or the convertible shares belonging to one specific series only.

TRANSFER RESTRICTION WITH RESPECT TO PREFERENCE SHARES
ARTICLE 14

The provisions of this Article with respect to preference shares shall not apply to convertible shares.
1.   Preference shares may only be held by the following parties:
     a.   natural persons;
     b.   the Trust Office ("Administratiekantoor").
          Under these Articles of Association, the Trust Office shall be taken to mean the trust office which, in accordance with an agreement concluded with that office on behalf of the Company by the Managing Board, with the approval of the Supervisory Board, issues bearer depositary receipts in exchange for shares in the Company's capital which it has in its possession;
     c.   the Company itself;
     d. other legal entities than those referred to above, with respect to which the Managing Board has, with the approval of the Supervisory Board, passed an irrevocable resolution to withdraw the restriction of transfer and issue of shares in the cases referred to in paragraph 5, sub c. of this Article, the substance of such a resolution being the maximum value or percentage in shares to be held by the said legal entity.
2. Transfer of the shares as referred to in paragraph 1 shall not be possible if the acquiring party is the holder of shares to a nominal value of less than one per cent (1%) of the share capital of the Company issued in the form of preference shares. If the said party is not a holder of the said shares, or if he is the holder of shares to a nominal value of less than one per cent (1%) of the share capital of the Company issued in the form of preference shares, transfer shall not be possible if this would result in the said party acquiring more than one per cent (1%) of the share capital issued in the form of preference shares.
     "Holding of Shares" and "acquisition of shares", respectively, shall be taken to include the holding or acquisition, respectively, of a right of usufruct, in so far as the relevant voting rights are vested in the usufructuary.
3. Within the meaning of this Article, "issued share capital" shall be taken to include preference shares repurchased and cancelled by the Company, until such time as the number of preference shares issued post-cancellation equals or exceeds the number cancelled.
4. Within the meaning of this Article, "transfer" shall be taken to include the acquisition of preference shares as a result of issues, regardless of whether or not such issues take place in the form of stock dividend and/or bonus shares. The preference shares to be issued shall be included when calculating the size of the share capital issued in the form of preference shares. "Issue of shares" shall be taken to include the granting of rights to acquire shares.

5.   The provisions of paragraph 2 above shall not apply to:
     a.   the Company itself;
     b.   the Trust Office;
     c. a transfer of preference shares acquired by the Company itself or issue by the Company of preference shares if the said transfer or issue is effected in relation to either a partnership with or a take-over of another enterprise, be it by way of a merger or by acquisition of a participating interest or expansion thereof, with respect to which the Managing Board has by irrevocable decree withdrawn, with the approval of the Supervisory Board, the restriction, either in whole or in part, of the possibility of transferring or issuing shares, which withdrawal may be made subject to certain conditions.
6. In the event that an acquisition under general title including legal merger, division of any community and acquisition by inheritance or by law
     - results in an acquiring party acquiring more shares than could be transferred pursuant to paragraph 2 of this Article, the shares held by the acquiring party or the shares which exceed the said limit, respectively, shall either be exchanged for depositary receipts issued by the Trust Office or sold, with due observance of the provisions of this Article, within a period of fourteen (14) days of this situation arising.
     Until the said shares have been exchanged or sold, the rights vested in them may not be exercised by the acquiring party in question.
7. In the event that an acquiring party who is obliged, pursuant to the provisions of the preceding paragraph, to exchange or sell his shares fails to comply with his obligation in this respect within a period of fourteen
     (14) days of the Managing Board drawing this obligation to his notice by registered letter, the Company shall be irrevocably authorised to transfer the shares in question to the Trust Office in exchange for an issue of depositary receipts, with the obligation that these receipts must be delivered to the shareholder in question.
8. Depositary receipts issued by the Trust Office shall, for the purposes of the application of these Articles of Association, be deemed to have been issued with the cooperation of the Company.

USUFRUCT AND RIGHT OF LIEN
ARTICLE 15

1. A right of usufruct may be established on shares in the Company's capital. The voting rights shall be vested in the usufructuary provided such was determined when the usufruct was established; with respect to the usufructuary of preference shares, they shall be vested in the usufructuary provided he is a person to whom shares may be transferred with due observance of the provision of Article 14.
2. A right of lien may also be vested in shares in the Company's capital. The voting rights shall be vested in the lienholder provided such has been determined when the right of lien was established; if a right of lien is established on a preference share, however, the voting right may not be vested in the lienholder.
3. Shareholders not having voting rights and usufructuaries and lienholders having voting rights shall have the rights as assigned by law to holders of depositary receipts issued with the cooperation of the Company. Usufructuaries or lienholders not having voting rights shall not have the aforementioned rights.

HOLDERS OF DEPOSITARY RECEIPTS
ARTICLE 16

1. The Managing Board shall, subject to the approval of the Supervisory Board, be authorised to lend its cooperation to the issue of depositary receipts.
2. Where reference is made in these Articles of Association to "holders of depositary receipts", these shall be understood to mean all those who have the same rights as holders of depositary receipts for shares issued with the cooperation of the Company.
3. In the event that depositary receipts for shares have been issued without the cooperation of the Company, their holders shall not have the rights conferred by law or by virtue of these Articles of Association on holders of depositary receipts issued with the cooperation of the Company.

MANAGEMENT
ARTICLE 17

1.   The Company shall be managed by a Managing Board.
2.   The Managing Board shall consist of at least five members.
     With due observance of the above provisions, the Meeting of the Holder of the Priority Share (hereinafter referred to as: "the Priority") shall determine the number of members to the Managing Board.
3. The Managing Board shall determine the allocation of its duties in mutual consultation.

APPOINTMENT
ARTICLE 18

1.   The members of the Managing Board shall be appointed by the Supervisory
     Board.
2. In the event that the Supervisory Board proceeds to appoint a member to the Managing Board, it shall notify the General Meeting of Shareholders of the intended appointment of a member to the Managing Board.
3. A combined meeting of the Supervisory Board and the Managing Board shall appoint one member of the Managing Board Chairman.
4. The Supervisory Board shall determine the salary and further conditions of appointment of the members of the Managing Board.

SUSPENSION AND DISMISSAL
ARTICLE 19

1. The Supervisory Board may suspend members of the Managing Board at any time. If a member of the Managing Board is suspended, a meeting of the Supervisory Board shall be held within three months of the date of suspension, at which meeting the suspension shall be lifted or a decision taken on the intended dismissal of the suspended member. The latter shall be given the opportunity at this meeting to render account of his actions. He may arrange for the assistance of a consultant. The suspension shall lapse automatically if the Supervisory Board fails to take a decision within the aforementioned term of three months.
2. A decision to suspend a member of the Managing Board may only be carried at a meeting of the Supervisory Board at which at least two-thirds of the incumbents are present. If less than two-thirds of the Supervisory Board members make their appearance at this meeting, a second meeting of the Supervisory Board shall be convened within a term of two weeks, at which a decision shall be taken regardless of the number incumbent members present.

ARTICLE 20

1. The Supervisory Board may dismiss members of the Managing Board at any time.
2. The Supervisory Board may dismiss a member of the Managing Board only when the General Meeting of Shareholders has been consulted on the subject of the intended dismissal.
     The provisions of Article 19, paragraph 2 shall apply MUTATIS MUTANDIS. Prior to passing a resolution to this effect, the Supervisory Board may consult with the Managing Board member concerned. The latter may arrange for the assistance of a consultant.
3. In the event that the Supervisory Board decides to convene a General Meeting of Shareholders in order to consult with the said Meeting on the intended dismissal of a member of the Managing Board, this General Meeting of Shareholders shall be held within a period of one month of the resolution passed by the Supervisory Board. The member of the Managing Board to whom the intended dismissal relates shall be given the opportunity to render account of his actions at this General Meeting of Shareholders.
4. The Supervisory Board shall notify the Managing Board member concerned, not later than one month after consulting with the General Meeting of Shareholders, whether or not it is to effect the intended dismissal, failing which the Supervisory Board shall not be authorised to dismiss the member concerned until a General Meeting of Shareholders has again been convened for the purpose of consultation on the intended dismissal.

REPRESENTATION
ARTICLE 21

1. The authority to represent the Company shall either reside with two members of the Managing Board acting jointly, or with one member of the Managing Board and one duly authorised signatory acting jointly.
2. The Company may also be represented by authorised signatories, with due observance of any restrictions imposed upon their representative authority. The Managing Board shall decide on their authority, their job title and the terms of appointment, on the understanding that the title of Senior Executive Vice President may only be granted in consultation with the Supervisory Board.

ABSENCE AND INABILITY TO ACT
ARTICLE 22

In the event of absence or inability to act on the part of one or more members of the Managing Board, the remaining members of the said Board or the two remaining of the said Board, respectively, shall be charged with the management of the Company.
In the event of absence or inability to act on the part of all but one member of the Managing Board or all members of the said Board, the sole remaining member of the said Board and the Supervisory Board jointly or the Supervisory Board, respectively, shall temporarily be charged with the management of the Company, without prejudice to the authority of the Supervisory Board to appoint under such circumstances one or more or two or more officers, respectively, whether or not from its own membership, to attend to the management of the Company on a temporary basis, together with the sole remaining member of the Managing Board or jointly, respectively.

In the event of absence or inability to act on the part of all members of the Managing Board or all but one member of the said Board, the Supervisory Board shall be obliged to fill the vacant post(s) with immediate effect.

APPROVAL OF RESOLUTIONS
ARTICLE 23

1. With prejudice to the provisions as stipulated elsewhere in these Articles of Association, the Managing Board shall require the approval of the Supervisory Board for the following management decisions:
     a. issue and acquisition of shares in and debentures for the account of a limited or general partnership of which the Company is a fully liable partner;
     b. cooperation in the issue of depositary receipts for shares in the Company's capital;
     c. application for listing or cancellation of listing of the securities as referred to under a. and b. in the Official Price List of any stock exchange;
     d. entering into or severing a lasting collaboration, either between the Company or a dependent company and another legal entity or company, or in its capacity as fully liable partner in a limited or general partnership if the said collaboration or severing is of material significance for the Company;
     e. participation by the Company or a dependent company in the capital of another company to an amount of at least one quarter of the value of the issued capital and reserves of the Company as disclosed in its balance sheet and accompanying notes, or any material increase or reduction in such participation;
     f. investments requiring an amount equal to at least one-quarter of the issued capital and reserves of the Company as disclosed in its balance sheet and accompanying notes;
     g.   any proposal to amend the Articles of Association;
     h.   any proposal to wind up the Company;
     i.   filing for bankruptcy and applying for moratorium of payment;
     j. termination of employment for a significant number of employees of the Company or of a dependent company, either at the same time or within a short period of time;
     k. material changes in the employment conditions of a significant number of employees of the Company or of a dependent company, either at the same time or within a short period of time;
     l.   any proposal relating to a reduction of the issued capital.
2. Failure by the Supervisory Board to approve of any resolution as referred to in the first paragraph may not be invoked by or against third parties.

SUPERVISORY BOARD
ARTICLE 24

1. The Company shall have a Supervisory Board consisting of at least five members. With due observance of the above provisions, the priority will fix the number of members of the board of supervisory directors.

2. Without prejudice to the provisions as stipulated elsewhere in these Articles of Association, it shall be the duty of the Supervisory Board to supervise the conduct of business of the Managing Board as well as the general course of affairs in the Company and its affiliated enterpris(s). The Supervisory Board shall assist the Managing Board with advice. The members of the Supervisory Board shall be guided in the performance of their duties by the interests of the Company and those of its affiliated enterprise(s).
3. The Managing Board shall provide the Supervisory Board in good time with the information required for the performance of its duties.
4. If the Supervisory Board has fewer than five members in office, it shall fill the vacancies immediately. The Supervisory Board shall retain its powers throughout periods when there are vacancies or there are fewer than five members.
5. Convocations and other notifications to holders of shares and depositary receipts for shares shall be made by means of an announcement in at least one national daily newspaper and in the Official Price List, published by Amsterdam Exchanges N.V. or one of her subsidiaries, the Official Price List hereafter to be mentioned as: the Official Price List.
     The Supervisory Board shall appoint from among its members a Chairman and one or more Deputy Chairmen.
6. Each member of the Supervisory Board shall receive a fixed remuneration, the level of which is determined, and may be changed, by the General Meeting of Shareholders following a proposal to that effect by the said Board.

APPOINTMENT OF SUPERVISORY BOARD MEMBERS
ARTICLE 25

1. The members of the Supervisory Board shall be appointed by the Supervisory Board.
2. The General Meeting of Shareholders, the Staff Council and the Managing Board may recommend persons for appointment to the Supervisory Board to the said Board. To this end, the Supervisory Board shall notify them in good time when and as a result whereof a vacant seat on its Board needs to be filled. The Supervisory Board may impose a reasonable term on the Managing Board and the Staff Council for the making of such recommendations.
3. The Supervisory Board shall notify the General Meeting of Shareholders and the Staff Council of the name of the person it wishes to appoint, with due observance of Section 142, Subsection 3 of Book 2 of the Netherlands Civil Code.
4. The Supervisory Board shall appoint the said person unless the General Meeting of Shareholders or the Staff Council object to the intended appointment, on the grounds that the provisions of either the second sentence of paragraph 2 or of paragraph 3 of this Article have not been fully complied with, on the grounds that it is expected that the nominee would be unfit to perform the duties of a member of the Supervisory Board, or on the grounds that the composition of the Supervisory Board would be inappropriate following the intended appointment.

5. The resolution by the General Meeting of Shareholders to lodge an objection must be passed at the first meeting held after a period of fourteen (14) days has elapsed since notice was given.
     The Staff Council shall pass the resolution to lodge an objection within a period of two months of the notification.
6. The objection shall be communicated to the Supervisory Board, stating the reasons.
7. The appointment may be effected as intended despite the objection of the General Meeting of Shareholders or the Staff Council if the Companies Division ("Ondernemingskamer") of the Amsterdam Court of Appeal, at the request of a representative of the Supervisory Board appointed for that purpose, declares the said objection to be unfounded.
8. A statement of defence may be submitted by a representative, appointed for that purpose, of the General Meeting of Shareholders or of the Staff Council which has lodged the objection referred to in paragraph 4.
     The Companies Division of the Court of Appeal shall also summon the representatives appointed by the General Meeting of Shareholders or the Staff Council which has not lodged an objection. No appeal shall be permitted against the decision of the Companies Division of the Court of Appeal. The Companies Division of the Court of Appeal may not make an award of legal costs.
9. If no members of the Supervisory Board are in office, the appointment shall be made by the General Meeting of Shareholders, with due observance of the provisions of Section 159 of Book 2 of the Netherlands Civil Code.

RETIREMENT BY ROTATION o SUSPENSION o DISMISSAL
ARTICLE 26

1. Members of the Supervisory Board shall retire from office not later than on the day of the first General Meeting of Shareholders following the day on which they have been a member of the Supervisory Board for a period of four years form their most recent appointment or reappointment. Retiring Supervisory Board members shall be eligible for immediate reappointment.
2. The Supervisory Board may suspend members of the said Board at any time. Such suspension shall lapse automatically if the Company, represented by the Supervisory Board, fails to request the Companies Division of the Amsterdam Court of Appeal, within a period of one month of the commencement of the suspension, to dismiss the Supervisory Board member on the grounds as prescribed by law.
3. Paragraph 2 of Article 19 shall apply MUTATIS MUTANDIS to the passing of resolutions by the Supervisory Board with respect to paragraph 2.

ADVISORY COMMITTEE
ARTICLE 27

1.   The Managing Board may establish an Advisory Committee.
2. Whenever the Advisory Committee considers it necessary or whenever a request to that effect is submitted to it by the Managing Board, the Committee shall advise that Board on matters which are relevant to the conduct of business. The Managing Board may also request advice to that effect from individual members of the Advisory Committee.
     The establishment of the Committee, the procedures to be followed by it and appointment of its members shall be defined in more detail in a set of rules and regulations.

GENERAL MEETING OF SHAREHOLDERS
ARTICLE 28

1.   General Meetings of Shareholders shall be held in Amsterdam.
2. Annual meetings shall be held within six months of the end of each financial year.
3.   The following items shall be included on the agenda of the Annual Meeting:
     a.   The Annual Report;
     b.   Approval of the Annual Accounts;
     c. Announcement concerning vacancies in the Managing Board and the Supervisory Board.
4. General Meetings of Shareholders shall furthermore be held as frequently as deemed necessary by the Managing Board or the Supervisory Board and whenever such is required either by law or on the basis of the provisions of the Articles of Association.

CONVOCATION
ARTICLE 29

1. General Meetings of Shareholders shall be convened by the Managing Board or the Supervisory Board, without prejudice to the provisions of Sections 110, 111 and 112 of Book 2 of the Netherlands Civil Code.
2. Convocation shall take place not later than on the fifteenth day prior to the day of the meeting.
3. The convocation to the meeting shall state the items to be discussed; alternatively, notice shall be given that the holders of shares and depositary receipts for shares may inspect such items at the Company's offices.
4. Proposals to amend the Articles of Association or proposals relating to a reduction of the Company's capital shall, however, always be included in the actual convocation. Convocations to meetings at which a proposal is made relating to a reduction of the Company's capital shall furthermore include the object of the said capital reduction and the method whereby it shall be realised.
5. Notices calling meetings and other notices to shareholders and depositary receipt holders shall be given by announcements in at least one national daily newspaper and the Official List published by Euronext Amsterdam N.V. or one of its subsidiaries, hereinafter referred to as the Official List.

ADMISSION TO MEETINGS
ARTICLE 30

1. Each shareholder, usufructuary and lienholder with voting rights shall be entitled to attend General Meetings of Shareholders in person or by a proxy authorised in writing, to address the meeting and exercise his voting rights, provided he has notified his intention to do so in accordance with the notice calling the meeting and duly observing paragraph 7 of this Article.
2. Each holder of depositary receipts for shares shall be entitled, either in person or by written proxy, to attend General Meetings of Shareholders and address the meeting, provided he has lodged his certificates of receipt not later than within the term as stipulated in paragraph 1 in the place as stated in the convocation.

3. Each holder of shares not having voting rights shall be entitled, either in person or by written proxy, to attend General Meetings of Shareholders and address the meeting. The provisions as stipulated in paragraph 1 of this Article shall apply mutatis mutandis.
4. Holders of shares and depositary receipts for shares who wish to have themselves represented at the General Meeting by written proxy shall be obliged to submit the proxy for the meeting to the offices of the Company, within the term as stipulated in paragraph 1.
5. The Company may request shareholders, depositary receipt holders or their proxies to sign the attendance list before the start of the meeting.
6. The Chairman of the General Meeting of Shareholders shall decide on any disputes as to whether holders of shares or depositary receipts for shares or their proxies have submitted adequate proof of their identity for the purpose of attending the meeting and exercising their voting rights and on all other issues relating to the proper conduct of the meeting.
7. For the purposes of determining the rights of holders of ordinary shares and convertible shares to vote at and/or attend meetings, the Company shall treat as a shareholder any person named in a written declaration by an affiliated institution stating that the person named has an entitlement to its collective securities deposit to the extent of the number of shares stated, on the date indicated by the Company, provided the relevant declaration is lodged at the Company's office or another place to be stipulated by the Managing Board in good time and in accordance with the provisions of the notice calling the meeting. The provisions of the preceding sentence shall apply mutatis mutandis to usufructuaries and lienholders in relation to ordinary and convertible shares.

CHAIRING OF THE MEETING o MINUTES
ARTICLE 31

1. General Meetings of Shareholders shall be chaired by the Chairman of the Supervisory Board or, in the absence of the said Chairman, by a Deputy Chairman.
     In the absence of both the Chairman and the Deputy Chairman, the Supervisory Board shall appoint a chairman from among the members of the Supervisory Board present at the meeting.
     The Chairman of the Supervisory Board may furthermore, in consultation with the Managing Board, invite a person from outside the Supervisory Board to deputise as chairman.
2. Minutes shall be kept of the meeting, except where notarial records are made of the items discussed. The Chairman and the Secretary of the Meeting appointed by him shall approve the minutes and sign them in evidence thereof.

VOTING RIGHTS AND VOTING
ARTICLE 32

1.   a.   Each ordinary share shall confer the right to cast one vote.
     b. Each priority share and each preference share shall confer the right to cast four votes.

2. No votes may be cast at the General Meeting of Shareholders with respect either to shares belonging to the Company or a subsidiary company or to shares the depositary receipts of which are held by the Company or a subsidiary company, without prejudice to any further provisions of the law.
3. Shares in respect of which the law prescribes that they shall not confer a right to vote shall be disregarded for the purpose of determining the proportion of the shareholders voting, present or represented, or the proportion of the share capital present or represented.
4. All resolutions by the General Meeting of Shareholders shall be passed by absolute majority of validly cast votes, unless the law prescribes a greater majority.
5. All votes shall be cast verbally. The Chairman may determine, however, that the votes shall be cast by means of written ballot.
     In the case of election of persons, any shareholder present may also require that the votes shall be cast by means of written ballot.
     Written votes shall be cast using sealed unsigned ballot papers.
6. Votes may be cast by acclamation provided none of the shareholders present objects.
7.   Blank votes and invalidly cast votes shall be deemed not to have been cast.
8. In the event of a tied vote concerning matters, the proposal shall be deemed to have been defeated.
9. If a simple majority is not reached on the first vote in the case of the appointment of persons, a second ballot shall be held. If a simple majority is not reached for a second time, a ballot shall be held between the two persons who acquired the most votes at the second ballot. The person who acquires the most votes during the final ballot shall be elected. If more than those persons qualify for the aforementioned second ballot as a result of a tied vote between them, an interim ballot shall decide the two persons between whom the final ballot is to be held or which of them shall go into the final ballot with the person who acquired the most votes at the second ballot. In the event of a tied vote, the matter shall be decided by the drawing of lots.

SHAREHOLDERS' COMMITTEE
ARTICLE 33

1. The General Meeting of Shareholders shall be authorised to appoint a Shareholders' Committee to which it may transfer the powers granted and duties imposed by law with respect to the appointment and dismissal of members of the Supervisory Board and the Managing Board for a period, to be determined by the General Meeting, which shall not exceed two years at a time. Other powers may not be transferred to the Shareholders' Committee. The General Meeting of Shareholders may rescind the transfer at any time.
2. The Supervisory Board may require that resolutions be passed within a reasonable term on the matters with respect to which it has requested that a meeting of the Shareholders' Committee be convened. If the Shareholders' Committee fails to comply, it shall be deemed to be unwilling to exercise its rights with respect to the items stated on the agenda.
3. The composition of the Committee, the members of which shall be shareholders, the method of nomination, the division of duties and the procedures with respect to meetings and decision-taking shall be laid down in a set of rules and regulations, which shall be adopted by the General Meeting of Shareholders.

MEETINGS OF HOLDERS OF DIFFERENT CLASSES OF SHARES
ARTICLE 34

1. Meetings of holders of shares of the same class or belonging to the same series of preference shares shall be convened by the Managing Board or the Supervisory Board. The meetings shall be held as frequently as deemed necessary by the Managing Board or the Supervisory Board and whenever such is required either by law or on the basis of the provisions of the Articles of Association.
2. Where possible, the provisions with respect to the General Meetings of Shareholders shall apply mutatis mutandis to the aforementioned meetings.

FINANCIAL YEAR o ANNUAL ACCOUNTS AND ANNUAL REPORT
ARTICLE 35

1.   The financial year shall be concurrent with the calendar year.
2. Each year, within a period of five months of the end of the financial year, the Managing Board shall draw up the Annual Accounts.
3. The Annual Accounts shall be signed by all members of the Managing Board and all members of the Supervisory Board.
4. The Annual Accounts shall be submitted to the Supervisory Board, together with the Annual Report.
5.   The Supervisory Board shall adopt the Annual Accounts.

EXPERT
ARTICLE 36

1. The Company shall appoint an expert, within the meaning of Section 393 of Book 2 of the Netherlands Civil Code, to audit the Annual Accounts.
2. Without prejudice to the statutory provisions, the Supervisory Board shall be obliged to appoint the said expert if the General Meeting of Shareholders has failed to do so.
3. The expert shall report on his audit to the Supervisory Board and the Managing Board.
4. The expert shall state the results of his examination in an auditors' opinion on the truthfulness and fairness of the Annual Accounts.
5. With due observance of the statutory provisions, the Annual Accounts may not be adopted or approved if the Supervisory Board or the General Meeting of Shareholders have not been in a position to inspect the auditors' opinion drawn up by the expert.

AVAILABILITY FOR INSPECTION o SUBMISSION o APPROVAL AND DISCHARGE
ARTICLE 37

1. From the day of convocation to the Annual Meeting to the end of the said Meeting, the Annual Accounts as adopted by the Supervisory Board and the Annual Report of the Managing Board and the other information to be included by law shall be available for inspection by the holders of shares and depositary receipts for shares at the offices of the Company and at the offices as stated in the notification. The said holders of shares and depositary receipts for shares may obtain a full copy free of charge.
2. The Supervisory Board shall submit the Annual Accounts, within a period of six months of the financial year end, for approval to the General Meeting of Shareholders, while the Managing Board shall submit the Annual Report within the same period.

3. The Supervisory Board shall simultaneously submit the Annual Accounts to the Staff Council for discussion.
4. The Annual Accounts shall require the approval of the General Meeting of Shareholders.
5. The General Meeting of Shareholders shall ratify the conduct of the Managing Board and Supervisory Board.

PROFIT AND DISTRIBUTIONS
ARTICLE 38

1. The Company may make distributions to the shareholders and other parties entitled to the profit available for distribution in so far as its shareholders' equity exceeds the paid and called portion of the capital plus the reserves required by law to be maintained.
2. The profit as stated in the approved Annual Accounts shall be distributed as follows:
     a. Up to six per cent (6%) of the nominal amount of his share shall be distributed to the holder of the priority share.
     b.   1.   A dividend shall subsequently be distributed to the holders of preference shares and convertible shares equal to a percentage, to be described below, of the nominal amount of the preference shares or the amount paid in on the convertible shares,
               respectively.
     b.   2.   The calculation of the dividend percentage for the series of preference shares issued wholly or partly before the fifteenth of
               September, nineteen hundred and ninety-three, shall take place on the first of January two thousand and one and every ten years thereafter, by taking the average redemption yield on the five longest-dated government loans, as drawn up by the Central Bureau of Statistics (Centraal Bureau voor de Statistiek) and published in the Official List of Euronext Amsterdam N.V., provided this average is calculated over the last twenty trading days preceding the day on which the dividend percentage is adjusted and
               increased by a minimum of a quarter of one percentage point and a maximum of one percentage point, as decided by the Managing Board and approved by the Supervisory Board, depending on the market situation prevailing at the time.
     b.   3.   The calculation of the dividend percentage for each series of preference shares issued, either in whole or in part, after
               September fifteenth, nineteen hundred and ninety-three, shall take place by taking the arithmetic mean of the effective yield of the government bond loans as described hereinafter, as drawn up by the Netherlands Central Bureau of Statistics and published in the Official Price List, for the last twenty trading days preceding the day of the first issue of preference shares of the said series, where appropriate increased of reduced by a
               surcharge or reduction, as determined by the Managing Board and approved by the Supervisory Board, of at most one percentage point, depending on the market situation prevailing at the time.
               The government bond loans as referred to in this paragraph shall be taken to mean the government bond loans with a term, remaining or otherwise, of nine to ten years. In the event that the
               effective yield of these government bond loans at the time of the calculation of the dividend percentage is not currently being drawn up by the Netherlands Central Bureau of Statistics or published in the Official Price List, the government bond loans referred to in this paragraph shall be taken to mean the
               government bond loans with a term, remaining or otherwise, matching as closely as possible a term, remaining or otherwise, of nine to ten years of which the effective yield at the time of the calculation of the dividend percentage is currently being drawn up by the Netherlands Central Bureau of Statistics and published in the manner as referred to in the foregoing, but with a maximum term, remaining or otherwise, of ten years.
               On the first of January of the year following the year in which ten years will have elapsed following the date of first issue of a series of preference shares as referred to in this paragraph, and every ten years thereafter, the dividend percentage for the said series of preference shares shall be adjusted to the
               effective yield of the government bond loans as referred to earlier in this paragraph prevailing at that time, but on the understanding that the said arithmetic mean shall be calculated over the last twenty trading days preceding the day on which the dividend percentage is to be adjusted and may be increased or reduced by a surcharge or reduction as determined by the Managing
               Board and approved by the Supervisory Board, as described above.
     b.   4.   The calculation of the dividend percentage for each series of convertible shares shall take place by dividing the maximum dividend amount paid in cash for an ordinary share in the Company's capital for the financial year preceding the day of the first issue of convertible shares of the said series by the arithmetic mean of the share prices, to be described hereinafter, of the ordinary shares in the Company's capital for the last twenty trading days preceding the day of the first issue of convertible shares of said series, following which the outcome of this division shall be multiplied by one hundred. Where appropriate, the percentage thus arrived at may be increased by a surcharge, as determined by the Managing Board, of at most two percentage points, depending on the market situation prevailing at the time. "Share prices" of the ordinary shares in the Company's capital shall be taken to mean the closing prices as published in the Official Price List during the aforementioned trading days, on the understanding that if during the said trading days the share price of the ordinary shares is arrived at ex-dividend due to a dividend having been made payable on the ordinary shares and made available, either entirely in cash or, at the discretion of the shareholder, wholly or partly in cash or in the form of shares, the said closing prices relating to the trading days on which the share price of the ordinary shares is arrived at ex-dividend will be increased by an amount equal to the maximum amount of the said dividend made payable in cash on an ordinary share.

               On the first of January of the year following the year of expiry of the term within which the convertible shares forming part of one of the aforementioned series of convertible shares can be converted into ordinary shares, and every ten years thereafter, the dividend percentage for the said series of convertible shares shall be adjusted in the manner as described under b.3 above with respect to the adjustment of the dividend percentage for the series of preference shares referred to under b.3.
     b.   5.   The "day of the first issue" as referred to in this paragraph shall be taken to mean the day on which the dividend percentage is announced for the series of preference shares or convertible shares to be issued, respectively.
     b.   6.   No profit distribution in addition to that as referred to in the foregoing shall be made to holders of preference shares or holders of convertible shares.
     c. Subsequently, such reserves shall be formed and charged against the profit as determined by the Managing Board and approved by the Supervisory Board.
     d. The remaining amount shall then be distributed in the form of dividend on the ordinary shares.
3. Subject to the approval of the Supervisory Board, the Managing Board may make the dividend or interim dividend on the ordinary shares payable, at the discretion of the holders, either in cash or, provided it is authorised to issue shares, partly or wholly in the form of ordinary shares or preference shares in the Company's capital or in a combination thereof, such combination to be determined by the Managing Board.
4. Subject to the approval of the Supervisory Board, the Managing Board shall be authorised, in so far as such is permitted by the profit as evidenced by an interim balance sheet drawn up with due observance of the provisions of
     Section 105, Subsection 4 of Book 2 of the Netherlands Civil Code, to make payable an interim dividend on the ordinary shares once or more frequently in the course of any financial year and prior to the approval of the Annual Accounts by the General Meeting of Shareholders.
5. Subject to the approval of the Supervisory Board, the Managing Board may decide on a distribution charged against reserves in cash or, if the Board is authorised to issue shares, in the form of shares.

AMENDMENT OF THE ARTICLES OF ASSOCIATION AND DISSOLUTION
ARTICLE 39

1. Any resolutions to amend the Articles of Association or dissolve the Company may only be passed by the General Meeting of Shareholders following a proposal by the Managing Board which has been approved by the Supervisory Board, and following the approval of the Priority.
2. A copy of the proposal containing the literal text of the proposed amendments shall be made available for inspection by the holders of shares and depositary receipts for shares at the offices of the Company and at the offices stated in the convocation to the meeting, from the day of convocation to the end of the said Meeting. Each holder of shares or depositary receipts for shares may obtain a full copy of the said proposal free of charge.

LIQUIDATION
ARTICLE 40

1. In the event that the Company is wound up, liquidation shall be effected with due observance of the statutory provisions.
2. Where possible, the Articles of Association shall remain in force during the liquidation proceedings.
3. The remainder of the Company's property after settlement of all debts shall be distributed as follows:
     a. to the holder of the priority share: the nominal amount of the priority share;
     b. subsequently, to the holders of preference shares and convertible shares: the dividend percentage applying to the series of preference shares or convertible shares of which they are holders, to be calculated on the basis of the nominal amount of the preference shares or the amount paid in on the convertible shares, respectively, from the most recentfull financial year until the date of payment, and subsequently the nominal amount of the preference shares or the amount paid in on the convertible shares, respectively;
     c. finally, to the holders of ordinary shares: the remainder, in proportion to their shareholding.
4. Following completion of the liquidation, the books and documents of the Company shall continue to reside, for the periods as prescribed by law, with the party appointed for that purpose by the General Meeting of Shareholders.

                                                                     Exhibit 4.2















                          ABN AMRO WCS HOLDING COMPANY

                               401(k) SAVINGS PLAN

                         -------------------------------

                         Effective as of January 1, 2002

                         -------------------------------

                          ABN AMRO WCS HOLDING COMPANY

                               401(k) SAVINGS PLAN

                         -------------------------------

                         Effective as of January 1, 2002

                         -------------------------------


                                Table of Contents
                                                                            Page
                                                                            ----

ARTICLE 1  TITLE AND PURPOSE.................................................1
         1.1   Title.........................................................1
         1.2   Purpose; Exclusive Benefit....................................1

ARTICLE 2  DEFINITIONS.......................................................2
         2.1   "Account".....................................................2
         2.2   "Administrator"...............................................2
         2.3   "Affiliated Companies"........................................2
         2.4   "Annual Addition".              ..............................2
         2.5   "Application".................................................2
         2.6   "Average Contribution Percentage".............................2
         2.7   "Average Deferral Percentage".................................2
         2.8   "Beneficiary".................................................3
         2.9   "Claimant"....................................................3
         2.10  "Code"........................................................3
         2.11  "Company".....................................................3
         2.12  "Company Contributions Account"...............................3
         2.13  "Compensation"................................................3
         2.14  "Deferral Contribution".......................................4
         2.15  "Deferral Contributions Account"..............................4
         2.16  "Eligible Distribution".......................................4
         2.17  "Eligible Plan"...............................................4
         2.18  "Eligible Recipient"..........................................4
         2.19  "Employee"....................................................4
         2.20  "Employment Commencement Date"................................4
         2.21  "Entry Date"..................................................4
         2.22  "ERISA".......................................................4
         2.23  "Excess Aggregate Contributions"..............................4
         2.24  "Excess Contributions"........................................4
         2.25  "Excess Deferral Amount"......................................4
         2.26  "Fiscal Year".................................................5
         2.27  "Highly Compensated Employee".................................5
         2.28  "Hour of Service".............................................5

         2.29  "ING Plan"....................................................7
         2.30  "Leased Employee".............................................7
         2.31  "Leave of Absence"............................................7
         2.32  "Non-Highly Compensated Employee".............................7
         2.33  "One-Year Break in Service"...................................8
         2.34  "Participant".................................................8
         2.35  "Plan"........................................................8
         2.36  "Plan Year"...................................................8
         2.37  "Qualified Domestic Relations Order"..........................8
         2.38  "Retirement"..................................................8
         2.39  "Rollover Account"............................................8
         2.40  "Rollover Contribution".......................................8
         2.41  "Securities Plan Benefits Account"............................8
         2.42  "Severance Date"..............................................9
         2.43  "Special Contribution"........................................9
         2.44  "Tax-Qualified Retirement Plan"...............................9
         2.45  "Transfer Contribution".......................................9
         2.46  "Trust Agreement".............................................9
         2.47  "Trust" and "Trust Fund"......................................9
         2.48  "Trustee".....................................................9
         2.49  "Valuation Date"..............................................9
         2.50  "Year of Service".............................................9

ARTICLE 3  ELIGIBILITY TO PARTICIPATE........................................9
         3.1   Initial Eligibility...........................................9
         3.2   Eligibility Following Interruption of Service................10
         3.3   Determination and Notice of Eligibility by Administrator.....11
         3.4   Eligibility Classification...................................11
         3.5   Determination of Eligibility by Plan Administrator...........12
         3.6   Exclusion of Certain Individuals.............................12
         3.7   Application of USERRA........................................12
         3.8   Erroneous Inclusion of Ineligible Employee...................12
         3.9   Erroneous Exclusion of Eligible Employee.....................12

ARTICLE 4  DEFERRAL CONTRIBUTIONS...........................................13
         4.1   Participants' Deferral Contributions.........................13
         4.2   Time and Manner of Deferral Contributions....................13
         4.3   Nondiscrimination Requirements for Deferral Contributions....14
         4.4   Rollover Contributions.......................................15
         4.5   Transfers Between Qualified Plans............................16

ARTICLE 5  CONTRIBUTIONS....................................................16
         5.1   Company's Annual Contribution................................16
         5.2   Company Contributions........................................17
         5.3   Payment of Company's Contribution............................17
         5.4   Schedule.....................................................18
         5.5   Correction of Errors.........................................18
         5.6   No Obligation of Trustee and Administrator...................18

ARTICLE 6  ALLOCATION OF CONTRIBUTIONS AND TRUST EARNINGS...................18
         6.1   Accounts of Participants.....................................18
         6.2   Allocation of Company Contributions..........................18
         6.3   Nondiscrimination Requirements for Company Contributions.....19
         6.4   Limitation on Participant Allocations........................20
         6.5   Net Value of the Trust.......................................22
         6.6   Adjustment of Accounts.......................................22
         6.7   Limitation of Participant's Rights...........................23
         6.8   Forfeiture Accounts..........................................23

ARTICLE 7  RETIREMENT BENEFITS..............................................23
         7.1   Normal Retirement............................................23
         7.2   Late Retirement..............................................23
         7.3   Early Retirement.............................................23
         7.4   Disability Retirement........................................23
         7.5   Retirement Benefits..........................................24

ARTICLE 8  DEATH BENEFITS...................................................24
         8.1   Death of a Participant.......................................24
         8.2   Designation of Beneficiary...................................24
         8.3   Distribution in Case No Beneficiary Designated or Surviving..24
         8.4   Death of a Beneficiary.......................................25

ARTICLE 9  SEVERANCE BENEFITS...............................................25
         9.1   Severance Benefit............................................25
         9.2   Vested Balance...............................................25
         9.3   Years of Service.............................................26
         9.4   Disposition of Forfeitures...................................26
         9.5   Severance Benefits in Certain Cases..........................27

ARTICLE 10  DISTRIBUTION OF BENEFITS........................................28
         10.1  Time and Manner of Distribution of Benefits..................28
         10.2  Required Distributions of Benefits...........................31
         10.3  Elective Distribution after Attainment of Age 59-1/2.........35
         10.4  Notice of Death, Retirement or Termination of Service........35

         10.5  Direct Rollover Distributions................................35
         10.6  Distribution under Qualified Domestic Relations Order........35
         10.7  Hardship Distributions.......................................36
         10.8  Distribution of Excess Deferrals.............................37
         10.9  Distribution of Excess Contributions.........................38
         10.10 Distribution of Excess Aggregate Contributions...............39
         10.11 Withdrawals from Rollover Accounts...........................39
         10.12 Distributions upon Plan Termination..........................39
         10.13 Cessation of Interest........................................39
         10.14 Missing Persons..............................................39
         10.15 Mailing of Benefits..........................................40
         10.16 Minors and Incompetents......................................40
         10.17 Withdrawals by Certain Former Participants...................40


ARTICLE 11  ADMINISTRATION OF THE PLAN......................................40
         11.1  Appointment of Administrator.................................40

ARTICLE 12  TRUSTEE.........................................................41
         12.1  Trust Agreement..............................................41
         12.2  Investment of Trust Fund.....................................41
         12.3  Trustee's Accounts...........................................48
         12.4  Trustee's Records............................................48
         12.5  Trustee's Liability..........................................48
         12.6  Trustee's Compensation and Expenses..........................48

ARTICLE 13  AMENDMENT AND TERMINATION.......................................48
         13.1  Right to Amend or Terminate..................................48
         13.2  Permanence of Plan...........................................49
         13.3  Termination of Plan or Plan and Trust........................49
         13.4  Vesting on Termination or Partial Termination of Plan or
                  Discontinuance of Contributions...........................49
         13.5  Successor to Business of Company.............................49
         13.6  Liquidation of Trust.........................................49
         13.7  Merger or Consolidation of Plan..............................50

ARTICLE 14  SPENDTHRIFT PROVISION; LOANS....................................50
         14.1  Alienation Prohibited........................................50
         14.2  Loans to Participants........................................51

ARTICLE 15  SPECIAL TAX QUALIFICATION PROVISIONS............................52
         15.1  Affiliated Companies.........................................52
         15.2  Top-Heavy Plan Requirements..................................53

ARTICLE 16  MISCELLANEOUS...................................................55
         16.1  Rights of Employees..........................................55
         16.2  Obligation of the Company....................................55
         16.3  Action by the Company........................................55
         16.4  Construction.................................................55
         16.5  Liability of Company.........................................55
         16.6  Titles.......................................................55
         16.7  Counterparts.................................................56
         16.8  Expenses.....................................................56

ARTICLE 17  EFFECTIVE DATES.................................................56

Schedule A
Schedule B
Schedule C
Schedule D

                          ABN AMRO WCS HOLDING COMPANY

                               401(k) SAVINGS PLAN

                         -------------------------------

                         Effective as of January 1, 2002

                         -------------------------------



                                   ARTICLE 1

                                TITLE AND PURPOSE

     1.1 Title. The Plan shall be known as the ABN AMRO WCS Holding Company 401(k) Savings Plan.

     1.2 Purpose; Exclusive Benefit. ING [U.S.] Financial Holdings Corporation adopted the ABN AMRO Securities LLC 401(k) Savings Plan (the "LLC Plan"), effective as of April 16, 2001, to provide benefits for eligible employees of ING [U.S.] Financial Holdings Corporation or an applicable affiliate thereof ("ING"). ABN AMRO Securities LLC ("LLC") subsequently assumed the sponsorship of the LLC Plan to provide benefits to certain individuals who (a) were participants, as of April 15, 2001, in the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan (the "ING Plan"), and (b) who ceased to be employed by ING and thereafter were entered on the employee payroll of LLC upon the closing of the transactions contemplated by that certain Membership Interest and Asset Purchase Agreement, dated as of January 29, 2001 and as amended and restated as of April 20, 2001, by and among ABN AMRO Incorporated, ING [U.S.] Financial Holdings Corporation and ING Merger LLC (the "Closing"). Individuals who were entered on the employee payroll of LLC after the Closing, who met the eligibility requirements of the LLC Plan, also became LLC Plan participants according to the terms of the LLC Plan.

     LLC, ABN AMRO WCS Holding Company and various other affiliates of ABN AMRO Bank N.V. have been designated as part of the Wholesale Client Services line of U.S. businesses (collectively, "WCS Employers"). A realignment of the employee benefits for eligible employees of WCS Employers is being implemented effective January 1, 2002.

     In connection with such benefits realignment, the LLC Plan is hereby amended and restated herein, to provide for such plan to be a plan for all of the eligible employees of the WCS Employers, and its name is hereby changed to the "ABN AMRO WCS Holding Company 401(k) Savings Plan," each effective as of January 1, 2002. Notwithstanding any other provision of the Plan, any applicable right and/or obligation of any individual which arose before the effective date of the Plan as amended and restated shall be determined in accordance with the provisions of the LLC Plan or other plan, as applicable, as in effect at the time at which such right and/or obligation arose.

     The Plan is maintained for the purpose of enabling Employees of a Company who qualify as Participants to share in the profits of the Company and to save and invest in accordance with the terms of the Plan. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code and to constitute a qualified cash or deferred arrangement under Section 401(k) of the Code. The principal and income of the Plan shall never be paid or revert to the Company, or be used for any purpose whatsoever other than the exclusive purpose of providing benefits to the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan, except that (a) amounts described in Section 6.4(i) may be returned to the Company upon termination of the Plan; (b) contributions made by mistake of fact may, if the Company so elects, be returned to the Company within one (1) year of the date of payment; and (c) contributions of the Company, all of which are hereby conditioned on their deductibility under the Code, may, if and to the extent that a deduction therefor is disallowed, and if the Company so elects, be returned to the Company within one year of the disallowance of the deduction. Earnings attributable to contributions returnable to the Company under the foregoing sentence shall not be returned to the Company, but any losses attributable to those contributions shall reduce the amount returned to the Company.


                                    ARTICLE 2

                                   DEFINITIONS

     2.1 "Account" means any or all of the accounts maintained on the books of the Plan for a Participant's benefit pursuant to any provision of the Plan.

     2.2 "Administrator" has the meaning set forth in Section 11.1.

     2.3 "Affiliated Companies" means each Company and all corporations, partnerships, trades or businesses (whether or not incorporated) described in and subject to the terms of Section 15.1. "Affiliated Company" shall mean a Company or an Affiliated Company, as the context requires.

     2.4 "Annual Addition" means the sum of the contributions of the Company (including Deferral Contributions) allocated to a Participant's Account for the Plan Year.

     2.5 "Application" has the meaning set forth in Section 4.2.

     2.6 "Average Contribution Percentage" has the meaning set forth in Section 6.3.

     2.7 "Average Deferral Percentage" has the meaning set forth in Section 4.3.

     2.8 "Beneficiary" means the person, persons or entity designated by a Participant pursuant to Section 8.2 (or if no such person or entity is designated or survives, the person or persons specified in Section 8.3) to receive the benefits distributable under the Plan on account of the Participant's death.

     2.9 "Claimant" has the meaning set forth in paragraph (18) of Schedule C, attached hereto.

     2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or other statute of similar import.

     2.11 "Company" means ABN AMRO WCS Holding Company or any successor to substantially all of the business thereof, as applicable ("WCS"). The term "Company," as used throughout this Plan document, shall refer as well to the appropriate Participating Employer (and, if applicable, to the successor(s) of such entity). Notwithstanding the immediately-preceding sentence, however, for purposes of Articles 11 and 12, Section 13.1 and Schedule C, "Company" shall refer only to WCS. For purposes of this Plan, "Participating Employers" are WCS and each other entity designated, from time to time, as a Participating Employer by the applicable governing body of WCS (or the authorized delegate of such governing body). Each Participating Employer hereunder shall be an Affiliated Company, but not all Affiliated Companies shall be Participating Employers hereunder.

     2.12 "Company Contributions Account" means an account maintained on the books of the Plan for the purpose of recording allocations to a Participant of contributions made to the Plan by the Company pursuant to Section 5.1, and any income, expenses, gains and losses attributable thereto and any withdrawals or distributions therefrom.

     2.13 "Compensation" means amounts paid within a Plan Year to a Participant by the Company for services rendered consisting of his basic salary, wages, overtime, cash bonuses, pre-tax deferrals, commissions, and other cash compensation, but excluding all other types of compensation such as, without limitation, severance pay and any other irregular payments or fringe benefits; provided, however, that for all purposes and provisions of the Plan other than
Section 6.4, the Deferral Contributions made on behalf of a Participant pursuant to Article 4, any pre-tax contributions made by an Employee pursuant to a program described in Section 132(f) of the Code, and any pre-tax contributions made by an Employee pursuant to a plan described in Section 125 of the Code, shall be considered part of his Compensation. Notwithstanding the preceding sentence, for purposes of Sections 4.3 and 6.3 of the Plan, "Compensation" means
(a) total compensation paid within a Plan Year to a Participant, as defined in
Section 415(c)(3) of the Code, and with the inclusion of amounts not includible in income under Sections 125 or 402(e)(3) of the Code, and (b) with respect to the year in which a Participant becomes eligible to participate or ceases to be eligible to participate in the Plan, the compensation for the months in such year during which such Participant was eligible to participate. The Compensation of each Employee taken into account under the Plan for any Plan Year beginning on or after January 1, 2002 shall not exceed $200,000, or such other amount as may apply under Section 401(a)(17) of the Code, in each case as adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Code.

     2.14 "Deferral Contribution" means an amount contributed to the Plan pursuant to Article 4.

     2.15 "Deferral Contributions Account" means an account maintained on the books of the Plan for the purpose of recording contributions made to the Plan by the Company pursuant to a Participant's election in accordance with Article 4, and any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

     2.16 "Eligible Distribution" has the meaning set forth in Section 10.5.

     2.17 "Eligible Plan" has the meaning set forth in Section 10.5.

     2.18 "Eligible Recipient" has the meaning set forth in Section 10.5.

     2.19 "Employee" means each individual who is entered on the employee payroll of WCS. "Part-Time Employee" shall mean an Employee who is employed by an Affiliated Company on the basis that he will regularly work not more than twenty-one (21) hours per week. "Full-Time Employee" shall mean an Employee who is employed by an Affiliated Company on the basis that he will regularly work more than twenty-one (21) hours per week. An individual initially hired as a Full-Time Employee shall not thereafter be treated as a Part-Time Employee, unless he shall be rehired as a Part-Time Employee following a termination of employment or a Leave of Absence.

     2.20 "Employment Commencement Date" means the date on which an Employee or a Leased Employee first renders an Hour of Service to an Affiliated Company. In the case of an Employee who returns to employment with the Affiliated Companies after a One-Year Break in Service, Employment Commencement Date shall mean the date on which the Employee renders an Hour of Service after such One-Year Break in Service. In the case of an Employee of any corporation, partnership, trade or business that becomes an Affiliated Company (or is merged into or otherwise becomes part of an Affiliated Company) in accordance with Section 15.1, such Employee's Employment Commencement Date for purposes of the Plan shall be established by the Company, but in the absence of any affirmative action to establish an earlier date, the Employment Commencement Date of each such Employee shall be the date on which his employer became an Affiliated Company.

     2.21 "Entry Date" means the first day of each month. However, solely for purposes of the Plan's applicable recordkeeping system, "Entry Date" shall mean the first business day of each month.

     2.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or other statute of similar import.

     2.23 "Excess Aggregate Contributions" has the meaning set forth in Section 10.10.

     2.24 "Excess Contributions" has the meaning set forth in Section 10.9.

     2.25 "Excess Deferral Amount" has the meaning set forth in Section 10.8.

     2.26 "Fiscal Year" means the regular annual accounting period of the Company for federal income tax purposes, which at the time of the adoption of this restatement coincides with the calendar year.

     2.27 "Highly Compensated Employee" means an employee of an Affiliated Company who:

          (a) Was at any time a 5-percent owner, within the meaning of Section 416(i)(1) of the Code, of an Affiliated Company during the Plan Year in question or the immediately preceding Plan Year; or

          (b) Had Compensation during the Plan Year immediately preceding the Plan Year in question in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code), and, if an election as provided for in Section 414(q)(1)(B)(ii) of the Code is in effect, was a member of the top-paid group of employees, within the meaning of Section 414(q)(3) of the Code, determined by excluding the following Employees for such year:

               (i)   Employees who have not completed six months of service;

               (ii) Employees who normally work less than seventeen and one-half hours per week;

               (iii) Employees who normally work during not more than six months during any year;

               (iv)  Employees who have not attained age 21; and

               (v) Employees who are included in a unit of employees covered by a collective bargaining agreement.

     2.28 "Hour of Service" means the following:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed; provided, however, that in the event a single payroll period covers more than one computation period, hours shall be credited to the Employee for the computation period in which the payroll period ends.

          (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty, severance (for purposes of determining an Employee's Years of Service only, and only to the extent provided pursuant to a written severance agreement) or leave of absence; provided, however, that:

               (i) no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no services (whether or not such period occurs in a single Plan Year or other computation period);

               (ii) an hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

               (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company; provided, however, that the same Hours of Service shall not be credited under both paragraph (a) above and this paragraph (c); and provided, further, that no more than 501 Hours of Service shall be credited under this paragraph (c) with respect to payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time described in paragraph (b) above, during which the Employee did not or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or payment pertains, rather than the computation period in which the award, agreement or payment is made.

     Hours of Service for nonperformance of duties shall be credited in accordance with Department of Labor Regulations Section 2530.200b-2(b). Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c).

     Solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is absent from work on account of pregnancy or of the birth or adoption of a child, or for purposes of caring for a newborn or newly adopted child, shall be credited during such absence with the number of Hours of Service which would normally have been credited to him but for such absence (or, if the number just described cannot be determined, with eight Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any such pregnancy, birth or adoption; and provided, further, that the Employee must furnish such information as the Administrator shall reasonably require to establish the reason for the absence and number of days for which it counted. Hours of Service credited in accordance with the preceding sentence shall be credited for the computation period in which the absence begins, if necessary to prevent a One-Year Break in Service in that period, or if not, in the computation period next following that in which the absence begins.

     A Leased Employee shall be credited with Hours of Service in the same manner as an Employee, treating payment or entitlement to payment on account of services performed for an Affiliated Company as though the payment were made or to be made by the Affiliated Company.

     2.29 "ING Plan" means the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan.

     2.30 "Leased Employee" means any person, other than an Employee, who has performed services for an Affiliated Company (or for the recipient and related persons determined in accordance with Section 414(n) of the Code), on a substantially full-time basis for a period of at least one year, under the primary direction or control of the Affiliated Company. A Leased Employee shall not be eligible to participate in the Plan, but a Leased Employee who becomes an Employee shall receive credit for purposes of Articles 3 and 9, respectively, for the Hours of Service and for the Years of Service credited to him while he was a Leased Employee, and for the period of one year immediately before he became a Leased Employee.

     2.31 "Leave of Absence" means any extended unpaid absence from employment which is authorized in writing by an Affiliated Company on a uniform and nondiscriminatory basis. Leave of Absence may be authorized for reasons of illness, injury, temporary reduction in work force, training, education or other reasons in the discretion of an Affiliated Company. Leave of Absence shall be authorized for any period of military service in the Armed Forces of the United States during which the Employee's re-employment rights are protected by law. If an Employee leaves employment pursuant to a Leave of Absence and fails (for any reason other than his death or Retirement) to return to employment with the Company at its expiration, he shall be deemed to have quit as of the commencement of the Leave of Absence, unless he has again become an Employee by the first anniversary of that date. A Full-Time Employee shall be considered to have continued employment with the Affiliated Companies during a Leave of Absence. During a Leave of Absence a Part-Time Employee shall, for purposes of this Plan, be credited with Hours of Service at the rate of the number of hours per day that active Employees in his job classification were scheduled to work during such Leave of Absence.

     For purposes of determining whether an Employee has incurred a One-Year Break in Service or has earned a Year of Service for vesting purposes, an Employee on Leave of Absence shall be credited during such absence with the number of Hours of Service that would normally have been credited to him but for such absence (or, if the number just described cannot be determined, with eight Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any Leave of Absence. Hours of Service credited in accordance with the preceding sentence shall first be credited for the Plan Year in which the absence begins, as necessary, and any remaining Hours of Service shall be credited in the Plan Year next following that in which the absence begins.

     2.32 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

     2.33 "One-Year Break in Service" means a Plan Year during which an Employee is not credited with more than 500 Hours of Service.

     2.34 "Participant" means an Employee who (a) began participating in the Plan in accordance with Article 3 and has not, for any reason, ceased such participation, or (b) has an Account in the Trust Fund resulting from his past participation in this Plan or another plan. "Former Participant" means a person who had been a Participant, but has ceased to be a Participant for any reason, for whom there remains an amount in the Trust Fund which is allocable to his Account. Notwithstanding any other provision of the Plan, a person (i) on the payroll of an entity that is not WCS, or (ii) otherwise treated as an employee of an entity that is not a Participating Employer, shall not be eligible to participate in the Plan, regardless of any subsequent inconsistent determination regarding such person's payroll or employment status.

     2.35 "Plan" means the ABN AMRO WCS Holding Company 401(k) Savings Plan as set forth herein, with any and all supplements and amendments hereto which may be in effect. "Group Plan" means the ABN AMRO Group Profit Sharing and Savings Plan and Trust as in effect: (a) on December 31, 2001, with respect to (i) a Group Plan Account transferred to, or (ii) an Account transferred from, the Trust Fund in the initial transfer of Group Plan Accounts or Accounts effective as of December 31, 2001 or as soon as practicable thereafter; or (b) on such applicable date after December 31, 2001, with respect to (i) the transfer to the Trust Fund of a Group Plan Account, or (ii) the transfer from the Trust Fund of an Account, subsequent to the initial transfer of Group Plan Accounts or Accounts. "LLC Plan" means the ABN AMRO Securities LLC 401(k) Savings Plan.

     2.36 "Plan Year" means the calendar year.

     2.37 "Qualified Domestic Relations Order" means a judgment, decree or order that (a) relates to the provision of child support, alimony, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,
(b) is made pursuant to the domestic relations law (including community property law of any state), and (c) is determined by the Administrator to constitute a "qualified domestic relations order" within the meaning of Section 414(p) of the Code.

     2.38 "Retirement" means Normal, Late, Early or Disability Retirement, as provided in Article 7.

     2.39 "Rollover Account" means an account maintained on the books of the Plan for the purpose of recording the Rollover Contributions, if any, made by or on behalf of a Participant pursuant to Section 4.4, and any income, expenses, gains or losses attributable thereto and any distributions therefrom.

     2.40 "Rollover Contribution" means a contribution made in accordance with
Section 4.4.

     2.41 "Securities Plan Benefits Account" means an account maintained on the books of the Plan for the purpose of recording the benefits of Participants who participated in the ING [U.S.] Securities, Futures & Options, Inc. Profit Sharing 401(k) Plan as of December 31, 1996, and any earnings attributable to such benefits earned on or after January 1, 1997.

     2.42 "Severance Date" means the earlier of (a) the date on which an Employee separates from service with an Affiliated Company because of Retirement, death, quit or discharge, or (b) the first anniversary of the date on which an Employee begins a period of absence from active employment with an Affiliated Company, with or without pay, for any reason other than Retirement, death, quit or discharge.

     2.43 "Special Contribution" has the meaning set forth in Section 4.3.

     2.44 "Tax-Qualified Retirement Plan" means a retirement plan that meets the requirements of Section 401(a) of the Code.

     2.45 "Transfer Contribution" means a contribution made in accordance with
Section 4.5.

     2.46 "Trust Agreement" means the Trust Agreement between the Company and the Trustee, as amended from time to time, which has been established for the purpose of funding benefits under the Plan, or any successor Trust Agreement or Agreements.

     2.47 "Trust" and "Trust Fund" means the fund established pursuant to the Trust Agreement.

     2.48 "Trustee" means the trustee acting as such, pursuant to the Trust Agreement, or any successor or successors.

     2.49 "Valuation Date" means each day that the New York Stock Exchange is open for business, or such other date or dates as the Administrator may designate. Valuation Dates shall occur no less frequently than once in every twelve months.

     2.50 "Year of Service" has the meaning set forth in Section 9.3.


                                    ARTICLE 3

                           ELIGIBILITY TO PARTICIPATE

     3.1 Initial Eligibility. Each Employee employed by a Participating Employer as of January 1, 2002 who: (a) participated in the LLC Plan as of December 31, 2001, (b) was entered on the employee payroll of LLC as of December 31, 2001 and
(c) was employed, as of December 31, 2001, by an employer who sponsors the LLC Plan, shall commence participation in this Plan as of January 1, 2002. Each Employee employed by a Participating Employer as of January 1, 2002 who: (a) participated in the Group Plan as of December 31, 2001 and (b) was employed, as of December 31, 2001, by an employer who then sponsored the Group Plan, shall commence participation in this Plan as of January 1, 2002. Each Employee employed by a Participating Employer as of a date after December 31, 2001 who, on the day immediately prior to such date, was both employed by an employer who then sponsored the Group Plan and participated in the Group Plan, shall commence participation in this Plan as of the first day of the first payroll period following the day on which such individual became an Employee employed by a Participating Employer.

     Each other Employee who is a Full-Time Employee shall become a Participant on the Entry Date coinciding with or next following the date which is six (6) consecutive months following the Employee's Employment Commencement Date, provided that such Full-Time Employee is still an Employee of a Participating Employer on such Entry Date. If an Employee who becomes a Participant in accordance with this paragraph declines to elect any Deferral Contributions beginning as of the first date on which he becomes a Participant, such Participant shall not be eligible to elect Deferral Contributions until the next following Entry Date.

     Each other Employee who is a Part-Time Employee shall become a Participant in the Plan on the Entry Date next following the date on which he has completed a period of twelve (12) consecutive months since his Employment Commencement Date, during which he was credited with at least 1,000 Hours of Service, provided that such Part-Time Employee is still an Employee of a Participating Employer on such Entry Date. The first such period considered shall commence on his Employment Commencement Date; subsequent periods shall coincide with the Plan Year, commencing with the Plan Year in which the first anniversary of his Employment Commencement Date occurs.

     A Participant who is seconded by the Company to an Affiliated Company for a temporary period shall remain a Participant during such period, and for all purposes of this Plan his service for such Affiliated Company during such period shall be treated as service for the Company.

     A person who is not a member of a group or class ineligible to participate in the Plan, who becomes an Employee after previously having been either a Temporary Employee or a person who would have been a Leased Employee but for having performed services for less than one year, shall receive credit for purposes of this Article 3 for all Hours of Service credited while in such prior employment classification, pursuant to the provisions of the relevant plan from which such person's account thereunder was transferred to a plan which was merged into the ING Plan or the LLC Plan. For persons whose crediting of service under this paragraph is required to be calculated according to the ING [U.S.] Securities, Futures & Options, Inc. Profit Sharing 401(k) Plan, such crediting shall be calculated in accordance with the provisions of Income Tax Regulations
Section 1.410(a)-7(f)(1)(ii).

     3.2 Eligibility Following Interruption of Service. An Employee who incurs one or more One-Year Breaks in Service after having become a Participant shall remain eligible to participate in the Plan, and may resume participation in the Plan as of the date on which he first completes an Hour of Service following his return to employment. An Employee who fulfills the relevant requirement of
Section 3.1 and incurs one or more consecutive One-Year Breaks in Service before the occurrence of his Entry Date shall become eligible to participate in the Plan as of the date on which he first completes an Hour of Service following his return to employment. An Employee whose employment terminates before he has fulfilled the relevant requirements of Section 3.1 shall be treated as a new Employee upon his re-employment.

     3.3 Determination and Notice of Eligibility by Administrator. The determination of an Employee's eligibility to participate in the Plan shall be made from the records of the Company by the Administrator, who shall have full and complete discretion, power and authority to interpret and apply the eligibility provisions of the Plan. The Administrator shall inform each Employee who satisfies the requirements of Section 3.1 or 3.2 of his eligibility to participate in the Plan.

     3.4 Eligibility Classification. Notwithstanding the foregoing provisions of this Article 3, an Employee shall not be eligible to participate in the Plan for a Plan Year if such Employee is a member of a classification of Employees of the Company which the Company has designated as not currently eligible to be Participants. Subject to applicable law and regulations, the Company may at any time and from time to time remove any one or more Employees or any group(s) or class(es) of Employees from eligibility for participation in this Plan, provided that in no event shall such removal reduce the amounts theretofore credited to the Account of any Participant. The following are not eligible to participate in the Plan:

     (1) An Employee seconded to the Company by an Affiliated Company for a temporary period of service.

     (2)  A Leased Employee.

     (3) An individual who was hired for a specified fixed time period and whose employment has not been changed to a permanent status (a "Temporary Employee").

     (4) A member of a collective bargaining unit covered under a collective bargaining agreement, unless such agreement provides for coverage of such bargaining unit member in the Plan.

     (5) An Employee whose most recent period of continuous, unbroken employment with the Company or with an Affiliated Company commenced at a location outside the United States and the U.S. Virgin Islands. In the event such Employee's period of continuous employment is broken and he is subsequently reemployed by the Company at a location inside the United States, he shall be treated as a new Employee for purposes of determining eligibility under this Plan. For purposes of the preceding sentences, an Employee's period of continuous employment shall not be broken by a "temporary" transfer of employment from the Company to an Affiliated Company, but shall be broken if such transfer is "permanent." The applicable governing body of the Company, based on the facts and circumstances of a transfer, shall have the right to designate any such transfer as temporary or permanent for purposes of the Plan and to change any such designation at any time or times, provided that such body acts in a uniform and nondiscriminatory manner. A transfer shall be deemed to be of a type which would enable the person to be eligible or continue to be eligible to participate in the Plan unless the applicable governing body designates otherwise.

     3.5 Determination of Eligibility by Plan Administrator. The determination of an Employee's eligibility to participate in the Plan and to have a Company Contribution allocated to his Account for the Plan Year shall be made from the records of the Company by the Administrator, who shall have full discretionary authority and power to interpret and apply the eligibility provisions of the Plan and to make factual determinations necessary in connection therewith.

     3.6 Exclusion of Certain Individuals. Notwithstanding any other provision of this Article 3 to the contrary, any individual classified by the Company as a contractor and/or an independent contractor, including any Leased Employee, shall be ineligible to participate in the Plan, even if such individual is (a) subsequently determined, by judicial action or otherwise, to have instead been an Employee of the Company, or (b) re-characterized as an employee for any federal, state or local law purpose.

     3.7 Application of USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. This provision shall be effective as of the effective date of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time, with respect to the Plan.

     3.8 Erroneous Inclusion of Ineligible Employee. If in any Plan Year any person is erroneously included in the Plan as a Participant and discovery of the incorrect inclusion is made after a contribution on behalf of the person has been made to the Plan, the amount contributed, plus income or loss allocable thereto, on behalf of the ineligible person shall constitute a forfeiture for the period in which the discovery is made; provided, however, that any Deferral Contributions shall be returned, together with the income or loss allocable thereto, to the person who made the contribution.

     3.9 Erroneous Exclusion of Eligible Employee. If in any Plan Year an eligible person is erroneously omitted from participation in the Plan, and if the eligible person so directs, the person shall be permitted to make-up Deferral Contributions that would have been made; provided, however, that no Deferral Contributions will be permitted with respect to Compensation currently available; and provided, further, that no Deferral Contributions shall exceed the maximum amount that would have been made on behalf of the eligible person in accordance with the limitations of Articles 4, 5, and 6 of the Plan. The Company shall make a Company Contribution with respect to Deferral Contributions made in accordance with this Section; provided, however, that the Company Contribution shall not exceed the maximum amount of Company Contribution that would have been made on behalf of the eligible person in accordance with the limitations of Articles 5 and 6 of the Plan. The eligible person's Account shall be credited with income on any Deferral Contribution, and Company Contribution allocated to his Account, and such income may be derived from forfeitures available for reallocation. In lieu of the above, the Company may, in its discretion and with the consent of the Administrator, provide for make-up Deferral Contributions and Company Contributions to the extent the eligible person would otherwise have been eligible to make contributions and receive a Company Contribution pursuant to the terms of the Plan, subject to the limitations of Articles 4, 5, and 6 of the Plan.

     The amount necessary to satisfy the provisions of this Section 3.10, other than Deferral Contributions, shall be derived from supplementary contributions of the Company pursuant to the last sentence of Section 5.1, to the extent the deficiency is not satisfied from forfeited amounts pursuant to the terms of
Section 6.8.



                                    ARTICLE 4

                             DEFERRAL CONTRIBUTIONS

     4.1 Participants' Deferral Contributions. Subject to Section 4.3, each Employee who has become eligible to participate in the Plan in accordance with
Article 3 shall be entitled to elect that the Company contribute to the Plan as a Deferral Contribution on his behalf any whole percentage from one percent to 15 percent of his Compensation. No Participant shall be entitled to elect to have the Company make a Deferral Contribution for any Plan Year if the contribution: (i) would cause the Annual Addition to his Account to exceed the maximum specified in Section 6.4; or (ii) the contribution would cause the total of the Participant's Deferral Contributions for any calendar year to exceed the limit set forth in Section 402(g) of the Code. A Participant shall be 100 percent vested in his Deferral Contributions at all times.

     4.2 Time and Manner of Deferral Contributions. The time and manner of Deferral Contributions on behalf of Participants shall be subject to the following rules and conditions:

          (a) Each Participant shall provide, at such time and in such manner as the Administrator shall specify, an election indicating the percentage(s), if any, of his Compensation which shall be contributed to the Plan on his behalf as a Deferral Contribution (an "Application"). Applications for Employees who have not previously elected to have Deferral Contributions made on their behalf will be accepted by the Administrator as of such date or dates as the Administrator shall from time to time establish and announce in writing. A Participant's election to commence Deferral Contributions shall remain in effect until modified or suspended in accordance with paragraphs (d) and (e).

          (b) Deferral Contributions shall be made by payroll deductions in the percentages elected by each Participant in his Application, and in such other manner as the Administrator may permit in accordance with paragraph
     (c).

          (c) Subject to the provisions of this Section 4.2, the Administrator shall have the discretionary authority and power to establish uniform and nondiscriminatory rules and procedures, and from time to time to modify or change such rules and procedures, governing the manner and method by which Deferral Contributions shall be made to the Plan; provided, however, that in no event shall a Deferral Contribution be permitted with respect to Compensation currently available to a Participant.

          (d) Within the limits prescribed in this Article 4, a Participant may elect to change the percentage rate at which Deferral Contributions, if any, are made on his behalf, at such times and in such manner as the Administrator shall from time to time establish and announce in writing, but at least once each month.

          (e) A Participant may elect at any time to reduce or suspend completely the Deferral Contributions made on his behalf, and a Participant who has suspended his Deferral Contributions may elect to have such contributions resume, within the limits prescribed by this Article 4, at such times and in such manner as the Administrator shall from time to time establish and announce in writing.

          (f) All Deferral Contributions made by the Company on behalf of a Participant shall be transmitted by the Company to the Trustee within the time required by the applicable regulations issued pursuant to Section 401(k) of the Code and by rules and regulations promulgated by the Department of Labor.

     4.3 Nondiscrimination Requirements for Deferral Contributions. Deferral Contributions for a Plan Year must satisfy at least one of the following tests:

          (a) The Average Deferral Percentage (as hereinafter defined) for the group of Highly Compensated Employees who have satisfied the eligibility requirements of Article 3 (the "HCE Group") does not exceed the Average Deferral Percentage for the preceding Plan Year for the group of Non-Highly Compensated Employees who have satisfied the eligibility requirements of
     Article 3 (the "NHCE Group") times 1.25; or

          (b) The Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year by more than two (2) percentage points.

     If the Company makes an election pursuant to Section 401(k)(3)(A) of the Code, the term "current Plan Year," when used in this Section 4.3, shall be substituted for the term "preceding Plan Year."

     The Average Deferral Percentage for a group of Participants for a Plan Year shall be the average, expressed as a percentage, of the individual ratios of (i) an Employee's Deferral Contributions for the Plan Year to (ii) the Employee's Compensation for the Plan Year while he is a Plan Participant (or, provided that this method is applied to all Employees for a Plan Year, the Participant's Compensation for that portion of the Plan Year during which he was eligible to participate in the Plan). In calculating such ratios, (i) Deferral Contributions returned to a Participant to reduce an Excess Amount as defined in Section 6.4 shall be excluded; (ii) contributions made on behalf of a Highly Compensated Employee pursuant to Section 401(k) of the Code under all plans of any Affiliated Companies shall be considered to have been made under a single arrangement; and (iii) the rules set forth in Income Tax Regulations Section 1.401(k)-1(b) shall apply.

     For purposes of this Section 4.3 the term "Participant" includes any Employee who was eligible for all or part of the Plan Year to make Deferral Contributions, or who would have been eligible but for a suspension pursuant to

Section 10.7 or the limitation contained in Section 6.4. The Average Deferral Percentage for any Participant who makes no Deferral Contributions shall be zero. If the Company elects to apply the special minimum coverage rule of
Section 410(b)(4)(B) of the Code (relating to participation of employees not meeting certain age and service requirements) and such rules are satisfied, the Company may elect to exclude for purposes of this Section 4.3 all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

     Subject to the rules of Income Tax Regulations Section 1.401(k)-1(b)(5), in calculating Average Deferral Percentages, the Administrator may calculate an Employee's ratio of Deferral Contributions to Compensation by taking into account Company Contributions allocated to his Account as though they were Deferral Contributions. For any Plan Year in which the Deferral Contributions elected by Participants do not satisfy one of the tests in this Section 4.3, the Company may, but shall not be required to, make an additional contribution, which shall be designated a Special Contribution, for the benefit of all Employees who have satisfied the eligibility requirements of Article 3, or of all such Employees who are Non-Highly Compensated Employees, as the applicable governing body of the Company shall specify by resolution or other appropriate action. Any such Special Contribution shall be allocated in proportion to the Compensation of the Employees for whose benefit it is made.

     If the Average Deferral Percentage for the HCE Group exceeds the percentage permitted under this Section 4.3, the amount of Deferral Contributions for certain HCEs will be reduced in the following manner:

     The reduction in Deferral Contributions shall be effected by decreasing the amount of Deferral Contributions of the HCE with the highest dollar amount of Deferral Contributions until such HCE's Deferral Contributions equal the dollar amount of the Deferral Contributions of the HCE with the next highest dollar amount thereof; however, if a lesser reduction would suffice to permit the Average Deferral Percentage for the HCE Group to satisfy the limitation of this
Section 4.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Deferral Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. Any reduction made pursuant to this paragraph shall be designated an Excess Contribution and shall be distributed in accordance with Section 10.9, and such reduction shall be effective for purposes of determining the amount of contributions to be made for the Participant's Account pursuant to Section 5.2.

     4.4 Rollover Contributions. The Administrator, in its sole discretion, may permit an Employee, whether or not the Employee is otherwise eligible to participate in the Plan pursuant to any provision of the Plan to make or cause to be made on his behalf a Rollover Contribution which satisfies the requirements of this Section 4.4. In determining whether to permit a Rollover Contribution with respect to any Employee, the Administrator shall be concerned primarily with whether the contribution satisfies all applicable requirements of the Code, or cases, regulations or rulings thereunder, relating to such contributions, and in making any such determination, the Administrator may require the Employee to furnish such certificates, affidavits, opinions of counsel, rulings of the Internal Revenue Service, or other information as the Administrator, in its sole discretion, considers necessary or appropriate. Any permitted Rollover Contribution made by or on behalf of an Employee shall represent his interest in a Tax-Qualified Retirement Plan of a previous employer of the Employee, or an individual retirement savings plan which has been used by the Employee as a conduit for a prior distribution of his account in a Tax-Qualified Retirement Plan of a previous employer. Rollover Contributions shall be made either directly to the Trustee or to the Company for transmittal to the Trustee as soon as practicable after the receipt thereof, as directed by the Administrator. All such contributions shall be credited to a Rollover Account established for the Employee. Rollover Accounts shall be fully vested at all times.

     4.5 Transfers Between Qualified Plans. The Administrator, in its sole discretion, may authorize the transfer to the Trust Fund of an amount of cash or other property acceptable to the Trustee representing part or all of an Employee's interest in any Tax-Qualified Retirement Plan. Such a transfer shall be made directly to the Trustee. Assets so received by the Trustee shall be held for the benefit of the applicable Employee and shall be accounted for, and subject to such restrictions and/or limitations, as the Administrator shall deem appropriate.

     Effective as of December 31, 2001 or as soon as practicable thereafter, the Trust Fund shall accept from the trustee of the trust under the Group Plan, the transfer of the Group Plan account balance, as adjusted on such date, of each Participant who is, as of January 1, 2002, an Employee employed by a Participating Employer. Any subsequent transfer to the Trust Fund of the Group Plan account balance of a Participant who is an Employee employed by a Participating Employer shall be effective as and when determined by the Administrator. The term "Group Plan Account" shall refer to a Group Plan account balance as described in either of the immediately-preceding two sentences. Notwithstanding any other provision of the Plan, the transfer of Group Plan Accounts as described herein is expressly contingent upon both the Group Plan and this Plan being tax-qualified at the time of the applicable transfer, and upon the tax-qualification of this Plan not being adversely affected by such transfer. If any of the foregoing contingencies is not satisfied, the applicable transfer shall be null and void ab initio. A Group Plan Account, as adjusted in accordance with Section 6.6, generally shall be distributed or withdrawn at such times and in such form and manner as otherwise provided under the Plan, except that the additional provisions of Schedule D, if applicable (even if inconsistent with other provisions of this Plan), shall apply to a Group Plan Account.

     The Account (as appropriately adjusted) of a Participant who (a) ceases to be an Employee employed by a Participating Employer and (b) immediately thereafter becomes employed by an employer who sponsors the Group Plan, shall be transferred, as soon as administratively feasible after such employment transfer, to the trust under the Group Plan.


                                    ARTICLE 5

                                  CONTRIBUTIONS

     5.1 Company's Annual Contribution. For each Plan Year, the Company shall contribute to the Trust the sum of:

          (a) The aggregate Deferral Contributions of all Participants employed by the Company; and

          (b) The aggregate Company Contributions determined in accordance with
     Section 5.2;

provided that the amount so contributed shall not exceed the maximum amount allowable as a deduction under Section 404 of the Code for the Fiscal Year corresponding to the Plan Year with respect to which it is made.

     Contributions by each Company pursuant to this Section 5.1 shall constitute the funding policy and method for the Plan adopted in accordance with Section 402(b)(1) of ERISA, subject to the provisions of Schedule C. Notwithstanding any provision to the contrary, for any Plan Year in which Section 3.10 or 9.4 requires a contribution that cannot be satisfied by a reallocation of forfeitures pursuant to the terms of Section 6.8, the Company may make a supplementary contribution in the amount necessary to eliminate the deficiency, regardless of whether the supplementary contribution causes the Company's total contribution to exceed the amount deductible under the Code.

     5.2 Company Contributions.

          (a) For any Plan Year the amount of the Company Contributions made for each Participant's Account shall be equal to fifty percent (50%) of his Deferral Contributions for such Plan Year, disregarding any Deferral Contributions that exceed six percent (6%) of his Compensation for that period, or that are required to be distributed as Excess Deferral Amounts pursuant to Section 10.8, as Excess Contributions pursuant to Section 10.9, or as an Excess Amount pursuant to Section 6.4(i).

          (b) The amount of Company Contributions by a Company for a Plan Year may be determined by the Company in its sole discretion to be increased by up to fifty percent of amounts paid in accordance with subsection (a) above. Said contributions shall be allocated to Participants who are employed as of the last day of the Plan Year for which said amounts are being contributed.

          (c) If any forfeitures should arise with respect to a Plan Year pursuant to Section 6.2(b), Section 6.3, Section 10.14 or otherwise, such forfeitures shall reduce the Company Contribution for such Plan Year.

     5.3 Payment of Company's Contribution. The Company's contribution for each Plan Year shall be paid directly to the Trustee within the time required by law in order to obtain a deduction of the amount of such contribution for federal income tax purposes for the corresponding Fiscal Year, as determined under the then applicable provisions of the Code and regulations pursuant thereto. If the Company makes a discretionary Company Contribution pursuant to Section 5.2(b), the Company shall contribute to the Trust such portion of the Company Contribution for the Plan Year no later than the 15th day of the third month of the year following the Plan Year.

     5.4 Schedule. As soon as is practicable after the end of each Plan Year (and in any event, prior to the expiration of the period within which the Company is required by the Code to make its contribution for each year, whether or not the Company makes a contribution for the year), the Company shall if requested deliver to the Administrator and the Trustee a schedule showing:

          (a) The amount of each Participant's Deferral Contributions under
     Section 4.1 for the Plan Year; and

          (b) The amount of Deferral Contributions of each Participant with respect to which a Company Contribution is allocable pursuant to Section 5.2.

The schedule shall also give information as to Participants who have terminated employment during the Plan Year, to the extent that this information has not already been given to the Trustee.

     5.5 Correction of Errors. Notwithstanding any other provision of the Plan, in the event that the Administrator discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence contributions in accordance with the terms of the Plan have not been made for the benefit of an Employee who should have been a Participant, then the Company shall make an additional contribution in the amount necessary to correct the error. In the event that the Administrator discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence a Participant's Account has been credited with an amount in excess of the amount determined in accordance with the terms of the Plan, then to the extent that the return of such an amount to the Company is permitted under Section 1.2, the amount shall be returned, and to the extent that return of the amount is not permitted, the amount shall be treated as a forfeiture.

     5.6 No Obligation of Trustee and Administrator. Neither the Administrator nor the Trustee shall be under a duty to inquire into the correctness of the amount of, or to enforce payment of, any contribution to be made hereunder by the Company, and no one shall have any right to question any determination of the applicable governing body of the Company concerning the amount of contribution or the failure to make a contribution in any given year.


                                    ARTICLE 6

                 ALLOCATION OF CONTRIBUTIONS AND TRUST EARNINGS

     6.1 Accounts of Participants. The Administrator or Trustee shall maintain such separate Accounts on the books of the Plan for each Participant as the Administrator or Trustee shall deem necessary or desirable. The Trustee shall not be required to segregate the funds in the Accounts of Participants for purposes of investment or otherwise.

     6.2 Allocation of Company Contributions. Subject to Section 6.4, the Company's contributions for each Plan Year shall be allocated among the Accounts of Participants as follows:

          (a) The Deferral Contributions elected by each Participant shall be allocated to his Deferral Contributions Account, subject to Section 4.3.

          (b) The Company Contributions made on behalf of each Participant pursuant to Section 5.2 shall be allocated to his Company Contributions Account, subject to Section 6.3.

     6.3 Nondiscrimination Requirements for Company Contributions. Notwithstanding Section 6.2, Company Contributions for a Plan Year must satisfy at least one of the following tests:

          (a) The Average Contribution Percentage (as hereinafter defined) for the group of Participants who are Highly Compensated Employees (the "HCE Group") does not exceed the Average Contribution Percentage for the group of Participants who are Non-Highly Compensated Employees (the "NHCE Group") for the preceding Plan Year times 1.25; or

          (b) The Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.

     If the Company makes an election pursuant to Section 401(m)(3) of the Code, the term "current Plan Year," when used in this Section 6.3, shall be substituted for the term "preceding Plan Year."

     The Average Contribution Percentage for a group of Participants for a Plan Year shall be the average, expressed as a percentage, of the individual ratios of (i) the Company Contributions allocated to the Account of a Participant for the Plan Year to (ii) the Participant's Compensation for the Plan Year while he is a Plan Participant (or, provided that this method is applied to all Employees for a Plan Year, the Participant's Compensation for that portion of the Plan Year during which he was eligible to participate in the Plan). In calculating such ratios, (i) contributions described in Section 401(m) of the Code and allocable to the Account of a Highly Compensated Employee who is eligible to have such contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by any Affiliated Company shall be considered to have been made under a single plan; and (ii) the rules set forth in Income Tax Regulations Section 1.401(m)-1 shall apply.

     In addition to the limitation described in the preceding paragraph, Company Contributions allocated to the Accounts of Participants in the HCE Group for any Plan Year shall be further reduced as necessary to prevent the combined allocations of Deferral Contributions and Company Contributions from exceeding the "aggregate limit" calculated in accordance with Income Tax Regulations
Section 1.401(m)-2(b)(3). If the Average Contribution Percentage for the HCE Group exceeds the percentage permitted under this Section 6.3, or the combined Average Deferral Percentage and Average Contribution Percentage for the HCE Group exceeds the "aggregate limit" as defined in Income Tax Regulations Section

1.401(m)-2(b)(3), the amount of Company Contributions for certain HCEs will be reduced in the following manner.

     For purposes of this Section 6.3, the term "Participant" includes any Employee who was eligible for all or part of the Plan Year to receive allocations of Company Contributions or who would have been eligible but for a suspension pursuant to Section 10.7 or the limitation contained in Section 6.4. The Average Contribution Percentage for any Participant who receives no Company Contributions shall be zero. If the Company elects to apply the special minimum coverage rule of Section 410(b)(4)(B) of the Code (relating to participation of Employees not meeting certain age and service requirements) and such rule is satisfied, the Company may elect to exclude for purpose of this Section 6.3 all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

     The reduction in Company Contributions shall be effected by decreasing the amount of Company Contributions of the HCE with the highest dollar amount of Company Contributions until such HCE's Company Contributions equal the dollar amount of the Company Contributions of the HCE with the next highest dollar amount thereof; however, if a lesser reduction would suffice to permit the Average Contribution Percentage for the HCE Group to satisfy the limitation of this Section 6.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Contribution Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. The dollar amount by which an HCE's Company Contribution is reduced pursuant to this paragraph (an "Excess Aggregate Contribution") shall be distributed in accordance with Section 10.10.

     For purposes of this Section 6.3 only, "Company Contributions" means only Company Contributions made pursuant to Section 5.2(a).

     6.4 Limitation on Participant Allocations. Any other provision of the Plan notwithstanding, the Annual Addition with respect to a Participant for any Plan Year (which the Company hereby designates as the Plan's limitation year) shall not exceed an amount equal to the lesser of $30,000 (or such larger amount as shall be in effect as a result of adjustment pursuant to Section 415(d) of the
Code) or twenty-five percent of the Participant's "415 safe-harbor compensation," consisting of wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg.ss.1.62-2(c)), and excluding the following:

          (a) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation, provided, however that for Plan Years beginning after December 31, 1997,

     "415 safe harbor compensation" shall include benefits under Section 132(f) of the Code and any salary reduction elected pursuant to Sections 125, 401(k), 403(b) or 408(k) of the Code;

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the employee).

     For limitation years beginning on or before December 31, 1999, in the event that a Participant is or has been or may be covered under any defined benefit plan (within the meaning of Section 414(j) of the Code) maintained by the Affiliated Companies, the Participant's projected annual benefit in such defined benefit plan or plans shall be reduced by that amount necessary in order that the sum of the Defined Benefit Plan Fraction (as hereinafter defined) and the Defined Contribution Plan Fraction (as hereinafter defined), computed as of the close of the year, will not exceed 1.0.

     For purposes of this Section 6.4, the following definitions shall apply:

     The "Defined Benefit Plan Fraction" for any Plan Year means a fraction, the numerator of which is the projected annual benefit of the Participant determined as of the close of the Plan Year under all defined benefit plans maintained by the Affiliated Companies and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

     The "Defined Contribution Plan Fraction" for any Plan Year means a fraction, the numerator of which is the sum of the Annual Additions credited to the Participant under this Plan and any other defined contribution plan maintained by the Affiliated Companies as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each of the Participant's prior Years of Service with the Affiliated Companies: (a) the product of 1.25 multiplied by the dollar limit under Section 415(c)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant's compensation (as defined in regulations issued pursuant to Section 415 of the Code) for the Plan Year.

     Any amount that would otherwise be allocated to the Account of any Participant but for the limitations set forth in this Section 6.4 (hereinafter referred to as the "Excess Amount") shall be disposed of as follows:

     (i) Any Deferral Contribution by the Participant, together with income gain and loss attributable thereto to the extent that the return thereof would reduce the Excess Amount, shall be returned to the Participant. The Excess Amount shall be held in an unallocated suspense account to which investment gains and losses shall be allocated; and amounts shall be withdrawn from the suspense account and allocated as hereinafter set forth. If the Participant is entitled to participate in contributions by the Company at the end of the succeeding Plan Year, then any remaining Excess Amount shall be reapplied to reduce contributions of the Company under the Plan for such Plan Year (and for succeeding Plan Years) for him, so that in each such year the sum of actual Company contributions plus the reapplied amount of Company contributions shall equal the amount which would otherwise be allocated to the Participant's Account. If the Participant is not entitled to participate in contributions by the Company at the end of the succeeding Plan Year, then the Excess Amount shall be reapplied to reduce contributions of the Company for all remaining Participants. If the Plan is terminated while there remains an Excess Amount which cannot under the limitations of this Section 6.4 be allocated to the Accounts of any Participants, the Excess Amount shall be returned to the Company, notwithstanding any other provision hereof.

     (ii) In lieu of or in addition to the procedure described in paragraph (a) above, the Company may, if it so elects, reduce its contribution to the Plan for allocation to the Account of the Participant in question, by the amount necessary to eliminate the Excess Amount.

     6.5 Net Value of the Trust. The Trustee shall ascertain the net value of the Trust Fund on the basis of the fair market value of its assets and liabilities as of each Valuation Date.

     6.6 Adjustment of Accounts. The balance of each Account of each Participant shall be adjusted as of each Valuation Date,

          (a) First, by reducing the balance of each Account by the aggregate amount of all distributions and withdrawals made from it since the immediately preceding Valuation Date;

          (b) Second, by increasing or decreasing the balance of the Account as necessary to reflect the current fair market value of the assets in which the Account is invested;

          (c) Third, by crediting the Deferral Contributions Account with any Deferral Contributions, and the Company Contributions Account with any Company contributions, made for the benefit of the Participant for the period elapsed since the immediately preceding Valuation Date.

     In adjusting each Account pursuant to clause (b) above, the income, expenses, gain and loss (realized and unrealized) of the Trust Fund shall be allocated among the Accounts in proportion to the balances of such Accounts as of the immediately preceding Valuation Date, as reduced pursuant to clause (a) above. Loans shall be considered investments directed by a Participant pursuant to Section 12.2. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto. The Account of a Participant shall continue to be adjusted pursuant to this Section 6.6 until it has been distributed in its entirety.

     6.7 Limitation of Participant's Rights. Nothing contained in this Article 6 or elsewhere in the Plan shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his or her right to receive benefits in accordance with the applicable provisions of the Plan.

     6.8 Forfeiture Accounts. Until sufficient time has passed in order that a determination can be made as to whether a Participant whose employment with the Company has terminated or has been curtailed has incurred five consecutive One-Year Breaks in Service, the Administrator or Trustee shall account separately for any portion of his Company Contributions Account that may be forfeited in accordance with Article 9 as a result of the Participant's separation from service. A Forfeiture Account shall be maintained primarily for bookkeeping purposes, and the Trustee shall not be required to segregate assets in any such account for investment or otherwise. As of the end of the Plan Year in which the Forfeiture Account is forfeited in accordance with Section 9.4, and after the adjustments described in Section 6.6, the amount credited to a Forfeiture Account shall be first used to restore contributions of returning Participants, next to make any positive adjustment of contributions and earnings thereon determined by the Administrator to be appropriate with respect to a Participant's Account, including without limitation, an adjustment pursuant to
Section 3.10 and, finally to reduce, but not below zero, the Company contributions described in Section 5.2.


                                    ARTICLE 7

                               RETIREMENT BENEFITS

     7.1 Normal Retirement. A Participant's Normal Retirement Date is the later of the date on which he attains age 65 or the date on which he completes two years as a Participant in the Plan.

     7.2 Late Retirement. A Participant who has reached his Normal Retirement Date may remain as an Employee until the date he establishes with the Company for his retirement. While any Participant continues to be an Employee, he shall have all the rights under the Plan that he would have had if he had not yet attained his Normal Retirement Date.

     7.3 Early Retirement. A Participant's Early Retirement Date shall be the earliest date upon which a Participant has both attained age 55 and completed two years as a Participant in the Plan.

     7.4 Disability Retirement. The "Disability Retirement" of a Participant shall mean Retirement prior to his Normal Retirement Date at his own request, or at the request of the Participating Employer who employs such Participant, because of a permanent disability. Permanent disability shall mean a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders the Participant incapable of performing his normal duties for his employer. The permanent disability of any Participant shall be determined by the Administrator, in accordance with uniform principles consistently applied, upon the basis of competent medical evidence.

     7.5 Retirement Benefits. Any termination of service with the Company by a Participant after satisfying the conditions of Section 7.1, 7.2, 7.3, or 7.4 shall be considered Retirement for purposes of the Plan. A Participant shall be entitled to benefits under the Plan to the extent of the credit balance of his Account as of the Valuation Date on which a distribution of benefits on account of his Retirement is made, adjusted to reflect contributions allocated and distributions made since the last Valuation Date and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets, and repayments pursuant to the loan program in Section 14.2. Benefits determined under this Article 7 shall be payable in accordance with Article 10 (and any applicable Schedule hereto).


                                    ARTICLE 8

                                 DEATH BENEFITS

     8.1 Death of a Participant. If a Participant dies before the termination of his employment, his Beneficiary shall be entitled to benefits under the Plan to the extent of the credit balance of his Account as of the Valuation Date on which a distribution of benefits on account of his death is made, adjusted to reflect contributions allocated and distributions made since the most recent prior Valuation Date, and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets, and repayments pursuant to the loan program in Section 14.2. If a Participant dies after leaving employment but before distribution to him of all of the benefits to which he is entitled under the Plan has been completed, his Beneficiary shall be entitled to the benefits the Participant would have received had he lived. In all other cases, benefits determined under this Article 8 shall be paid in a single lump sum.

     8.2 Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries under the Plan by completing and delivering to the Administrator a form provided by the Administrator, and may revoke or revise any such designation by completing and delivering another such form, in which case the form bearing the later date that was last received by the Administrator shall control; provided, however, that a Participant's designation of a Beneficiary other than his spouse shall not take effect unless either (i) the Participant's spouse consents in writing to such designation, and the spouse's consent acknowledges the effect of such designation and is witnessed by a notary public, or (ii) it is established to the satisfaction of the Administrator that the Participant has no spouse, or that the spouse's consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. No such designation shall be effective unless filed with the Administrator before the death of the Participant.

     8.3 Distribution in Case No Beneficiary Designated or Surviving. If no Beneficiary has been properly designated or if no designated Beneficiary survives a deceased Participant the benefits otherwise distributable to the deceased shall be paid to the person (or if the class consists of more than one person, in equal shares to each of the persons) in the first of the following classes:

          (a) Participant's surviving spouse;

          (b) Participant's surviving issue, by right of representation; or

          (c) Participant's estate;

provided, however; that as a condition to payment, the Administrator may require such receipts, releases, indemnity agreements, waivers, proofs, and other documents as it may deem necessary or desirable.

     8.4 Death of a Beneficiary. Unless otherwise specified in the form of designation of Beneficiary, in the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the deceased Beneficiary shall be paid to his estate.


                                    ARTICLE 9

                               SEVERANCE BENEFITS

     9.1 Severance Benefit. If a Participant terminates his service with the Affiliated Companies for any reason other than death or Retirement before he has completed two Years of Service, he shall be entitled to benefits under the Plan to the extent of the credit balance of his Deferral Contributions Account, Rollover Account, Securities Plan Benefits Account and/or Group Plan Account as of the Valuation Date which coincides with or immediately precedes the date of distribution of benefits hereunder, adjusted, if necessary, pursuant to the loan program referred to in Section 14.2. If a Participant terminates his service with the Affiliated Companies for any reason other than death or Retirement after he has completed two Years of Service, he shall be entitled to benefits under the Plan to the extent of the credit balance of his Company Contributions Account, Deferral Contributions Account, Rollover Account, Securities Plan Benefits Account and/or Group Plan Account. Any severance benefit determined under this Article 9 shall be payable in accordance with Article 10.

     9.2 Vested Balance. A Participant's Deferral Contributions Account, Rollover Account, and, if applicable, Securities Plan Benefits Account shall be fully vested at all times. Unless a Participant's Company Contributions Account has become fully vested on account of his death or Retirement, a Participant shall fully vest in his Company Contributions Account when he has been credited with two Years of Service. Notwithstanding any other provision of the Plan, a Participant's Group Plan Account, as defined under Section 4.5, shall be fully vested at all times. Any other Account under the Plan which is not specified in this Section 9.2 shall vest, if not already fully vested as of December 31, 2001, according to, as applicable: (a) this Section 9.2 or (b) Schedule B attached hereto.

     9.3 Years of Service. The number of Years of Service to be credited to a Participant shall be determined as follows:

          (a) General Rule. An Employee (whether or not he is a Participant for the Plan Year) or Leased Employee shall be credited with one Year of Service for each Plan Year during which he is credited with at least 1,000 Hours of Service.

          (b) Returned Employees. In the case of a Participant who incurs one or more consecutive One-Year Breaks in Service and then returns to employment with the Company, the following rules shall apply:

               (i) In determining the vested portion of the Company Contributions Account of the Participant attributable to Company contributions and forfeitures occurring before the One-Year Break in Service, the Participant's Years of Service after the One-Year Break in Service shall be included, unless the Participant incurred at least five consecutive One-Year Breaks in Service.

               (ii) In determining the vested portion of the Company Contributions Account of the Participant attributable to Company contributions and forfeitures occurring after the One-Year Break in Service, Years of Service before the One-Year Break in Service shall be included in the number of Years of Service of the Participant if, but only if, such Participant is credited with 1,000 Hours of Service during the twelve consecutive month period measured from the date of his return from such One-Year Break in Service, or during any Plan Year following his return from such One-Year Break in Service.

               (iii) In the case of a Participant who returns to employment with the Company following five consecutive One-Year Breaks in Service, subaccounts shall be maintained with respect to the portions of his Company Contributions Account which accrued prior to and subsequent to such One-Year Breaks in Service until all such subaccounts become fully vested.

               (iv) In the case of a Participant who was fully vested in his Company Contributions Account by reason of the last sentence of
          Section 6.1 and who returns to employment with the Company following five consecutive One-Year Breaks in Service, said Participant shall be subject to the provisions of this Article 9 with respect to Company Contributions allocated to his Company Contributions Account after his return to employment.

     9.4 Disposition of Forfeitures. When a Participant whose Account has not become fully vested in accordance with Section 9.2 terminates his employment with the Company for any reason other than death or Retirement, or incurs a One-Year Break in Service without a termination of employment, the portion of his Company Contributions Account which is not then vested shall be credited to a Forfeiture Account as described in Section 6.8, and the Forfeiture Account shall be disposed of as follows:

          (a) If a Former Participant receives no distribution with respect to his Company Contributions Account, and he returns to employment with the

     Company before he has incurred five consecutive One-Year Breaks in Service, the amount credited to his Forfeiture Account shall thereupon be restored to his Company Contributions Account. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant's absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

          (b) If a Former Participant receives a distribution of the vested portion of his Company Contributions Account, and he returns to employment with the Company before he has incurred five consecutive One-Year Breaks in Service, the amount credited to his Forfeiture Account shall be restored to his Company Contributions Account only if he repays to the Trustee the full amount of his distribution, before the date on which he incurs five consecutive One-Year Breaks in Service. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant's absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

          (c) If a Former Participant who receives no distribution or deemed distribution does not return to employment with the Company before he incurs five consecutive One-Year Breaks in Service, the nonvested portion of his Account balance shall be irrevocably forfeited and the related forfeiture will be reallocated to the Forfeiture Account as of the last day of the Plan Year that constitutes his fifth consecutive One-Year Break in Service.

          (d) The Company may direct that the amount credited to a Participant's Forfeiture Account be reallocated among the Accounts of other Participants as of the end of a Plan Year before the Participant has incurred five consecutive One-Year Breaks in Service, provided that the Forfeiture Account continues to be maintained on the books of the Plan and remains subject to the restoration rules described in subparagraphs (a) and (b).

          (e) The amount necessary to restore any Participant's Account shall be derived first from the net earnings, if any, of Forfeited Accounts during the Plan Year; second from the amounts of any Forfeiture Accounts which the Company has released for reallocation as of the end of the Plan Year; and finally, to the extent of any deficiency, from supplementary contributions of the Company pursuant to the last sentence of Section 5.1. In no event shall the amount restored to a Participant's Account be less than the amount credited to the Account when a Forfeiture Account was established for the Participant.

     9.5 Severance Benefits in Certain Cases. In applying the provisions of
Section 9.2 to a Participant who has received a severance benefit under Section
9.1 or a hardship distribution pursuant to Section 10.7 with respect to his Company Contributions Account on account of a prior termination of employment wherein, for any reason, the Participant did not incur five consecutive One-Year Breaks in Service, the vested amount remaining in such Account at any time shall be determined in accordance with the formula:

         Vested Amount = P(AB + D) - D
where (i) P equals the vested percentage at the relevant time; (ii) AB is the credit balance of his Company Contributions Account as of the appropriate Valuation Date; and (iii) D is the amount previously distributed. The amount of severance benefit distributable to a terminated Participant in accordance with the preceding sentence shall be reduced by any distribution to him since the appropriate Valuation Date.


                                   ARTICLE 10

                            DISTRIBUTION OF BENEFITS

     10.1 Time and Manner of Distribution of Benefits. Distribution of benefits hereunder shall be made not later than the sixtieth day following the close of the Plan Year in which the last of the following events occurs with respect to a
Participant:

               (i)   The Participant's 65th birthday;

               (ii) The termination of the Participant's employment with the Participating Employer; or

               (iii) The ten (10) year anniversary of the date on which the Participant initially qualified for participation in the Plan;

unless such Participant elects in writing to postpone distribution until a date that satisfies the requirements of Section 10.2; provided, however, that the failure of a Participant to consent to a distribution of benefits shall be deemed an election to postpone benefit distributions until the Participant's Normal Retirement Date as defined in Section 7.1.

     Notwithstanding the foregoing and subject to Section 10.2, a Participant's benefit distribution shall be made not later than the sixtieth day after the close of the Plan Year in which the Participant's employment with the Participating Employer terminates, provided that one of the following circumstances exists: (a) as of the Valuation Date next preceding the distribution, the value of the Participant's Account did not exceed $5,000; or
(b) the Participant has consented in writing to the making of the distribution.

     Subject to the foregoing provisions of this Article 10, the distribution shall be made not later than the sixtieth day after the close of the Plan Year in which occurs the earliest of the Administrator's receipt of the Participant's consent to making a distribution, Normal Retirement Date or death; provided, however; that the failure of a Participant to consent to a distribution of benefits shall be deemed to be an election to postpone benefit distributions until such time as distributions are required pursuant to Section 10.2.

     If a Participant's regularly scheduled date of distribution occurs prior to the date of his death or attainment of his Normal Retirement Date, distribution of benefits due hereunder shall be delayed until the later of (1) normal retirement age, or (2) the date on which the Participant attains age 62, unless the Participant elects and, if applicable, the Participant's spouse, if any, consents to an earlier distribution date permitted under the Plan, and such spousal consent acknowledges the effect of such consent and is witnessed by a Plan representative or notary public; provided, however, that no such election and consent shall be required and such an earlier distribution shall be made on the regularly-scheduled date of distribution in the event that the present value of such distributable benefits does not exceed $5,000 and benefit payments have not commenced. To be valid, elections and consents must be in writing and given not less than 30 nor more than 90 days before commencement of distribution; such spousal consents shall be irrevocable. The rules regarding spousal consents under Section 8.2 shall also apply. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               1. the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               2. the Participant, after receiving the notice, affirmatively elects a distribution.

     If a distribution is subject to Code Sections 401(a)(11) or 417, a Participant after having received the written explanation of a qualified joint and survivor annuity ("QJSA") elects a form of distribution and the Participant's spouse consents to that form of distribution, if necessary, the annuity starting date may be less than 30 days after the written explanation if:

               (I) the Administrator clearly informs the Participant that the Participant has at least 30 days in which to consider whether to waive the QJSA and consent to a form of distribution other than the QJSA,

               (II) the Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date, or if later, the expiration of the 7-day period beginning on the day after the notice of the QJSA was provided to the Participant,

               (III) the annuity starting date is after the date on which the explanation of the QJSA is provided to the Participant (except as otherwise provided by Code Section 417(a)(7)), and

               (IV) distribution does not commence prior to the expiration of the 7-day period described in II above.


     Except as otherwise provided by Schedule A, B or D, benefits hereunder shall be distributed in cash, in one or more of the following ways, as elected by the Participant:

          (a) A lump sum;

          (b) By payment in annual or more frequent installments, except to the extent not permitted with respect to a Code Section 401(k)(10) distribution event. So long as an election described in Section 10.2(f) is in effect, such installments shall be in substantially equal amounts over such period as the Participant may select, with the share of each Participant's accounts in the increase (or decrease) in the net worth of the Trust Fund allocated to said account as of the end of each year taken into account in determining the Participant's installment payment amounts for the next succeeding year; provided that, such installment period shall not extend beyond the date which falls at the end of the period which is equal to the Participant's life expectancy or the joint life and last survivor expectancy of the Participant and his beneficiary (as then determined in accordance with tables published under Regulations applicable to Code
     Section 72), if the Participant is living on the date of commencement of payments. If the Participant is deceased on the date of the commencement of payment, installment payments shall not extend beyond the life expectancy of the beneficiary. If such an election under Section 10.2(f) is not in effect, the minimum payment that must be made in the year in which distributions must commence under Section 10.2 and in all years thereafter shall be an amount equal to the quotient obtained by dividing the Participant's entire benefit by the life expectancy of the Participant. Life expectancy shall not exceed the period computed by the use of the return multiples contained in Section 1.72-9 of the Regulations under the Code. For purposes of this computation, a beneficiary must be designated within the 90 day period prior to the date on which benefits are payable, and a Participant's life expectancy or that of a spouse beneficiary will, if the Participant or beneficiary (as applicable) elects, be recalculated annually. The life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must provide that the present value of the payments to be made to the Participant at the time of commencement thereof is not less than fifty-one percent (51%) of the present value of the total payments to be made to the Participant and his beneficiaries; provided however, that, the method of distribution must result in the amount being distributed being no less than that necessary to meet the incidental benefit requirement under Code Section 401(a) and the regulations thereunder including Regulation 1.401(a)(9)-2 under the Code, as now or hereafter in effect, except for distributions made in accordance with elections referred to in Section 10.2(f) and distributions required pursuant to such incidental benefit requirement shall be treated as distributions required under this paragraph and Section 10.2.; or

          (c) By any combination of the foregoing, except to the extent not permitted with respect to a Code Section 401(k)(10) distribution event.

     At any time, and from time to time, prior to complete distribution, payment of installments may be accelerated, including but not limited to, the lump sum distribution of the Participant's remaining amount, upon the written request of the Participant (or, if the Participant has died, his Beneficiary). A Former Participant who has elected to receive a distribution at any time prior to the initial distribution of benefits to him shall be entitled to withdraw without the consent of the Administrator, all or part of his voluntary account exclusive of net earnings on his voluntary contributions. Any Participant, or Former Participant, may direct the mode of payment of benefits to his beneficiary.

     A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided that the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the Participant thereafter affirmatively elects a distribution.

     10.2 Required Distributions of Benefits.

          (a) Distributions must in all events satisfy the minimum distribution requirements in Section 401(a)(9) of the Code and any applicable regulations promulgated thereunder.

          (b) Subject to Section 10.1, distribution of a Participant's Accounts will be made or commenced as soon as practicable after the determination under Section 9.2 of the amount available for distribution to such Participant, provided that no accumulated deductible employee contributions of a Participant shall be distributed under this Section 10.2, other than as a result of the Participant's death or disability, if such Participant at the time of distribution has not yet attained the age of 59-1/2 years, unless such distribution is in the form of a lump sum distribution of a rollover account on account of the termination of employment (other than by death) of an Employee before he has become a Participant.

          (c) The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, determined as follows (a Participant is treated as a "5% Owner" for purposes of this Section 10.2 if her is a "5-percent owner" as defined in
     Section 4.16(i) of the Code at any time during the Plan Year ending within the calendar year in which he attains age 70-1/2):

               (i) If such Participant (other than a 5% Owner) is employed by a Participating Employer on December 31st of the Plan Year in which he attains age 70 1/2, then such Participant's benefit must be distributed or commence to be distributed in accordance with Code Section 401(a)(9) no later than April 1st of the calendar year next following the calendar year in which the Participant retires; or

               (ii) If such Participant (other than a 5% Owner) is not employed by a Participating Employer on December 31st of the Plan Year in which he attains age 70 1/2, then such Participant's benefit must be distributed or commence to be distributed in accordance with Code Section 401(a)(9) no later than April 1st of the calendar year next following the calendar year in which the Participant attains age
                     70 1/2; or

               (iii) If such Participant is a 5% Owner, then such Participant's benefit must be distributed or commence to be distributed in accordance with Code Section 401(a)(9) no later than April 1st of the calendar year next following the calendar year in which the Participant attains age 70 1/2.

          (d) With respect to distributions under the Plan made on or after October 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to October 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to October 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

          (e) Upon the death of a Participant, the following distribution provisions shall govern the latest date by which benefit payments must commence and the longest period over which such payments may continue:

               (i) If the Participant dies after the distribution of his benefits has commenced and the date on which distributions must be made or commence under Section 10.2 has passed, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

               (ii) If the Participant dies before the date on which distribution of his benefits must be made or commence under
                     Section 10.2, the Participant's entire benefit will be distributed in a manner provided under Section 10.1, provided that such distribution is completed within 5 years after the Participant's death or such later date as set forth in regulations under the Code. Notwithstanding the foregoing, such distribution need not be completed within said five (5) years or such later date under such regulations to the extent such benefits are distributed to a designated beneficiary over the life or a period not extending beyond the life expectancy of the designated beneficiary (as irrevocably elected by such beneficiary) and such distributions commence in accordance with (A) or
                     (B) below (by which time such irrevocable election must have been made):

                    (A) If such designated beneficiary is not the Participant's surviving spouse, distributions must commence no later than one (1) year after the Participant's death or such later date as set forth in regulations under the Code;

                    (B) If the designated beneficiary is the Participant's surviving spouse, distributions must commence by the later of the date in paragraph (A) immediately above or the date on which the Participant would have attained age 70-1/2, or such later date as set forth in regulations under the Code.

               For purposes of this subparagraph (ii), life expectancy shall not exceed the period computed by the use of the return multiples specified in Section 1.72-9 of the regulations under the Code. For purposes of this calculation, a beneficiary must be designated within the 90 day period before the date on which payments are to commence and, upon the election by the spouse beneficiary, the life expectancy of a surviving spouse who is a designated beneficiary shall be recalculated annually; however, in the case of any other designated beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation. The above election shall be made by a beneficiary no later than the earlier of (I) December 31st of the calendar year in which distribution would be required to commence in order to satisfy the requirement for the exception to the five year rule in Code Section 401(a)(9)(B)(iii) and (iv) or
               (II) December 31st of the calendar year which contains the fifth
               (5th) anniversary of the date of death of the Employee. A beneficiary shall be deemed to have made the irrevocable election described in paragraph (b)(3)(ii) above if benefits commence pursuant to a method applicable to such election.

               (iii) If such surviving spouse dies before payments are made or must commence to such spouse under paragraph (B) above, subsequent distributions shall be made as if such surviving spouse had been the Participant, with all of the distribution rules relevant to such a distribution under this paragraph (e) being applicable, except that paragraph
                     (e)(ii)(B) shall not then apply.

               (iv) If such surviving spouse dies after such payments have begun or must commence under paragraph (e)(ii)(B) above, subsequent distributions will continue to be made at least as rapidly as under the method of distribution being used immediately prior to such surviving spouse's death.

               (v) For purposes of this paragraph (e), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of such Participant if the amount becomes payable to such surviving spouse when such child reaches the age of majority or as the result of any other designated event permitted under regulations under the Code.

          (f) Paragraphs (c), (d) and (e) shall not apply to a Participant or such Participant's beneficiary, in the event that a proper and timely election has been made by such Participant in accordance with Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 (as in effect prior to the enactment of the Deficit Reduction Act of 1984) so long as such election is in effect.

          (g) Distributions made to satisfy the requirements of this Section
     10.2 shall be made from all Accounts on a pro rata basis.

     10.3 Elective Distribution after Attainment of Age 59-1/2. A Participant who continues in employment after reaching age 59-1/2 may, at his election, receive one or more single sum distributions from his Account, each in an amount not less than $500 (or, if less, the entire credit balance of his Account). Notwithstanding the foregoing sentence, effective as of January 1, 2002, no minimum distribution amount shall apply. The election to receive such a distribution shall be made in writing in a form acceptable to the Administrator, and delivered to the Administrator. A distribution pursuant to this Section 10.3 may not be repaid to the Plan.

     10.4 Notice of Death, Retirement or Termination of Service. As soon as possible after the death, Retirement or other termination of service of a Participant, the Administrator shall deliver to the Trustee a notice specifying the name and address of the Participant (including, if applicable, any designated or contingent Beneficiary) who is entitled to receive benefits under the Plan, the time such benefits are to be paid, and the medium of payment.

     10.5 Direct Rollover Distributions. Notwithstanding any other provision of the Plan, an Eligible Recipient may elect, at the time and in the manner prescribed by the Administrator, to have all or any portion of an Eligible Distribution paid to an Eligible Plan specified by the Eligible Recipient.

     As used in this Section 10.5, the terms set forth below have the following meanings:

     "Eligible Distribution" means any distribution made from the Plan to an Eligible Recipient, to the extent that it is includible in the Eligible Recipient's gross income (or would be includible but for the exclusion of net unrealized appreciation in employer securities), and is not required under
Section 401(a)(9) of the Code, unless the distribution is one of a series of substantially equal periodic payments made no less frequently than annually over a specified period of ten or more years, or the life or life expectancy of an Eligible Recipient or the joint lives or joint life expectancies of the Eligible Recipient and a designated beneficiary, any portion of any distribution which is applied as a loan payment offset under the loan program referred to in Section 14.2, or the distribution consists of Employee Deferral Contributions or Special Contributions and is made pursuant to Section 10.7.

     "Eligible Plan" means any of the following that agrees to accept an Eligible Recipient's Eligible Distribution: an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; and, for any Eligible Recipient other than a Participant's surviving spouse, a qualified plan described in Section 401(a) of the Code or a qualified annuity described in Section 403(a) of the Code.

     "Eligible Recipient" means a Participant, a Former Participant, the surviving spouse of a deceased Participant or Former Participant or an alternate payee under a Qualified Domestic Relations Order who is either the spouse or former spouse of a Participant or Former Participant.

     10.6 Distribution under Qualified Domestic Relations Order. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under, and otherwise generally to the provisions of, a "qualified domestic relations order" as those terms are defined in Code Section 414(p). To the extent that the Plan treats a former spouse of a Participant as the spouse of such Participant for purposes of Code Sections 401(a)(11) and 417 pursuant to a qualified domestic relations order, the actual spouse of such Participant shall not be treated as the spouse of such Participant for such purposes. The Plan shall not be treated as failing to meet its distribution restrictions which are included pursuant to Code Sections 401(a) or (k) solely by reason of payments to an alternate payee pursuant to a qualified domestic relations order. Solely for purposes of distributing benefits to an alternate payee pursuant to a qualified domestic relations order, the earliest retirement date of a Participant against whom such order is enforceable shall be the date on which such order is determined to be qualified.

     If an alternate payee is awarded all or a portion of a Participant's vested Account pursuant to an order which is determined to be a qualified domestic relations order, then, as of the valuation date next succeeding the date on which the order is determined to be qualified domestic relations order (the "Allocation Date"), the amount awarded to the alternate payee shall be administered in accordance with the terms of the Plan and, unless provided otherwise in the qualified domestic relations order, shall (i) be taken proportionately from the assets of each investment fund (based on the ratio of the Participant's fund balance to his total fund balances) and (ii) be taken from the separate accounts of the Participant as determined pursuant to procedures adopted from time to time by the Administrator in its sole discretion and shall be allocated to and held in a separate account under the Plan in the name of the alternate payee. If after being notified that the order is a qualified domestic relations order, the alternate payee does not properly request a distribution of the entire award prior to the Allocation Date (or, if the alternate payee is notified of such determination after the Allocation
Date), then the portion of the award which is not subject to such a distribution request shall, as of the Allocation Date (if administratively feasible), be invested in the investment fund in which contributions of Participants who have failed to make their contribution investment elections are invested until such time as the alternate payee makes a valid account investment election. An alternate payee shall be entitled to make an account investment election in the same manner as a Participant or beneficiary under the Plan beginning with the January 1st or July 1st next succeeding the Allocation Date, as soon as administratively feasible following the Allocation Date. The separate account shall be credited with any income, earnings, and other appreciation, as well as losses and depreciation, attributable to the assets of such account. An alternate payee may not select a joint and survivor annuity form of payment based on the life of the alternate payee and the life of the alternate payee's subsequent spouse.

     The portion of any account which has been awarded to an alternate payee under a domestic relations order shall not be distributed, withdrawn, borrowed or transferred during the period in which the qualified status of the order is being determined and if necessary, such amounts shall be segregated, as required by Code Section 414(p)(7), pursuant to procedures adopted from time to time in the discretion of the Administrator.

     10.7 Hardship Distributions. The Administrator may instruct the Trustee to distribute to a Participant who is experiencing hardship due to an immediate and heavy financial need the amount necessary to satisfy that need, but not more than the sum of (i) the credit balance of his Deferral Contributions Account as of December 31, 1988, (ii) the aggregate amount of his Deferral Contributions made after December 31, 1988, and (iii) the aggregate credit balance of his vested Company Contributions Account as of the Valuation Date on which the distribution is made, adjusted as necessary to reflect contributions allocated and distributions made since the most recent prior Valuation Date and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions offsets, and repayments pursuant to the Loan Program in Section
14.2. Hardship distributions shall be deemed to come first from a Participant's Company Contributions Account, and then from his Deferral Contributions Account. No hardship distribution may be made which would impair the collateral of the Trustee for a loan to a Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. For purposes of this Section 10.7, a distribution will be considered to be made on account of an immediate and heavy financial need only if it is made on account of:

          (a) Costs directly related to the purchase of a dwelling unit to be used as a principal residence of the Participant (excluding mortgage payments); or

          (b) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, or dependents; or

          (c) Expenses for medical care described in Section 213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care; or

          (d) Payment necessary to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant's principal residence; or

          (e) Such additional circumstances as the Secretary of the Treasury shall announce from time to time in rulings of general application pursuant to the Income Tax Regulations issued under Section 401(k) of the Code.

     A Participant who requests a distribution pursuant to this Section 10.7 must represent to the Administrator that he is unable to meet his financial need through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of his assets (including those of his spouse and minor children), by cessation of Deferral Contributions, by other distributions or nontaxable loans from benefit plans, or by borrowing from commercial sources on reasonable terms. A Participant who receives a distribution pursuant to this Section 10.7 may not make Deferral Contributions in the period of twelve calendar months immediately following the distribution.

     10.8 Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income or loss allocable thereto (including all earnings, expenses, and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Deferral Amounts for the preceding calendar year.

     "Excess Deferral Amount" means the amount of Deferral Contributions for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant's designation shall be submitted to the Administrator in writing no later than March 1, shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if the Excess Deferral Amount is not distributed, it will when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant who has an Excess Deferral Amount for a taxable year, taking into account only his Deferral Contributions under the Plan or any other plans of this employer, shall be deemed to have designated the entire amount of such Deferral Contributions.

     The income or loss allocable to an Excess Deferral Amount for the preceding calendar year shall be determined by

          (a) multiplying the income or loss allocated to the Participant's Deferral Contributions Account for the preceding calendar year by a fraction, the numerator of which is the Excess Deferral Amount and the denominator of which is the balance of the Participant's Deferral Contributions Account without regard to any income or loss occurring during the preceding calendar year; or

          (b) any other reasonable method that is actually used by the Plan for allocating income and loss to Participants' Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.

     10.9 Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

     "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code. The income or loss allocable to Excess Contributions for the preceding Plan Year shall be determined by

          (a) multiplying the income or loss allocated to the Participant's Deferral Contributions Account for the preceding Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant's Deferral Contributions Account without regard to any income or loss occurring during the preceding Plan Year; or

          (b) any other reasonable method that is actually used by the Plan for allocating income and loss to Participants' Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.

     The Excess Contributions which would otherwise be distributed to the Participant shall be reduced by the amount of Excess Deferrals distributed to the Participant. Amounts distributed under this Section 10.9 shall be treated as distributions from the Participant's Deferral Contributions Account.

     10.10 Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income or loss allocable thereto (including all earnings, expenses, and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Company Contributions were allocated for the preceding Plan Year.

     "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code. The income or loss allocable to Excess Aggregate Contributions for the preceding Plan Year shall be determined by

          (a) multiplying the income or loss allocated to the Participant's Company Contributions Account for the preceding Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant's Company Contributions Account without regard to income or loss occurring during the preceding Plan Year; or

          (b) any other reasonable method that is actually used by the Plan for allocating income and loss to Participants' Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.

     10.11 Withdrawals from Rollover Accounts. Subject to such reasonable and nondiscriminatory rules as the Administrator may establish from time to time to facilitate administration of the Plan, a Participant or Beneficiary may, by giving notice to the Administrator of his intention to withdraw, at any time and from time to time, withdraw all or any part of his Rollover Account. A distribution of all or any part of a Rollover Account shall be made in accordance with the provisions of this Article 10. The Administrator shall direct the Trustee to make the distribution requested by the Participant or Beneficiary as promptly as practicable.

     10.12 Distributions upon Plan Termination. The balances of Participants' Accounts, including Deferral Contributions and income attributable thereto, may be distributed to Participants or their beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor an Affiliated Company maintains a successor plan.

     10.13 Cessation of Interest. The interest in the Plan and Trust of a Participant or Beneficiary shall cease upon the delivery to him of a lump sum distribution or the sum of all installments, as required by the Administrator in its notice.

     10.14 Missing Persons. If a person entitled to benefits under the Plan cannot be located after diligent search by the Administrator or the Trustee and the whereabouts of such person continues to be unknown for a period of three years, the Administrator or Trustee may determine that such person has died, whereupon his benefits shall be distributed to the Beneficiary determined in accordance with Article 8, or if no such Beneficiary can be determined or located after reasonable efforts, the Administrator may determine that such benefits are forfeited and the amount thereof shall be allocated as provided in
Section 5.2(c); provided, however, that such benefits shall be restored upon the filing of a claim by the Participant or Beneficiary within the time prescribed by applicable law or regulations.

     10.15 Mailing of Benefits. Whenever the Trustee is directed to make payment or delivery of benefits in accordance with a notice of the Administrator, mailing a check in the appropriate amount to the person or persons entitled thereto at the address designated in such notice shall be adequate delivery by the Trustee for all purposes.

     10.16 Minors and Incompetents. In the event that any benefit hereunder becomes payable to a minor or to a person under legal disability or to a person not judicially declared incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Administrator, unable properly to administer such benefit, then the same shall be paid out in such of the following ways as the Administrator deems best, and the Trustee, the Administrator and the Company shall not incur any liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend for the care and support of such person; or (d) by the Administrator's using such benefit directly for such person's care and support.

     10.17 Withdrawals by Certain Former Participants. Notwithstanding any provision of the Plan to the contrary, any Former Participant who has terminated employment with a Participating Employer and has not requested a distribution of his benefits under Section 10.1 of the Plan shall be entitled to make a lump sum withdrawal of some or all of his remaining benefit once per Plan Year, subject to the minimum withdrawal requirements. The minimum withdrawal amount shall be no less than the lesser of: (i) $1,000 or (ii) the remaining Account balance of the Former Participant requesting the withdrawal on the date of the withdrawal. The request for withdrawal shall be made to the Administrator on forms and subject to rules established from time to time by the Administrator. Such rules shall be applied on a non-discriminatory basis.


                                   ARTICLE 11

                           ADMINISTRATION OF THE PLAN

     11.1 Benefits Committee and Rules of Administration. The Administrator of the Plan shall be the named fiduciaries designated pursuant to the "ABN AMRO WCS Holding Company U.S. Employee Benefits Program Rules of Administration," acting as and denominated the "ABN AMRO WCS Holding Company U.S. Employee Benefits Committee" (the "Benefits Committee"). The powers, responsibilities and duties of the Benefits Committee with respect to the Plan shall be as established under the ABN AMRO WCS Holding Company U.S. Employee Benefits Program Rules of Administration (the "Rules") as currently in effect and as hereafter amended. The current Rules are annexed as Schedule C and made a part of the Plan. Any and all amendments to such Rules are incorporated by reference as if fully set forth herein. In addition to the powers granted to the Benefits Committee under the Rules, the Benefits Committee shall have the powers granted under the Plan with respect to the administration of the Plan.


                                   ARTICLE 12

                                     TRUSTEE

     12.1 Trust Agreement. The Trust Agreement is incorporated herein by this reference. Each investment fund and the instruments, securities, accounts and other property making up the investments in such fund shall be selected from time to time in the sole discretion of the Trustee. The Trustee shall be the sole owner, as trustee hereunder, of any assets in investment funds and shall have the exclusive power to exercise all rights, privileges, options and elections with respect thereto. In addition to the foregoing, and to its powers and duties under the Trust Agreement, the Trustee shall have the power to:

          (a) Purchase and sell American Depositary Shares or American Depositary Receipts of ABN AMRO Holding N.V. (or shares of any other Employer Securities, as defined in Section 12.2(a), that the Trustee designates as available for Participant-directed investment) as the Trustee deems appropriate to comply with any investment direction from a Participant involving the investment in, or disinvestment from, the Employer Securities Fund (as defined in Section 12.2(a)).

          (b) Appoint, in its discretion, a Limited Co-Trustee or Limited Co-Trustees for the purposes set forth in, and in accordance with, Section 12.2(b)(ii).

     12.2 Investment of Trust Fund. The Trustee shall invest the assets of the Trust Fund in accordance with the provisions of the Trust Agreement and this
Section 12.2:

          (a) Notwithstanding any other provision of the Plan, however, cash and other assets (including, if applicable, promissory notes representing plan loans) received by the Plan as a result of (i) a spin off or (ii) a merger of assets previously held under another qualified employee benefit plan (a "Certain Prior Plan") which were allocated to a particular investment fund under such Certain Prior Plan (the "Certain Prior Plan Fund") shall initially be invested in the particular investment fund under the Plan as determined in the sole discretion of the Administrator. Further, and notwithstanding any other provision of the Plan, a Participant's or other individual's right to direct the investment of (i) the assets previously invested in a Certain Prior Plan Fund and (ii) at the discretion of the Administrator, any other assets previously invested under the Plan and/or a Certain Prior Plan, may be suspended, at or about the time at which the assets of such Certain Prior Plan are merged into the Plan (or transferred to the Plan pursuant to an applicable spin-off), for a period of time determined in the sole discretion of the Administrator.

          Pursuant to such rules as the Administrator may establish, a Participant or Beneficiary may direct the Trustee to invest amounts contributed for his Account in any one or more investment media approved or announced from time to time in writing by the Administrator as being available under the Plan, including loans to Participants as provided pursuant to Section 14.2 and a fund which invests primarily in qualifying employer securities, as defined in ERISA ("Employer Securities Fund"). For purposes of establishing and maintaining the Employer Securities Fund, the Trustee is authorized to invest as much as one hundred percent (100%) of the assets of the Employer Securities Fund in qualifying employer securities, as defined in ERISA ("Employer Securities"). Employer Securities, include, but are not limited to, American Depositary Shares or American Depositary Receipts issued by ABN AMRO Holding N.V. or an affiliate (as defined in Section 407(d)(7) of ERISA). The Administrator may, in its discretion, permit such elections to be in writing, or by telephone with a representative or a voice response unit, or through the Internet or other electronic means subject to the following rules and conditions:

               (i) The Administrator shall from time to time establish and announce in writing reasonable rules and regulations concerning the number of investment media into which a Participant or Beneficiary may direct that portions of any single contribution be invested, the minimum dollar amount that may be invested in any single medium, the intervals at which a Participant or Beneficiary may change his investment directions as to future contributions, and the intervals at which a Participant or Beneficiary may change his directions as to the future investment of amounts then credited to his Account. Nothing herein shall be construed to require the Trustee to carry out any direction which would result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or would generate income taxable to the Plan, and the Trustee may decline to carry out any direction which could create a fiduciary liability for the Trustee which would not otherwise exist.

               (ii) Subject to the rules announced in accordance with subsection (i), each Participant's or Beneficiary's investment directions shall be completed and transmitted to the Trustee before such directions are to become effective, and shall thereafter control the investment of his Account until he submits a subsequent direction. The Trustee shall, upon his request, give a Participant or Beneficiary written confirmation of his investment directions. Subject to the rules announced in accordance with subsection (i), each Participant or Beneficiary may give investment directions effective as of each April 1, July 1, October 1, and January 1.

               (iii) Amounts received by the Trustee for a Participant's or Beneficiary's Account shall be invested as promptly as practicable after their receipt by the Trustee in the medium directed by the Participant or Beneficiary. Any distribution thereon which is received in cash shall be applied as soon as practicable to the purchase of additional interests in the directed medium. Any distribution thereon which is received in any form of property other than additional shares or other evidences of interest in the directed medium itself shall be converted to cash as soon as practicable, and reinvested in additional interests in the directed medium. Notwithstanding the preceding sentence, if for any reason it proves impracticable in the opinion of the Trustee to convert any such increment promptly into cash, then the Trustee may in its sole discretion determine the method and time of sale, disposition, use, application or conversion of the same, provided that Accounts are credited with their proportionate interests therein as prescribed in Article 6.

               (iv) In the event that a Participant or Beneficiary fails to direct the Trustee as to the investment of an amount to be credited to his Account, the Trustee shall invest that amount in accordance with a standing direction from the Participant or Beneficiary, or if there is no such standing direction, the Trustee in its sole discretion shall determine the manner of its investment until the Participant or Beneficiary provides proper direction.

               (v) The Trustee shall have no liability or responsibility for any loss or expense to any Participant's or Beneficiary's Account(s) resulting from any investment made in accordance with the directions of the Participant or Beneficiary.

               (vi) Any income, gain, loss or expense realized by a Participant's or Beneficiary's Account, and any brokerage commissions associated with a Participant's or Beneficiary's Account shall be allocated to his Account and shall not be shared by or allocated to any other Participant's or Beneficiary's Account. The Plan may charge each Participant's or Beneficiary's Account with the reasonable expenses of carrying out the Participant's or Beneficiary's directions.

          (b) Employer Securities Fund. If, at any time, a fund offering "qualifying employer securities" as such term is defined in ERISA Section 407(d)(5) ("Employer Securities Fund") is available under the Plan for investment of a Plan Participant's or Beneficiary's Account, this Section 12.2(b) shall apply. Up to 100% of the Employer Securities Fund may be invested in "qualifying employer securities," as defined in the immediately-preceding sentence ("Employer Securities"). If any Employer Securities are acquired from, or sold to, a party-in-interest, as defined in ERISA Section 3(14), no commission shall be paid.

               (i) Use of Unitized Fund. If an Employer Securities Fund is established on a unitized basis (i.e., Accounts are credited with units of the investment fund and each such unit represents an undivided interest in the Employer Securities and other property held in such investment fund), the Trustee shall establish uniform, non-discriminatory rules regarding the manner in which each Participant's interest in such unitized investment fund shall be treated as full or fractional shares of the Employer Securities and other property held by the Trustee in such investment fund for purposes of the Plan. Under these circumstances, any Plan provisions dealing with the allocation of Employer Securities to the Account of any Participant shall be interpreted to mean the allocation of the appropriate number of units in the Employer Securities Fund.

               (ii)  Limited Co-Trustee.

                    (a) The Trustee, in its discretion, may appoint a Limited
               Co-Trustee which shall have the limited and exclusive powers set forth below in this Section 12.2(b)(ii). The Limited Co-Trustee may be an institutional trustee, such as a bank or trust company, that is unaffiliated with any Company. The Limited Co-Trustee may also be a group of three individuals selected by the Trustee to act together, as provided herein, as the Co-Trustee. The Trustee shall have the power to appoint or remove a Limited Co-Trustee or otherwise fill any vacancy in the office of the Limited Co-Trustee. The Limited Co-Trustee shall have only the following limited and exclusive powers:

                         (1) To exercise any and all rights, powers,
                    responsibilities and duties (whether or not discretionary) of the Trustee with respect to the voting of any Employer Securities.

                         (2) To take any and all other action relating to the
                    Employer Securities Fund that the Trustee does not, from time to time, reserve to itself.

                    (b) If a group of individuals is acting, collectively, as
               the Limited Co-Trustee, such individuals shall act by majority vote, with or without a meeting. In the event of any vacancy in the office of the Limited Co-Trustee, the remaining individuals holding such office of Limited Co-Trustee shall have the power to act as the Limited Co-Trustee until the vacancy is filled. Any individual, while acting with other individuals in the office of the Limited Co-Trustee, who dies, or for a period of ninety (90) consecutive days becomes incapacitated so as to be unable to perform the duties of such office, shall automatically cease to hold such office. Any individual, while acting with other individuals in the office of the Limited Co-Trustee, who is also an Employee and who terminates employment with an Affiliated Company shall automatically cease to hold such office. Any determination by two individuals acting in the office of the Limited Co-Trustee that the other individual acting in such office has become incapacitated, as aforesaid, shall be conclusive. Any Limited Co-Trustee (or any individual acting with others in the office of the Limited Co-Trustee) may, by filing a written resignation with the Trustee (and with the other individuals acting in the office of the Limited Co-Trustee, if any), resign at any time.

               (iii) Voting of Employer Securities. Notwithstanding any other provision of the Plan or Trust, each Participant shall have the right to direct the Trustee, (or, if applicable, the Limited Co-Trustee) as to the manner in which Employer Securities allocated to his Account shall be voted. Fractional shares allocated to Accounts may be voted by each Participant, and the Trustee (or, if applicable, the Limited Co-Trustee) shall total all fractional votes of all Participants who have directed the Trustee (or, if applicable, the Limited Co-Trustee) to vote such shares in the same manner, and shall cast the largest number of full votes possible from the total of fractions. Any remaining fraction shall be disregarded. The Trustee (or, if applicable, the Limited Co-Trustee), in its discretion, may engage an agent to receive instructions from Participants. The issuer of the applicable Employer Securities (the "Issuer") or the appropriate representative, agent or delegate of the Issuer (the "Representative") shall notify the Trustee (or, if applicable, the Limited Co-Trustee) and Participants when voting rights should be exercised and shall furnish the Trustee (or, if applicable, the Limited Co-Trustee) and Participants with information similar to that furnished to other shareholders of the securities which constitute Employer Securities, and within the time periods required by law (or the applicable articles of incorporation, bylaws or other comparable governing rule or document) for other shareholders. The Issuer or Representative shall furnish to Participants a form of proxy upon which voting instructions shall be given by Participants directly to the Trustee (or, if applicable, the Limited Co-Trustee), and the Trustee (or, if applicable, the Limited Co-Trustee) shall vote the shares allocated to each Participant's Account in accordance with the instructions of such Participant. The Trustee (or, if applicable, the Limited Co-Trustee), in its discretion, may engage an agent to receive voting instructions from Participants. The Trustee (or, if applicable, the Limited Co-Trustee) shall vote, either directly or by proxy, allocated shares for which it has not received directions and any shares which have not yet been allocated to the Accounts of Participants in the same proportion as shares for which voting directions are received from Participants, provided, in all events, that such proportionate voting does not violate the Trustee's (or, if applicable, the Limited Co-Trustee's) fiduciary duty under the Plan to act exclusively in the best interests of the Participants and their Beneficiaries.

               (iv) Rights, Warrants or Options. Stock rights (including warrants and options) issued with respect to Employer Securities shall be exercised by the Trustee (or, if applicable, the Limited Co-Trustee) on behalf of Participants to the extent that cash is available. Rights which cannot be exercised due to lack of cash in the Employer Securities Fund shall be sold and the proceeds invested in Employer Securities, subject to rules established by the Trustee (or, if applicable, the Limited Co-Trustee) governing the Employer Securities Fund.

               (v)   Tender Offers.

                    (a) Rights of Participants. Notwithstanding any other
               provision of the Plan or Trust, in the event that an offer is made generally to the shareholders of the Issuer, including any Limited Co-Trustee, to transfer all or a portion of the securities of the Issuer in return for valuable consideration, including, but not limited to, offers regulated by Section 14 of the Securities Exchange Act of 1934, as amended, each Participant for whose account shares of Employer Securities are held shall have the right to determine whether the shares credited to his Account shall be tendered. The foregoing rights shall be applicable to each Participant, irrespective of whether or not his Account is vested. Each Participant also shall have the right, to the extent permitted by the terms of the tender offer or applicable law, to direct the withdrawal of such shares from the tender. A Participant shall not be limited as to the number of instructions to tender or withdraw that he may give. All rights granted to Participants in this paragraph are subject to compliance with rules established by the Trustee (or, if applicable, the Limited Co-Trustee) pursuant to paragraph (c) hereof.

                    (b) Duties of the Issuer or Representative. The Issuer or
               Representative shall be responsible for communicating the terms of any offers described in paragraph (a) above to Participants and for providing a means by which each Participant may provide instructions directly to the Trustee (or, if applicable, the Limited Co-Trustee) with respect to his shares. In connection therewith, as soon as practicable after the commencement of any tender offer, the Issuer or Representative shall provide to each Participant in the Plan:

                         (1) The offer to purchase, as distributed by the
                    offeror to the shareholders of the Issuer,

                         (2) A statement of the number of shares of Employer
                    Securities allocated to the Participant's Account (vested and nonvested), based upon the most recent information available to the Issuer or Representative, and

                         (3) Directions as to the means by which a Participant
                    may give instructions with respect to the tender of shares credited to his Account.

               The Issuer or Representative shall establish and pay for a means by which Participants may expeditiously deliver directly to the Trustee (or, if applicable, the Limited Co-Trustee) instructions with respect to the shares allocated to their Accounts. The instructions from Participants received by the Trustee (or, if applicable, the Limited Co-Trustee) shall be held by the Trustee (or, if applicable, the Limited Co-Trustee) in strict confidence and shall not be divulged or released to any person, including officers or employees of the Issuer or any affiliate of the Issuer.

                    (c) Duties of the Trustee. The Trustee, (or, if applicable, the Limited Co-Trustee) shall follow the instructions of Participants pursuant to paragraph (a) above. The Trustee (or, if applicable, the Limited Co-Trustee), in its discretion, may engage an agent to receive instructions from Participants. The Trustee (or, if applicable, the Limited Co-Trustee) shall establish, on the basis of its ability to comply with the terms of the tender offer, a reasonable time or times after which it will not accept such instructions and such other rules as it may deem appropriate. Allocated shares for which instructions are not received from Participants and shares which have not yet been allocated to the Accounts of Participants shall be tendered in the same proportion as shares of Employer Securities for which instructions are received from Participants have been tendered, provided, in all events, that such proportionate tender does not violate the Trustee's (or, if applicable, the Limited Co-Trustee's) fiduciary duty under the Plan.

          (vi) Named Fiduciary Status. Each Participant in the Plan is hereby designated as a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA with respect to voting and tender offer decisions relating to shares of Employer Securities allocated to such Participant's Account, and as to any shares for which directions are not received from Participants or which have not yet been allocated to the Accounts of Participants, to the extent that his voting or tender offer decisions affect the Trustee's (or, if applicable, the Limited Co-Trustee's) voting or tender (or the failure to tender) of such shares.

          (vii) Reinvestment of Dividends. Dividends paid on Employer Securities shall be allocated to Participants' Accounts in a uniform manner determined by the Trustee.

     12.3 Trustee's Accounts. The assets of the Trust Fund shall be valued at their fair market value annually by the Trustee as of the last day of each Plan Year, and such other Valuation Dates as may be designated by the Administrator, and the values reported to the Company and the Administrator, together with a statement of receipts and disbursements for the preceding Plan Year and such other information regarding the Trust Fund as the Company may request.

     12.4 Trustee's Records. The Trustee shall keep and maintain records under the direction of the Administrator which shall accurately disclose at all times the state of the Trust Fund.

     12.5 Trustee's Liability. The Trustee shall not be responsible for the validity of the Plan or Trust Agreement, nor for the adequacy of the Trust Fund to meet the obligations hereunder, but shall be accountable only for funds paid to it under the Trust Agreement.

     12.6 Trustee's Compensation and Expenses. The Trustee shall be entitled to reimbursement for its reasonable expenses incurred hereunder. An individual serving as Trustee who is also a full-time Employee of the Company shall not be compensated for his or her services as Trustee, save as his or her compensation as an Employee may be such compensation. Other individuals and any corporation or trust company serving as a Trustee shall be entitled to compensation for its services in such amount as the Company and such Trustee may agree upon from time to time. Such reimbursement or compensation due a Trustee, if not paid by the Company, shall constitute a charge upon the Trust Fund.


                                   ARTICLE 13

                            AMENDMENT AND TERMINATION

     13.1 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend the Plan or the Trust, or terminate the Plan or the Trust, by execution of an appropriate instrument by a duly authorized officer of the Company, which authorization may be extended by ratification as well as by action in advance. The Company shall deliver to the Trustee a copy of any such amendment or a notice of termination executed by an officer thereunto duly authorized. The foregoing notwithstanding, the Company shall have no power to amend or terminate the Plan or the Trust in such manner as would:

          (a) Increase the duties or liabilities of the Trustee without the written consent of the Trustee;

          (b) Cause or permit any of the Trust assets to be diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust;

          (c) Cause any reduction in the amount theretofore credited to any Participant or Beneficiary or eliminate any optional form of benefit with respect to benefits attributable to service before the amendment; or

          (d) Cause or permit any portion of the Trust assets to revert to or become the property of the Company, except as provided in Section 1.2.

     13.2 Permanence of Plan. The Company has established the Plan with the bona fide intention and expectation that the Company will be able to make contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to maintain the Plan (or the Trust) for any given length of time and may in its sole and absolute discretion terminate the Plan (or the Plan and Trust) or discontinue its contributions hereunder at any time without any liability whatsoever for such termination or discontinuance.

     13.3 Termination of Plan or Plan and Trust. Unless the Plan and Trust be sooner terminated pursuant to (a) or (b) below, the Plan and, if so directed by the Company, the Trust shall terminate upon delivery to the Trustee of a notice of termination executed on behalf of the Company specifying the date as of which the Plan (or the Plan and Trust) shall terminate. The preceding sentence notwithstanding, both the Plan and the Trust shall automatically terminate upon the happening of either of the following events:

          (a) adjudication of the Company as a bankrupt or general assignment by the Company to or for the benefit of creditors; or

          (b) dissolution of the Company.

     In the event of the bankruptcy, liquidation or dissolution of the Company, the Plan shall be deemed terminated.

     13.4 Vesting on Termination or Partial Termination of Plan or Discontinuance of Contributions. The Company shall notify the Trustee in writing if it shall permanently discontinue contributions hereunder. Notwithstanding any other provisions of the Plan, if the Plan is terminated or if the Company shall permanently discontinue contributions hereunder (irrespective of whether the Trust shall be terminated), the interests of all Participants in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such termination or such discontinuance. Upon the partial termination of the Plan with respect to a group of Participants, Former Participants or Beneficiaries, the interests of all such Participants, Former Participants or Beneficiaries in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such partial termination.

     13.5 Successor to Business of Company. Unless the Plan and Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust with respect to the successor entity by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all the rights, powers, and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder if any such supplemental instrument so provides.

     13.6 Liquidation of Trust. In the event of the termination of the Plan or the complete discontinuance of contributions by the Company, or in the event of the partial termination of the Plan with respect to a group of Participants, the Administrator shall direct the Trustee to:

          (a) reduce to cash such part or all of the Trust Fund as the Company may deem appropriate;

          (b) pay the liabilities, if any, of the Trust;

          (c) value the remaining assets of the Trust as of the date of termination, partial termination or discontinuance; and

          (d) allocate any previously unallocated assets and adjust the Account balances as provided in Article 6.

In the event the Trust is also terminated, the Company shall also direct the Trustee to distribute the assets of the Trust in cash or in kind or partly in cash and partly in kind in liquidation to and among the persons having an interest in the Trust in proportion to the amounts standing to the credit of their respective Accounts as of the termination date. If the Trust is not terminated, the Company shall so notify the Trustee and the Trustee shall continue to administer the Trust Fund as provided in this Plan and the Trust Agreement.

     13.7 Merger or Consolidation of Plan. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, the value of the benefits to which each Participant or Beneficiary would become entitled if the resulting or transferee plan were terminated immediately after such merger, consolidation or transfer must equal or exceed the value of the benefits to which such Participant or Beneficiary would have been entitled had the Plan been terminated immediately prior to such merger, consolidation or transfer of assets.

                                   ARTICLE 14

                          SPENDTHRIFT PROVISION; LOANS

     14.1 Alienation Prohibited. The beneficial interest in the Trust of a Participant or Beneficiary shall not be assignable or subject to attachment or receivership, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary; provided, however, that the rule just stated shall not apply in the case of any Qualified Domestic Relations Order, nor to any loan pursuant to Section 14.2 nor to any offset of a Participant's or Beneficiary's benefits provided under the Plan against an amount that such person is ordered or required to pay the Plan if:

          (a) The order or requirement to pay arises:

               (i) under a judgment of conviction for a crime involving the Plan;

               (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or

               (iii) pursuant to a settlement agreement between the Secretary of Labor and such person in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person; and

          (b) The judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's or Beneficiary's benefits provided under the Plan.

     14.2 Loans to Participants. A Loan shall be made only to a Participant who is an Employee employed by a Participating Employer. Upon application of a Participant, the Administrator may, but shall in no case be required to, direct the Trustee to make a loan from the Trust, in an amount specified by the Administrator, to such Participant, subject to the following conditions:

          (a) Maximum Principal Amount. The maximum principal balance at any time outstanding on a loan originated, when added to the principal balance of any loan to the Participant then outstanding, shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding principal balance of loans from the Plan and from all other qualified plans of the Affiliated Companies to the Participant during the period of one year ending on the day preceding the origination of the loan under consideration, over the outstanding principal balance of such loans on the day preceding the origination of the loan under consideration, or
     (ii) the greater of $10,000 or fifty percent of the account balance in which the Participant is vested.

          (b) Minimum Principal Amount. The minimum principal amount of any loan is $1,000.

          (c) Duration. The repayment period of any loan shall be no less than six months and no more than five years.


          (d) Promissory Note. Each loan shall be evidenced by such documentation as the Administrator shall require.

          (e) Security. Each loan shall be secured by the assignment of fifty percent of the Participant's vested account balance.

          (f) Repayment Method. A loan to a Participant shall be repaid by substantially level payroll deductions made in every pay period at least quarterly. A loan repayable by payroll deductions may provide for a change in its terms in the event that the borrower ceases to be paid by the Company.

          (g) Interest Rate. The loan shall bear interest at the prime rate most recently determined by the Administrator, plus two percent, or such other rate as determined by the Administrator.

          (h) Plan Accounting. The distribution of the proceeds of a loan shall be charged solely against the Account of the Participant, and all repayments of principal and interest shall be credited solely to the

     Participant's Account. The unpaid principal balance of a loan shall be reflected as a receivable for the Participant's Account. The Participant must pay the administrative expenses incurred by the Trustee and the Administrator in connection with a loan, in the amount of $50 or such other amount as established by the Administrator, and any such expenses not paid directly by the Participant may be charged against his Account.

          (i) Number of Loans Outstanding. A Participant shall have only one loan outstanding at one time, and the Administrator shall not make a loan to a Participant until a period of at least three months has passed from the time any previous loan was retired. Notwithstanding the immediately-preceding sentence, effective as of January 1, 2002, a Participant may have a total of two loans outstanding during any calendar quarter, and the three-month waiting period does not apply.

          (j) Death of Borrower. The death of the borrower shall terminate the loan. The unpaid principal and interest due and owing on the date of the borrower's death shall be offset against the borrower's Account. No payments shall be permitted after the borrower's death. The tax consequences of the offset shall be reported to the borrower's estate and not to the beneficiary of the Account.

          (k) Default. The Administrator shall promptly notify the Trustee of any default in repayment of a loan. The Trustee shall foreclose on the security for a loan in default at the later of the date of the default or the first date on which Article 10 permits a distribution to be made to the Participant. Foreclosure shall consist of the distribution to the borrower of his promissory note. The Administrator and the trustee may take this step without advance notice to the borrower.

          (l) Compliance with USERRA. Loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code. The provision shall be effective as of the effective date of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time, with respect to the Plan.

          (m) Subject to the foregoing provisions of this Section 14.2, the Administrator shall from time to time establish the terms and conditions on which loans will be made. However, in making its determination with respect to eligibility for loans, the Administrator shall adopt and follow uniform and nondiscriminatory rules so that loans are available to all Participants on a reasonably equivalent basis. The Administrator's determination in all such matters shall be final and binding.


                                   ARTICLE 15

                      SPECIAL TAX QUALIFICATION PROVISIONS

     15.1 Affiliated Companies. For all purposes of the Plan except for Section 6.4, "Affiliated Companies" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company, a group of trades or businesses under common control with the Company or an affiliated service group, within the meaning of Section 414(b), Section 414(c), Section 414(m), or Section 414(o) respectively, of the Code. For purposes of the limitation on contributions set forth in Section 6.4, "Affiliated Companies" shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company or a group of trades or businesses under common control with the Company, within the meaning of Section 414(b) or Section 414(c) of the Code, as modified by Section 414(o) and Section 415(h) of the Code, or which constitute an affiliated service group within the meaning of Section 414(m) of the Code.

     In furtherance and not in limitation of the other provisions of the Plan, for each Plan Year in which the Company is one of the Affiliated Companies, all service of an Employee with any one or more of the Affiliated Companies shall be treated as employment by the Company for purposes of determining the Employee's Hours of Service, eligibility to participate in the Plan, Years of Service and limitations on contributions in Section 6.4. Service of an individual for an employer which becomes an Affiliated Company during his employment shall be treated as employment by the Company from and after the date on which such an employer becomes an Affiliated Company. The transfer of employment by an Employee to another Affiliated Company shall not be a Retirement or other termination of employment for purposes of the Plan; provided, however, that contributions under the Plan relating to any such Employee shall be allocated to his Account only with respect to his Compensation from the Company.

     An Affiliated Company may become a Participating Employer with respect to the Plan and Trust by appropriate designation of ABN AMRO WCS Holding Company or its successor in interest, if applicable ("WCS"), in which case the terms and conditions of the Plan relating to contributions and benefits shall apply to such a Participating Employer as though it were WCS, and to its employees as though they were on the employee payroll of WCS. Notwithstanding the foregoing, however, all powers reserved to the Company in Articles 11 and 12 and Section
13.1 and Schedule C of the Plan shall rest exclusively with WCS.

     15.2 Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, the following provisions shall apply to any Plan Year for which the Plan is determined to be a "top-heavy plan" within the meaning of Section 416 of the Code.

          (a) The Plan will be considered a top-heavy plan for the initial Plan Year if as of the last day of such Plan Year, and for any subsequent Plan Year if as of the last day of the preceding Plan Year (the "Determination Date") (i) the total credit balance of the Accounts of Participants who are "key employees" (as defined in Section 416(i)(1) of the Code) exceeds sixty percent of the total credit balance of the Accounts of all Participants (the "sixty percent test") or (ii) the Plan is part of a "required aggregation group" (as hereinafter defined) which is top-heavy. However, notwithstanding the results of the sixty percent test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of any aggregation group (within the meaning of Section 416(g) of the Code) which is not top-heavy.

          (b) An aggregation group is a group of tax qualified retirement plans maintained by any Affiliated Company or Companies. A required aggregation group includes each such plan in which a key employee participates, and each other plan which enables any plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes the required aggregation group plus any other plan or plans which, when considered with the required aggregation group, satisfy the requirements of Section 401(a)(4) and
     Section 410 of the Code, and which the Administrator has designated as a permissive aggregation group. All plans in any aggregation group must have the same Determination Date. An aggregation group shall be considered top-heavy if, treating all of the plans in the aggregation group as a single plan, the single plan would be top-heavy under the sixty percent test.

          (c) For purposes of determining whether the Plan or any aggregation group is top-heavy under the sixty percent test, the following rules shall apply: (1) the credit balance of the Accounts of Participants shall be increased by the aggregate distributions made with respect to any Participant during the five year period ending on the Determination Date,
     (2) there shall not be taken into account the Account balance of any Participant who on the Determination Date is not a key employee but who was a key employee in a prior Plan Year, and (3) there shall not be taken into account the Account balance of any individual who has not received within the five years preceding the Determination Date any compensation (other than benefits under the Plan) from any Affiliated Company which has adopted the Plan within the five years preceding the Determination Date.

          (d) Notwithstanding Section 6.2, the Company's contribution, if any, shall be allocated among the Accounts of Participants in a manner such that the Account (including the Participant's account in all other qualified retirement plans maintained by Affiliated Companies) of each Participant who is a "non-key employee" (as defined in Section 416(i)(2) of the Code) shall receive an amount equal to at least three percent of the Participant's Section 415 Compensation for such Plan Year (or, if less, the largest percentage of Section 415 Compensation provided on behalf of any Participant who is a key employee for that Plan Year) or five percent of the non-key employee's Section 415 Compensation for the Plan Year in the event the non-key employee is a participant in both a defined benefit plan and a defined contribution plan, and such minimum contribution shall be allocated to the Accounts of each Participant for the year other than one who is no longer an Employee on the last day of the year regardless of his or her Hours of Service within the year. All Deferral Contributions shall be taken into account in satisfying the provisions of this subsection (d).

          (e) If (1) the Plan would be considered a top-heavy plan if a "ninety percent test" were utilized under subsection (a) above or (2) if Company contributions (together with any available forfeiture amounts) do not produce an allocation to the Account of each Participant who is a non-key employee equal in value to at least seven and one-half percent of the Participant's Compensation, then, in calculating the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction in accordance with Section 6.4, the factor "1.0" shall be substituted for "1.25."

          (f) The minimum benefit requirements of subsections (d) and (e) above shall be reduced or offset, as determined by the Administrator in accordance with applicable regulations of the Treasury Department, to the extent contributions or benefits otherwise meeting the requirements of this
     Article 15 are accrued for a non-key employee under any one or more other qualified plans maintained by the Affiliated Companies.


                                   ARTICLE 16

                                  MISCELLANEOUS

     16.1 Rights of Employees. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Company and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained on the payroll of WCS or to diminish the right of a Company to discharge any Employee at any time, nor shall it be deemed to give WCS the right to require any Employee to remain on its payroll or interfere with the Employee's right to terminate his employment at any time.

     16.2 Obligation of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and neither the Company nor the Trustee assumes any personal liability or responsibility therefor.

     16.3 Action by the Company. Whenever, under the terms of the Plan, the Company is permitted or required to do or perform any act or thing, it shall be done or performed by an officer (or such officer's delegate) thereunto duly authorized by the Company.

     16.4 Construction. The provisions of the Plan shall be construed and administered under, and governed by, the laws of the State of Illinois, to the extent not preempted by ERISA. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular, unless the context otherwise requires. In any questions of interpretation or other matter of doubt, the Trustee, Administrator, and the Company may rely upon the legal opinion of counsel for the Company or any other attorney at law designated by the Company.

     16.5 Liability of Company. The only duty of the Company hereunder shall be to use reasonable care in the selection of the Administrator and the Trustee. Subject only to any applicable indemnification provisions of Schedule C, neither the Company nor any person acting on its behalf shall be liable for any act or omission on the part of the Trustee, or for any act performed, or the failure to perform any act, by any person with respect to the Plan or the Trust.

     16.6 Titles. The titles of the Articles and Sections hereof are included for convenience only and shall not be construed as part of the Plan or in any respect affecting or modifying its provisions. Such words as "herein," "hereinafter," "hereof", and "hereunder" refer to this instrument as a whole and not merely to the subdivision in which said words appear.

     16.7 Counterparts. The Plan may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

     16.8 Expenses. All expenses incurred in establishing and operating the Plan, including, without limiting the generality of the foregoing, legal fees, brokerage commissions, administrative expenses, Trustee's expenses, and the like, may be paid by the Company, but if not so paid shall be paid by the Trustee from the Trust Fund.


                                   ARTICLE 17

                                 EFFECTIVE DATES

     The provisions of this Plan are generally effective as of January 1, 2002, but any provision of this Plan that specifies a different effective date shall be effective as of the specified date. Any event occurring before the effective date of the provision of this Plan addressing such events shall be governed by the relevant provision of the relevant plan as in effect on the happening of the event in question.

                                    * * * * *


     IN WITNESS WHEREOF, ABN AMRO INCORPORATED and ABN AMRO WCS HOLDING COMPANY have caused this instrument, including Schedules A, B, C and D hereto, to be executed by their respective duly-authorized representative on this 31st day of December, 2001.



                                            ABN AMRO Incorporated


                                            By: /s/ David B. Shontz
                                                --------------------------
                                                David B. Shontz


                                            ABN AMRO WCS Holding Company


                                            By: /s/ Richard Mancinelli
                                                --------------------------
                                                Richard Mancinelli

                                   SCHEDULE A

                FORMER PARTICIPANTS IN THE ING [U.S.] SECURITIES,
               FUTURES & OPTIONS, INC. PROFIT SHARING 401(k) PLAN

     In accordance with Section 411(d)(6) of the Code and the regulations thereunder, a Participant or Beneficiary who was formerly a participant or the spouse of a participant in the ING [U.S.] Securities, Futures & Options, Inc. Profit Sharing 401(k) Plan (the "Securities Plan") on December 31, 1996, shall be entitled to a distribution and shall be entitled to elect to receive a distribution of his Securities Plan Benefit Account in the following form in addition to any optional forms of benefit available under the Plan:

          (a) Purchase from an insurance company of a nontransferable life annuity contract or joint life and last survivor annuity contract.

          A Participant who elects to have his Securities Plan Benefit Account distributed in the form of a life annuity or joint and last survivor annuity, and who is married on the Annuity Starting Date, shall receive benefits in the form of a Qualified Joint and Survivor Annuity unless he and his spouse make a Qualified Election of another form of benefit:

               (1) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity. Any such waiver shall not be effective unless: (i) the Participant's spouse consents in writing to the waiver; (ii) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the waiver; and (iv) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section (a)(4).

               (2) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is at least fifty percent (e.g., 66 2/3%, 75%, 100%, etc.) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Securities Plan Benefit Account.

               (3) Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).

               (4) Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than thirty days and no more than ninety days before a Participant's Annuity Starting Date the Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (b) A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the distributee thereafter affirmatively elects a distribution.

          (c) A distribution to which Sections 401(a)(11) and 417 of the Code do apply may commence less than thirty days after the notices required under Sections 402(f), 411(a)(11) and 417(a)(3) of the Code are given provided that: (i) the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notices to consider whether or not to elect a distribution, and if applicable, the form of distribution option; (ii) the distributee thereafter affirmatively elects a distribution; (iii) the distributee is permitted to revoke an affirmative distribution election at any time prior to the expiration of the seven day period that begins on the day after the notices are provided to the distributee; and (iv) the distribution in fact does not commence before the expiration of such period.

          (d) In any case in which a Participant's consent to a distribution is required, the failure to provide consent shall be treated as an election to defer distributions until such time as distributions are required pursuant to applicable law and the applicable provisions of the Plan.

          (e) All annuity contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

          (f) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Schedule A shall not apply if a participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

          (g) Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Qualified Pre-Retirement Survivor Annuity ("QPSA") paid to his surviving spouse. The Participant's spouse may direct that payment of the QPSA commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date.

               (1) Any election to waive the QPSA before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section (a)(1). Further, the spouse's consent must acknowledge the specific non-spouse Beneficiary. Notwithstanding the foregoing, the non-spouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

               (2) The election period to waive the QPSA shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the QPSA is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a vested participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

               (3) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the QPSA containing comparable information to that required pursuant to Section (a)(4). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

               (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

               (ii) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

               (iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the QPSA with respect to the Participant;

               (iv) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

               (v) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after separation.

               (4) In the event there is an election to waive the QPSA, and for death benefits in excess of QPSA, such death benefits shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death by his Beneficiary):

               (i)   One lump-sum payment in cash or in property;

               (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.

               (iii) If death benefits in excess of the QPSA are to be paid to the surviving spouse, such benefits may be paid pursuant to (i) or
          (ii) above, or used to purchase an annuity contract or annuity settlement option so as to increase the payments made pursuant to the QPSA.

               (5) In the event the death benefit is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and applied to the purchase of an annuity or invested separately in a segregated account, and that the funds accumulated in the annuity segregated account be used for the payment of the installments.

                                   SCHEDULE B

            PRIOR MERGER WITH PROFIT-SHARING PLAN OF FURMAN SELZ LLC

     1. Authorization of Transfer. Pre-Tax Contribution Accounts and Rollover Contribution Accounts maintained in the Profit-Sharing Plan of Furman Selz LLC (the "Furman Selz Plan") were merged into the ING Plan as of January 4, 1999. All Profit-Sharing Contribution Accounts of the Furman Selz Plan were merged into the ING Plan as of July 1, 1999. These mergers were and shall be treated as transfers for purposes of Section 4.5, and except as set forth in this Schedule
B: (a) the terms of the ING Plan, then (b) after April 15, 2001, the terms of the LLC Plan, and (c) after December 31, 2001, the terms of the Plan shall supersede the terms of the Furman Selz Plan with respect to all events occurring after January 4, 1999 with respect to Pre-Tax Contribution Accounts and Rollover Accounts and occurring after July 1, 1999 with respect to Profit-Sharing Contribution Accounts.

     2. Furman Selz Accounts. The assets transferred shall be maintained in a Furman Selz Plan Pre-Tax Contribution Account, the Furman Selz Plan Rollover Account and a Furman Selz Plan Profit-Sharing Contribution Account, as the case may be. Each such account shall be maintained on the books of the Plan for as long as the Administrator determines to be appropriate. Each account will reflect the amount transferred to the Plan as well as any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

     3. Vesting. The vested portion of a Participant's Profit-Sharing Contribution Account shall be the percentage shown in the vesting schedule set forth below (and not in the vesting schedule set forth in Section 9.2), as determined in accordance with the Years of Service rules set forth in Sections
3.2 and 9.3 of the Plan:

                  Years of Service          Vested Percentage
                  ----------------          -----------------

                  Less than 2                        0%
                          2                         20%
                          3                         40%
                          4                         60%
                          5                         80%
                          6                        100%

     4. Retirement. In the case of a Participant employed by ING Baring Furman Selz LLC prior to January 1, 1999, including an individual originally hired prior to January 1, 1999 who is rehired on or after January 1, 1999, the Normal Retirement Age shall be age 65.

     5. Distributions. The following provisions shall apply to any distribution from any Furman Selz Plan Pre-Tax Contribution Account, Furman Selz Plan Profit-Sharing Contribution Account or Furman Selz Plan Rollover Account and to any distribution of assets transferred and any income, expenses, gains and losses attributable thereto and any withdrawals and distributions therefrom.

     A Participant or Beneficiary entitled to a distribution of assets transferred from the Furman Selz Plan shall be entitled to elect to receive a distribution of assets transferred from the Furman Selz Plan in any of the following forms, in addition to any optional forms of benefit available under the Plan:

          (a) Series of substantially equal annual payments over a period not exceeding the life expectancy of the Participant or Beneficiary or (if the Participant is the initial recipient) the joint and last survivor life expectancy of the Participant and his Beneficiary, (with a right in each case to elect as of any anniversary of the commencement of such payments to receive as a single lump sum the remaining unpaid amount) and determined in each case as of the earlier of (i) the end of the Plan Year in which occurs the event entitling the Participant or Beneficiary to a distribution of benefits or (ii) the date installments commence; or

          (b) Purchase from an insurance company of a nontransferable life annuity contract or joint life and last survivor annuity contract, provided, however, that this option shall be available to a Beneficiary only if the Beneficiary is the deceased Participant's spouse and only with respect to the purchase of a single life annuity contract with 50% of the Furman Selz Account Balance (as defined below).

     A Participant who elects to have Retirement benefits distributed in the form of a life annuity or joint life and last survivor annuity pursuant to clause (b), and who is married on the Annuity Starting Date, shall receive benefits in the form of a Qualified Joint and Survivor Annuity unless he and his spouse make a Qualified Election of another form of benefit.

               (1) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity. Any such waiver shall not be effective unless: (i) the Participant's spouse consents in writing to the waiver; (ii) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the waiver; and (iv) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section (b)(5).

               (2) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is fifty percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant's Furman Selz Account Balance.

               (3) Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).

               (4) Furman Selz Account Balance means the aggregate value of the Participant's Furman Selz Pre-Tax Contribution Account, Furman Selz Plan Profit-Sharing Contribution Account, and Furman Selz Rollover Account balances.

               (5) Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than thirty days and no more than ninety days before a Participant's Annuity Starting Date the Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (c) A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the distributee thereafter affirmatively elects a distribution.

          (d) A distribution to which Sections 401(a)(11) and 417 of the Code do apply may commence less than thirty days after the notices required under Sections 402(f), 411(a)(11) and 417(a)(3) of the Code are given provided that: (i) the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notices to consider whether or not to elect a distribution, and if applicable, the form of distribution option; (ii) the distributee thereafter affirmatively elects a distribution; (iii) the distributee is permitted to revoke an affirmative distribution election at any time prior to the expiration of the seven day period that begins on the day after the notices are provided to the distributee; and (iv) the distribution in fact does not commence before the expiration of such period.

          (e) In any case in which a Participant's consent to a distribution is required, the failure to provide consent shall be treated as an election to defer distributions until such time as distributions are required pursuant to applicable law and the applicable provisions of the Plan.

     6. Limitations on Rights. The provisions of this Schedule B shall apply only with respect to assets transferred from the Furman Selz Plan, together with earnings thereon, and shall in no event be considered to give any person any legal or equitable right with respect to assets of the Plan other than those transferred from the Furman Selz Plan to the ING Plan pursuant to this Schedule B, which assets (a) were thereafter transferred to the LLC Plan and (b) after December 31, 2001, if any, are a part of the Plan.

                                   SCHEDULE C

                             RULES OF ADMINISTRATION


           ABN AMRO WCS HOLDING COMPANY U.S. EMPLOYEE BENEFITS PROGRAM

                             RULES OF ADMINISTRATION


     WHEREAS, ABN AMRO WCS Holding Company (the "Company") has established certain employee pension and welfare benefit plans which are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

     WHEREAS, the Company hereby establishes rules of administration (which are a part of each plan subject to such rules of administration) which govern the operation and administration of each such plan (the "Rules"); and

     WHEREAS, the Company has retained the authority to amend the Rules; and

     WHEREAS, the Rules shall be subject to the same procedures for amendment as apply to the ABN AMRO WCS Holding Company 401(k) Savings Plan; and

     NOW, THEREFORE, effective as of January 1, 2002, the Company hereby adopts the following Rules:


                             RULES OF ADMINISTRATION


     (1) Plans Subject to the Rules. The Rules shall govern the control and management of the operation and administration of: (i) each employee pension benefit plan and each employee welfare benefit plan now or hereafter established or maintained by the Company or a subsidiary for the benefit of its present, future and past United States employees and their beneficiaries, which is subject to the provisions of Title I of ERISA (the "Subject Plans"); and (ii) each plan of a subsidiary, if such plan is designated by the Company as a Subject Plan.

     Any reference to a "Subject Plan" shall be deemed to include, unless the context clearly requires otherwise, any related trust instrument or insurance policy thereunder and any other document(s) or instrument(s) comprising a part of such plan. Notwithstanding the foregoing, any Subject Plan which is exempt from the requirements of Part 4 of Title I of ERISA by reason of Section 401(a) of ERISA shall be exempt from the provisions of these Rules which implement the requirements of such Part.

     (2) Committees. The authority to control and manage the operation and administration of each Subject Plan shall, except as set forth in Section 17 and as expressly provided elsewhere herein, be vested jointly in a committee of fiduciaries who shall, without increase or decrease of their liabilities hereunder, act with respect to any or all of the Subject Plans as and under the name of the ABN AMRO WCS Holding Company U.S. Employee Benefits Committee (the "Benefits Committee"). The members of the Benefits Committee shall be appointed by the chief executive officer of ABN AMRO WCS Holding Company or his designee (collectively the "CEO"). The Benefits Committee shall be the Plan Administrator described in Section 15.

     The authority to establish a funding policy and method and, where appropriate, an investment policy for each Subject Plan shall be jointly vested in those fiduciaries who shall, without increase or decrease of their liabilities hereunder, act with respect to any or all of the Subject Plans as and under the name of the ABN AMRO WCS Holding Company U.S. Fiduciary Committee (the "Fiduciary Committee"). Such authority shall be exercised pursuant to the provisions of Section 3 below. The Fiduciary Committee shall be composed of those individuals appointed by the CEO.

     Any member of the Benefits or Fiduciary Committee may resign as a Benefits or Fiduciary Committee member, as the case may be, upon not less than 60 days' notice to the CEO (or upon such shorter notice as may be acceptable to the CEO). Any member of the Benefits or Fiduciary Committee may be removed from office at any time by the CEO. In the event of any such resignation or removal, the CEO shall designate an individual entered on the employee payroll of ABN AMRO WCS Holding Company (or an employee of any U.S. subsidiary of the Company) as a successor Benefits or Fiduciary Committee member. If a person who is a Benefits or Fiduciary Committee member shall cease to hold such position for any reason other than such person's death or deletion from the employee payroll of ABN AMRO WCS Holding Company (or termination of employment from any U.S. subsidiary of the Company), then such person shall remain a fiduciary and a member of the Benefits or Fiduciary Committee, as the case may be, for 60 days (or for such other period as may be established by the CEO).

     Any instrument or document signed on behalf of the Benefits or Fiduciary Committee by any member of the Benefits or Fiduciary Committee, as the case may be, may be accepted and relied upon as the act of such Committee.

     (3) Funding and Investment Policy. In establishing a funding policy and method and an investment policy for a Subject Plan, the Fiduciary Committee shall act in conjunction with any trustee, insurance carrier, investment manager or other party responsible for the investment of the assets of such Subject Plan ("Funding Agent"). The Fiduciary Committee shall determine the short- and long-run financial needs of each Subject Plan, considering the objectives of each such plan, its needs for liquidity, and such other factors as it deems appropriate. The Fiduciary Committee may retain such consultants, counsel, advisors and other persons as it may deem necessary or advisable in order to determine the needs of each such plan. The Fiduciary Committee shall, if appropriate for a Subject Plan, advise the Funding Agent of the financial needs of each Subject Plan. The Funding Agent of a Subject Plan, after evaluating such information and other information regarding the funding needs of, and the investment policy for, a Subject Plan, shall establish or maintain an appropriate investment program for such plan.

     The Fiduciary Committee shall review the funding and investment policies (and any related information) no less frequently than annually for any plan which is not insured. Notwithstanding the foregoing, the Fiduciary Committee may modify the procedures set forth in this Section, including, without limitation, provisions relating to actions to be taken by any Funding Agent or by the Fiduciary Committee with respect to any Funding Agent, as it deems necessary or appropriate considering the nature and manner of funding the Subject Plan and the investment policy in effect.

     With respect to a Subject Plan providing benefits on a term insurance basis, the funding policy shall be, unless the Fiduciary Committee determines otherwise, the timely payment of premiums required by the Funding Agent for the provision of plan benefits, and no investment policy shall be required.

     Any instrument signed on behalf of the Fiduciary Committee by any member of the Fiduciary Committee may be accepted and relied upon as the act of the Fiduciary Committee.

     (4) Power of Delegation. The Benefits Committee may allocate among its members specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA). The Benefits Committee may also delegate to one or more persons, other than a member of the Benefits Committee, specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA). Any delegation pursuant to this Section shall be in writing and shall specify the person so designated, the fiduciary responsibilities being delegated, and the terms of the delegation. The Benefits Committee shall not enter into any delegation under this Section which does not provide for the termination thereof by the Benefits Committee upon reasonable notice to such person. Without limiting the generality of the foregoing, the Benefits Committee shall have the power to delegate, pursuant to the foregoing provisions of this Section, to one or more persons, the authority to: (i) determine the amount of benefits due to any person under any Subject Plan; (ii) execute, in the name and on behalf of the Benefits Committee, any direction for payment of any benefit under any Subject Plan;
(iii) maintain records and accounts; and (iv) determine the form of any benefit payments under any Subject Plan.

     (5) Ministerial Plan Services. The Benefits Committee may designate any individual entered on the employee payroll of ABN AMRO WCS Holding Company (or an employee of any U.S. subsidiary of the Company), or any other party in interest (as defined in Section 3(14) of ERISA) or other person to perform any ministerial services in the administration of any Subject Plan. The Benefits Committee shall furnish any such person with such framework or policies, interpretations, rules, practices and procedures as the Benefits Committee shall deem necessary or appropriate. The Benefits Committee may rely on any information, data, statistics, reports or analyses furnished by any such person.

     (6) Reports of the Benefits Committee. The Benefits Committee shall report to the CEO, not less often than annually, on the performance of its responsibilities and on the performance of any persons to whom any of its powers and responsibilities may have been delegated pursuant to Section 4.

     (7) Service in Various Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to any Subject Plan, and any fiduciary may serve as such in addition to being a shareholder, director, officer, employee, agent, or other representative of a party in interest (as defined in Section 3(14) of ERISA).

     (8) Retention of Advisors. Each of the Benefits Committee and the Fiduciary Committee may employ one or more persons to render advice with regard to any responsibilities assumed by it under the Subject Plans or ERISA. Each of the Benefits Committee and the Fiduciary Committee shall have the authority to retain such clerical, legal, accounting, actuarial and other services as it may deem necessary or appropriate in the exercise of its authority hereunder.

     (9) Power to Construe. The Benefits Committee shall have full, conclusive and exclusive power and discretion to: (i) interpret and construe the terms and conditions of the Subject Plans; (ii) make final determinations with respect to all questions of plan administration, plan policy and eligibility to participate in and receive benefits under the Subject Plans, in a uniform manner consistent with the terms of the Subject Plans; (iii) determine whether or not any Participant in a Subject Plan has made the necessary and proper elections with respect to the manner in which benefits under such Subject Plans are paid; (iv) promulgate rules and regulations deemed necessary to implement the provisions of the Subject Plans; and (v) review, re-evaluate and change, at any time, any decision of the Benefits Committee or of any predecessor to the Benefits Committee. All decisions made by the Benefits Committee with respect to any Subject Plan shall be final and binding on all parties. All of the power, discretion and authority granted in this Section to the Benefits Committee with respect to each Subject Plan shall also apply to the Benefits Committee with respect to any other plan which becomes a part of any Subject Plan by merger, consolidation or otherwise.

     (10) Power to Direct Disbursements. The Benefits Committee shall have authority to direct any Funding Agent with respect to any payments or disbursements from, or contributions to, any Subject Plan, except with respect to disbursements from such Subject Plans which by their terms require or permit direct application for benefits to the Funding Agent by participants in such plan, or their beneficiaries.

     (11) Power to Make Rules. Each of the Benefits Committee and the Fiduciary Committee shall have the power to make such rules and procedures as it may deem necessary or appropriate hereunder, including, but not being limited to, rules governing the manner in which that Committee shall act and manage its own affairs.

     (12) Expenses. Each of the Benefits Committee and the Fiduciary Committee may defray the reasonable expenses which it may incur in the administration of any Subject Plan from the assets of such plan unless such expenses shall be paid by the employers which maintain such plan; provided, however, that where the payment of such expenses from a Subject Plan which is an insured employee welfare benefit plan could jeopardize the coverage of the participants in such plan, or their beneficiaries, the Benefits Committee or the Fiduciary Committee, as the case may be, shall be entitled to recover its reasonable expenses from the employers which maintain such plan.

     (13) Manner of Exercise of Powers and Authority. The Benefits Committee and the Fiduciary Committee shall each exercise their respective powers and authority hereunder consistently with the requirements of ERISA and, with respect to any Subject Plan qualified under the Internal Revenue Code of 1986, as amended (the "Code"), without discrimination in favor of highly compensated employees (within the meaning of Code Section 414(q)).

     (14) Provisions of Subject Plans. Except as otherwise provided in these Rules, the provisions of the Subject Plans shall remain in effect and shall govern, among other things, the persons eligible for benefits, the amount of benefits and the basis on which payments are made to and from any such plan.

     (15) Plan Administrator. The Plan Administrator of each Subject Plan shall be the Benefits Committee described in Section 2. Any member of the Benefits Committee may sign a document required to be executed by the Plan Administrator of a Subject Plan, and such execution shall be the act of the Plan Administrator for all purposes. On behalf of the Plan Administrator, any member of the Benefits Committee may authorize any individual entered on the employee payroll of ABN AMRO WCS Holding Company (or an employee of any U.S. subsidiary of the Company) which sponsors a Subject Plan, to execute any document pertaining to such Subject Plan on such member's behalf, provided that such execution shall in no way absolve such member of any responsibility for such document. The Plan Administrator is hereby designated as agent for service of process with respect to each Subject Plan.

     (16) Indemnification. To the extent permitted by law, the Company shall indemnify the members of the Benefits Committee and the Fiduciary Committee, the Plan Administrator and those to whom fiduciary duties have been duly delegated in accordance herewith, and shall keep and hold such persons harmless from and against any and all damages, costs, liabilities, expenses, actions, claims, demands and accounts whatsoever which such persons may incur, whether jointly and severally, by reason of, or in any manner arising directly or indirectly from, the effects and consequences of their acts, omissions and conduct in their official capacity as members of the Benefits Committee, of the Fiduciary Committee or as Plan Administrator, or as such delegate, except with respect to any act, omission or conduct which is dishonest or which constitutes a willful violation of ERISA or other law or regulation under which such damage, cost, liability, expense, action, claim, demand or account arises. No action taken or omitted by the Benefits Committee, the Fiduciary Committee, any member of such committees or the Plan Administrator on the advice of counsel shall be regarded as an act or omission constituting a willful violation of ERISA or other law or regulation for purposes of this Section, and the members of such committees and the Plan Administrator shall be fully protected with respect to any act or omission on the basis of such advice, including, without limitation, advice with respect to the scope of the responsibilities or powers of such person under ERISA and the Subject Plans.

     (17) Amendment of Rules and Subject Plans; Appointment and Removal of Funding Agencies. The Company (or its successor) retains the authority to amend these Rules and any Subject Plan and to appoint (or remove) any Funding Agent (or trustee other than a Funding Agent) in accordance with the provisions of the Subject Plans, and no other person shall have responsibility or liability with respect to any such authority. Amendments to any trust agreement, insurance policy or contract or other document providing for the funding medium of any Subject Plan or other agreement entered into in order to effectuate any Subject Plan shall be subject to the requirements provided therein.

     (18) Claims Procedure. The following claims procedure shall apply to each Subject Plan, subject to such modifications therein applicable to any Subject Plan as the Benefits Committee may deem necessary or appropriate in order to most effectively apply such procedure to such Subject Plan:

          (a) Any participant, or his beneficiary, in a Subject Plan ("Claimant"), or his duly authorized representative, may file a written claim for a plan benefit with the Plan Administrator or with the person (which term includes an insurance carrier or similar organization) specified in the plan or named by the Benefits Committee to receive claims under such plan. The written claim shall state the nature of the claim, the facts supporting the claim and the address of the Claimant.

          (b) The claim shall be reviewed and, unless special circumstances require an extension of time, within 90 days after receipt of the claim the Claimant shall be given written notice of the decision with respect to the claim by the Plan Administrator; provided, however, in the case of an employee welfare benefit plan under which benefits are provided by an insurance carrier or similar organization, such notice may, if the Benefits Committee so specifies, be furnished by such carrier or organization. If special circumstances require an extension of time, the Claimant shall be so advised within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the decision with respect to the claim shall set forth, if the claim is wholly or partially denied, the specific reason(s) for the denial, the specific references to the pertinent plan provision(s) on which the denial is based, a description of any additional material or information necessary for the Claimant to perfect the claim as well as an explanation of why such material or information is necessary, and an explanation of the claim review procedure set forth in paragraph (c) of this Section. In the event that notice of the decision with respect to the claim is not furnished to the Claimant within the period specified above, the entire claim shall be deemed to have been denied for purposes of permitting the Claimant to appeal the decision.

          (c) Every Claimant shall have a reasonable opportunity to appeal the denial of a claim to the Benefits Committee; provided, however, in the case of an employee welfare benefit plan under which benefits are provided by an insurance carrier or similar organization, such appeal may, if the Benefits Committee so specifies, be made to such carrier or other organization. Such appeal must be made in writing, by the Claimant or his duly authorized representative, within 60 days after the notice of the denial has been received by the Claimant. The Claimant or his representative may have reasonable access and opportunity to review pertinent documents and submit issues and comments in writing.

     If an appeal of a denied claim is made, a decision shall be rendered within 60 days after the receipt of an appeal, unless special circumstances require an extension of time. If special circumstances require an extension of time, the Claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the decision on the appeal shall be in writing and shall include specific reason(s) for the decision and specific references to the pertinent plan provision(s) on which the decision is based.

                                   SCHEDULE D

              PROVISIONS APPLICABLE TO CERTAIN GROUP PLAN ACCOUNTS


D.I. Group Plan Accounts of Former AMRO Prior Plan Participants Only.

(a) Any amounts attributable to accounts held under the AMRO Bank 401(k) Savings Plan as in effect on December 31, 1990 (the "AMRO Prior Plan") which become assets of the trust under the ABN AMRO Group Profit Sharing and Savings Plan and Trust (the "Group Trust") as a result of the merger of the AMRO Prior Plan into the ABN AMRO Group Profit Sharing and Savings Plan and Trust (the "Group Plan") and, subsequently, became assets of the Trust Fund pursuant to the spin-off of Group Plan Accounts into the Trust Fund, shall be fully vested and treated and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section D.I.(c) of this Schedule D ("AMRO Merged Amounts") generally shall be distributed or withdrawn at such times and in such form and manner as otherwise provided under the Plan, except that the provisions of this Section D.I (even if inconsistent with other provisions of the Plan) shall apply to any Participant who is a former participant in the AMRO Prior Plan with respect to the AMRO Merged Amounts.

(b) The AMRO Merged Amounts will be distributed to any such Participant under the following rules:

          (1) any such Participant's AMRO Merged Amount (including the income, gains and losses, whether realized or unrealized, attributable thereto) shall be distributed to the Participant or his beneficiary, as the case may be:

               (i) in the case of a Participant (other than a deceased Participant) who is married on the date on which his benefits are to commence hereunder, such Participant's AMRO Merged Amounts from his Rollover Account shall be payable in the form of a Joint and Survivor Annuity which shall be an annuity payable for such Participant's life and thereafter for the life of his spouse, provided, that such Annuity shall provide for payment of fifty percent (50%) of the initial monthly benefit to the Participant's spouse; and provided, further, that a Participant may elect not to have his benefit payable in the form of a Joint and Survivor Annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator within ninety (90) days prior to the date on which such Annuity is payable. Any such election must be consented to in writing by the Participant's spouse within such ninety (90) day period to be effective and must designate a beneficiary and form of benefits which may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), which consent shall be irrevocable with respect to the election in connection with which it was given. Such spouse's consent must acknowledge the effect of such election and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the Code. The Administrator may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such an election made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time during said ninety (90) day period. Any new election must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Within a reasonable period of time (i.e., no less than thirty (30) and no more than ninety (90) days) prior to the date on which a Participant's annuity is to commence hereunder, the Administrator shall furnish such Participant with a general written explanation of (A) the terms and conditions of the Joint and Survivor Annuity, (B) the Participant's right to make, and the effect of an election to waive, the Joint and Survivor Annuity, (C) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and (D) the right of the Participant to revoke such election, and the effect of such revocation.

               (ii) In the case of a Participant to whom paragraph (i) does not apply, solely because the Participant is not married on the date on which his benefits are to commence hereunder, such Participant's AMRO Merged Amounts shall be payable in the form of a single life annuity to the Participant for such Participant's lifetime (i.e. substantially equal annual or more frequent installments over such life) with no further payments being made after the death of the Participant; provided that such Participant may elect not to have his AMRO Merged Amounts payable in the form of a single life annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Administrator and filed with the Administrator not less than ninety (90) days prior to the date on which such annuity is payable. This paragraph (ii) is subject to the notice requirements described in the last sentence of paragraph (i) immediately above.

               (iii) unless otherwise elected as provided below, a Participant with a vested benefit under the Plan who dies before his benefits are to commence hereunder and who has a surviving spouse shall have a portion of his AMRO Merged Amounts equal to fifty percent (50%) of the Participant's AMRO Merged Amounts as of the Participant's date of death (without regard to reductions due to otherwise permissible Plan loans where Account(s) are used as security and without regard to vesting due to the Participant's death) paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity which shall be an annuity payable to the Participant's surviving spouse for the life of such surviving spouse. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent in the same manner provided for the spouse's consent to a Participant's election to waive the Joint and Survivor Annuity form of benefit, with such consent also being irrevocable as provided above. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event such Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service. With regard to the election, the Administrator shall provide each Participant a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required for Joint and Survivor Annuities. Such notice shall be given to a Participant within whichever one of the following periods ends last (and consistent with regulations):

                    (A) The period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                    (B) A reasonable period after the individual becomes a Participant;

                    (C) A reasonable period ending after the survivor benefit applicable to the Participant is no longer fully subsidized (as defined in Code Section 417(a)(5));

                    (D) A reasonable period ending after the survivor benefit provisions of Code Section 401(a)(11) become applicable to the Participant; or

                    (E) A reasonable period after separation from service in the case of a Participant who so separates before attaining age thirty-five (35).

               The surviving spouse may, in accordance with Article 10, elect an alternative form of distribution provided under such Article 10. The remaining portion of the Participant's AMRO Merged Amounts will be distributed in accordance with Section 10.1 by payment in the form of a single life annuity to the Participant or beneficiary, as the case may be, for such Participant's or beneficiary's lifetime as elected by the Participant or beneficiary, as the case may be (i.e., substantially equal annual or more frequent installments over such life) with no further payments being made after the death of the Participant or beneficiary. A Pre-Retirement Survivor Annuity shall be treated as attributable to voluntary contributions in the same proportion which the voluntary contributions are to the total benefit of the Participant.

          (2) However, a former participant in the AMRO Prior Plan, with proper spousal consent if required, may elect, in lieu of the distribution of his AMRO Merged Amount in a form provided under paragraph (1) above, pursuant to uniform rules established by the Administrator, to have his AMRO Merged Amount distributed in any one of the following forms:

               (a) a single life annuity with a period certain of 5 or 15 years or with an installment refund feature;

               (b) a joint and survivor annuity with a survivorship percentage of fifty percent (50%) or one hundred percent (100%) and an installment refund feature;

               (c) a fixed period annuity of no less than 5 years and no greater than the joint and survivor life expectancy of the Participant and his beneficiary;

               (d) annual or more frequent installments with such installment period not to extend beyond the date which falls at the end of the period which is equal to the Participant's life expectancy or the joint life and last survivor expectancy of the Participant and his beneficiary (as then determined in accordance with tables published under regulations applicable to Code Section 72), and with distribution to be made to the Participant's beneficiaries after his death in a lump sum. The minimum payment that must be made in the year in which distributions must commence under Section 10.2 and in all years thereafter shall be an amount equal to the quotient obtained by dividing the Participant's entire benefit by the life expectancy of the Participant. Joint and survivor life expectancy can only be used in the event that the beneficiary is the Participant's spouse; or

               (e) in a manner permitted under Section 10.1.

(c) A Participant's Account shall be valued as frequently as the investment funds in which the Participant has invested his Account are valued. In determining the value of a Participant's Account, the accounting provisions used by such investment funds to determine the value of an account shall apply. Such valuation shall reflect the contributions, distributions, income, realized gain or loss, and unrealized gain or loss allocable to the Participant's investment of his Account since the last valuation date.

(d) The rules applicable under Section 10.1 in determining life expectancy, minimum distributions, and other related matters shall apply for purposes of this Section D.I.

(e) Any in-service withdrawal under this Section D.I. by a Participant who has attained at least age 59-1/2 (fifty nine and one-half) must be consented to in writing by the Participant's spouse, if any, within the ninety (90) day period prior to the date of withdrawal, absent which the applicable withdrawal will not be permitted. Such consent shall be irrevocable with respect to the withdrawal application in connection with which it was given. Such spouse's consent must acknowledge the effect of such withdrawal and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the Code. The Administrator may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such a withdrawal application made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time prior to the date of withdrawal. Any new withdrawal application must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Any such consent shall be on forms provided by the Administrator. There is no limitation on the frequency with which withdrawals may be made; however, all other conditions, restrictions or limitations on particular withdrawals remain in effect. Withdrawals which satisfy the criteria under the Plan relating to such withdrawals are deducted from a Participant's Accounts (to the extent available and applicable). Withdrawals are deducted on a pro-rata basis from each investment fund.

D.II.  Group Plan Accounts of Former H. G. Asia Plan Participants Only.

(a) Any amounts attributable to accounts held under the HG Asia 401(k) Savings Plan as such plan was in effect on the date on which occurred the merger of the assets of such plan with and into the Group Plan (the "HG Asia Prior Plan") which become assets of the Group Trust as a result of such merger and, subsequently, became assets of the Trust Fund as a result of the spin-off of the Group Plan Accounts into the Trust Fund, shall be fully vested and treated and accounted for separately, to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan. Such amounts, as adjusted under Section D.I.(c) of this Schedule D ("HG Asia Merged Amounts"), generally shall be distributed and withdrawn at such time and in such manner as otherwise provided in the Plan, except that the following provisions (even if inconsistent with other provisions of the Plan), subject to the provisions of applicable law, shall apply with respect to the HG Asia Merged Amounts of a Participant who is a former participant in the HG Asia Prior Plan:

          (1) Solely for purposes of the HG Asia Merged Amounts of a Participant who attained age 70 1/2 in 1999, such Participant's HG Asia Merged Amounts shall be distributed, or commence to be distributed, no later than April 1 of the year following the year in which the Participant has attained age 70 1/2.

          (2) The portions of a Participant's HG Asia Merged Amounts which are attributable to rollover contributions to the HG Asia Prior Plan shall be available for withdrawal, in whole or in part, from time to time by such Participant while he is employed by a Participating Employer.

          (3) Any Participant who is a former participant in the HG Asia Prior Plan and who elects to receive his HG Asia Merged Amounts in the form of an annuity

               (a) In the case of a Participant (other than a deceased Participant) who is married on the date on which distribution of his HG Asia Merged Amounts is to commence hereunder, such Participant's HG Asia Merged Amounts shall be payable in the form of a "Joint and Survivor Annuity" (i.e., the normal form of payment) which shall be an annuity payable for such Participant's life and thereafter for the life of his spouse, provided, however, that such Annuity shall provide for payment of fifty percent (50%) of the initial monthly benefit to the Participant's spouse; and provided further, that a Participant may elect not to have his HG Asia Merged Amounts payable in the form of a Joint and Survivor Annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Administrator and filed with the Administrator within ninety (90) days prior to the date on which such Annuity is payable. Any such election must be consented to in writing by the Participant's spouse within such ninety (90) day period to be effective and must designate a beneficiary and form of benefits which may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), which consent shall be irrevocable with respect to the election in connection with which it was given. Such spouse's consent must acknowledge the effect of such election and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the Code. The Administrator may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such an election made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time during said ninety (90) day period. Any new election must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Within a reasonable period of time (i.e., no less than thirty (30) and no more than ninety (90) days) prior to the date on which a Participant's annuity is to commence hereunder, the Administrator shall furnish such Participant with a general written explanation of (i) the terms and conditions of the Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of an election to waive, the Joint and Survivor Annuity,
          (iii) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and (iv) the right of the Participant to revoke such election, and the effect of such revocation.

               (b) In the case of a Participant to whom paragraph (a) does not apply, solely because the Participant is not married on the date on which distribution of his HG Asia Merged Amounts is to commence hereunder, such Participant's HG Asia Merged Amounts shall be payable in the form of a single life annuity to the Participant; provided that such Participant may elect not to have his HG Asia Merged Amounts paid in the form of a single life annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Administrator and filed with the Administrator not less than ninety (90) days prior to the date on which such annuity is payable. This paragraph (b) is subject to the notice requirements described in the last sentence of paragraph (a) immediately above.

               (c) Unless otherwise elected as provided below, a Participant with an HG Asia Merged Amount who dies before such benefit is to commence hereunder and who has a surviving spouse shall have a portion of his Accounts equal to one hundred percent (100%) of the Participant's HG Asia Merged Amount as of the Participant's date of death (without regard to reductions due to otherwise permissible Plan loans where Account(s) are used as security and without regard to vesting due to the Participant's death) paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity, which shall be an annuity payable to the Participant's surviving spouse for the life of such surviving spouse. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent in the same manner provided for the spouse's consent to a Participant's election to waive the Joint and Survivor Annuity form of benefit, with such consent also being irrevocable as provided above. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event such Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service. With regard to the election, the Plan Administrator shall provide each Participant a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required for Joint and Survivor Annuities. Such notice shall be given to a Participant within whichever one of the following periods ends last (and consistent with regulations):

                    i. The period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                    ii. A reasonable period after the individual becomes a Participant;

                    iii. A reasonable period ending after the survivor benefit applicable to the Participant is no longer fully subsidized (as defined in Code Section 417(a)(5));

                    iv. A reasonable period ending after the survivor benefit provisions of Code Section 401(a)(11) become applicable to the Participant; or

                    v. A reasonable period after separation from service in the case of a Participant who so separates before attaining age thirty-five (35).


                    A beneficiary may elect an alternative form of distribution provided under Section 10.1. A Pre-Retirement Survivor Annuity shall be treated as attributable to voluntary contributions in the same proportion which the voluntary contributions are to the total benefit of the Participant.

               (d) With respect to his HG Asia Merged Amounts, a Participant may elect (i) any of the forms of payment available under Section 10.1 or (ii) an annuity for (1) the life of the Participant, (2) the lives of the Participant and a designated Beneficiary, (3) a period certain and continuous not extending beyond the life expectancy of the Participant, or (4) a period certain and continuous not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary. Each annuity contract distributed pursuant hereto shall (i) be nontransferable, (ii) comply with the requirements of the HG Asia Prior Plan and applicable law, and (iii) pertain to a type of annuity which was available at the time of the HG Plan Merger.

(b) Any in-service withdrawal under this Section D.II. by a Participant who has attained at least age 59-1/2 (fifty nine and one-half) must be consented to in writing by the Participant's spouse, if any, within the ninety (90) day period prior to the date of withdrawal, absent which the applicable withdrawal will not be permitted. Such consent shall be irrevocable with respect to the withdrawal application in connection with which it was given. Such spouse's consent must acknowledge the effect of such withdrawal and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the Code. The Administrator may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such a withdrawal application made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time prior to the date of withdrawal. Any new withdrawal application must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Any such consent shall be on forms provided by the Administrator. There is no limitation on the frequency with which withdrawals may be made; however, all other conditions, restrictions or limitations on particular withdrawals remain in effect. Withdrawals which satisfy the criteria under the Plan relating to such withdrawals are deducted from a Participant's Accounts (to the extent available and applicable). Withdrawals are deducted on a pro-rata basis from each investment fund.

                                 FIRST AMENDMENT
                                     TO THE
                ABN AMRO WCS HOLDING COMPANY 401(k) SAVINGS PLAN


WHEREAS, ABN AMRO WCS Holding Company has adopted, effective as of January 1, 2002, the ABN AMRO WCS Holding Company 401(k) Savings Plan (the "Plan"), and


WHEREAS, it now appears desirable, and in the best interests of Plan participants and their beneficiaries, to amend the Plan.


NOW, THEREFORE, the Plan is hereby amended in the following particulars, each effective as provided below.


1. By deleting the fourth sentence of Section 2.11 of Article 2 of the Plan and substituting the following therefor, effective as of January 1, 2002:

              "For purposes of the Plan, "Participating Employer" means: (a) WCS or (b) an Affiliated Company (or its successor in interest, if applicable) which is designated, from time to time, as a sponsor of the Plan by the applicable governing body of WCS (or the authorized delegate of such governing body). Such designation may be effected by any method or methods determined by the applicable governing body of WCS (or its authorized delegate)."


2. By deleting clause (b) of the second sentence of Section 2.13 of Article 2 of the Plan and substituting the following therefor, effective as of January 1, 2002:

              "(b) with respect to the year in which a Participant becomes eligible to participate or ceases to be eligible to participate in the Plan, the compensation for the months in such year during which such Participant was eligible to participate following his enrollment in the Plan."


3.     By deleting the third sentence of the first paragraph of Section 3.1 of
       Article 3 of the Plan and substituting the following therefor, effective as of January 1, 2002:

              "Each Employee first employed by a Participating Employer as of a date after January 1, 2002 who, on the day immediately prior to such date of first employment, was both employed by an employer who then sponsored the Group Plan and participated in the Group Plan, shall commence participation in this Plan as of the first day of the first payroll period following the day on which such individual first became an Employee employed by a Participating Employer."

4.     By deleting the second sentence of the second paragraph of Section 3.1 of
       Article 3 of the Plan and substituting the following therefor, effective as of January 1, 2002:

              "If an Employee who becomes a Participant in accordance with this paragraph declines to elect any Deferral Contributions beginning as of the first date on which he becomes a Participant, such Participant shall be eligible to elect Deferral Contributions on any business day following his Entry Date."


5. By deleting the second sentence of Section 5.2(b) of Article 5 of the Plan and substituting the following therefor, effective as of January 1, 2002:

              "Such contributions shall be allocated to Participants who are Employees as of the last day of the Plan Year for which such amounts are being contributed."


6. By deleting Section 5.3 of the Plan and substituting the following therefor, so that Section 5.3 reads, in its entirety, as follows, effective as of January 1, 2002:

              "5.3 Payment of Company's Contribution. All applicable contributions under the Plan by and on behalf of the Participating Employers for any year shall be transferred to the Trustee no later than the time prescribed by law, including extensions, for filing the respective Participating Employer's federal income tax return for such year. Notwithstanding the foregoing, in each case in which applicable rules and/or regulations of the United States Department of Labor require that certain contributions under the Plan be transferred to the Trustee on any date which is earlier than a date specified in the immediately-preceding sentence, such rules and/or regulations shall, in each such case, govern the timing of the applicable transfer to the Trustee."


7. In all other respects, the Plan, as heretofore adopted and in effect, is hereby ratified and confirmed.

       IN WITNESS WHEREOF, ABN AMRO WCS Holding Company has caused this amendment to be executed by its duly-authorized representative on this 23rd day of January, 2002.


                                          ABN AMRO WCS HOLDING COMPANY



                                          By: /s/ Richard Mancinelli
                                              -------------------------------
                                              Richard Mancinelli

                                                                   Exhibit 5.1


                                  UNDERTAKING



         ABN AMRO Holding N.V., "a naamloze vennootschap" (public company with limited liability), duly organized, validly existing and incorporated under the laws of The Netherlands, established in Amsterdam, The Netherlands with its principle place of business at Gustav Mahlerlaan 10, 1082 PP, Amsterdam, The Netherlands (Amsterdam, Chamber of Commerce registration nr. 33220369), hereby undertakes to submit the ABN AMRO WCS Holding Company 401(k) Savings Plan ("Plan") and any amendments thereto to the Internal Revenue Service in a timely manner for qualification under Section 401 of the Internal Revenue Code, and will make all changes required by the Internal Revenue Service in order to so qualify the Plan.


       Dated this 25th day of January, 2002


                                      ABN AMRO HOLDING N.V.


                                      By: /s/ W.G. Jiskoot
                                          --------------------------------
                                          Name:  W.G. Jiskoot
                                          Title:  Member of the Managing Board


                                      By: /s/ S.A. Lires Rial
                                          --------------------------------
                                          Name:  S.A. Lires Rial
                                          Title:  Member of the Managing Board

                                                                  Exhibit 23.1


                          [LETTERHEAD OF ERNST & YOUNG]





ABN AMRO Holding N.V.
Gustav Mahlerlaan 10
1082 PP AMSTERDAM


Amsterdam, January 25, 2002                                        020108-CB/ps



Subject: LETTER OF CONSENT ABN AMRO HOLDING N.V.


Dear Sirs,


We hereby consent to the use of our report dated March 23, 2001 included in the annual report of ABN AMRO Holding N.V. on Form 20-F filed with the securities and exchange commission on May 9, 2001, on our examination of the financial statements of ABM AMRO Holding N.V. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 2000 for inclusion in the S-8 registration statement relating to the ABN AMRO WCS Holding Company 401(k) Savings Plan dated January 25, 2002.


Yours faithfully,
For Ernst & Young Accountants




/s/ P. Laan                                          /s/ C.B. Boogaart
------------------                                   ------------------
P. Laan                                              C.B. Boogaart